As filed with the Securities and Exchange Commission on June 26, 2008
Registration No. 333-149488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRANSFORMATION CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	51-0668263
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Two Grand Central Tower
140 East 45th Street, 16th Floor
New York, NY 10017
(212) 661-4180
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall S. Yanker
Chief Executive Officer, President and Director
Two Grand Central Tower
140 East 45th Street, 16th Floor
New York, NY 10017
(212) 661-4180
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Stephen E. Older, Esq.
Raymond B. Check, Esq.	Joel L. Rubinstein, Esq.
Cleary Gottlieb Steen & Hamilton LLP	McDermott Will & Emery LLP
One Liberty Plaza	340 Madison Avenue
New York, New York 10006	New York, New York 10173
(212) 225-2000	(212) 547-5400
Fax: (212) 225-3999	Fax: (212) 547-5444

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 26, 2008

PRELIMINARY PROSPECTUS
$150,000,000
Transformation Capital Corporation
15,000,000 Units

This is the initial public offering of our securities. We are offering 15,000,000 units at an offering price of $10.00 per unit, each consisting of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 and will be exercisable on the later of our completion of our initial business combination and the date that is one year from the date of the final prospectus for this offering, which we refer to as the final prospectus date, provided that we have an effective registration statement covering the shares to be issued on exercise of the warrants and a current prospectus is available. The warrants will expire on the date that is five years from the final prospectus date, or earlier upon redemption.

We are a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, one or more operating businesses or assets in the alternative asset management sector or related sector through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which we refer to as our initial business combination. If we are unable to complete our initial business combination within 24 months from the final prospectus date, but have entered into a definitive agreement with respect to our initial business combination, we may seek stockholder approval to extend the period of time to complete our initial business combination by up to six additional months. If we fail to complete our initial business combination within the relevant period, we will liquidate and distribute the proceeds held in the trust account described below to our public stockholders. In addition, in certain circumstances, public stockholders who vote against any initial business combination or extension period we propose may be entitled to convert their shares into cash. We do not have any specific initial business combination under consideration, and neither we nor anyone on our behalf has contacted any prospective acquisition targets or had any discussions with respect to such a transaction.

Our founders, Mr. Randall Yanker, Mr. Elliot Stein Jr. and Mr. Rodney Yanker, have agreed to purchase an aggregate of 4,750,000 warrants at a price of $1.00 per warrant in a private placement that will occur on or prior to the final prospectus date. The proceeds from the sale of these warrants, which we refer to as the insider warrants, will be deposited into a trust account, and will be part of the funds distributed to our public stockholders in the event we do not complete our initial business combination. The insider warrants will be substantially similar to the warrants included in the units being sold in this offering, but (i) will not be redeemable by us as long as they are held by our founders or their permitted transferees, (ii) will be subject to certain transfer restrictions, and (iii) may be exercised either for cash or on a cashless basis.

There is currently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange, or AMEX, under the symbol “TCY.U” on or promptly after the final prospectus date. The common stock and warrants comprising the units will be eligible for separate trading five business days after the underwriters’ over-allotment option has been exercised in full, expired or been terminated, provided that we have filed with the Securities and Exchange Commission an audited balance sheet showing our receipt of proceeds from this offering and the private placement of the insider warrants and we have issued a press release announcing when such separate trading will begin. We anticipate that our common stock and warrants will be traded on the AMEX under the symbols “TCY” and “TCY.W,” respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page 27 of this prospectus for a discussion of information that you should consider in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses
Per Unit	$10.00	$0.70	$9.30
Total	$150,000,000	$10,500,000	$139,500,000
_______________
(1)
Includes the underwriters’ deferred discount of 3.50% of the gross proceeds from the units offered to the public, or $0.35 per unit ($5,250,000 in the aggregate, or $6,037,500 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters only upon completion of our initial business combination, reduced pro-ratably by the exercise of stockholder conversion rights as described herein. See “Underwriting.”

We have granted the underwriters a 30-day option to purchase up to an additional 2,250,000 units solely to cover over-allotments, if any (over and above the 15,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver the units to investors in the offering on or about                     , 2008. Of the net proceeds we receive from this public offering and the private placement of insider warrants described in this prospectus, $148,500,000 (approximately $9.90 per unit) will be deposited into a trust account (of which $5,250,000 or $0.35 per unit is attributable to the underwriters’ deferred discount) maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Banc of America Securities LLC

The date of this prospectus is             , 2008.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	7
Summary Financial Data	25
Risk Factors	27
Cautionary Note Regarding Forward-Looking Statements	56
Use of Proceeds	57
Dividend Policy	60
Dilution	61
Capitalization	63
Management’s Discussion and Analysis of Financial Condition and Results of Operations	64
Proposed Business	69
Management	93
Principal Stockholders	101
Certain Relationships and Related Transactions	103
Description of Securities	105
Material U.S. Federal Income Tax Considerations	118
Underwriting	125
Legal Matters	131
Experts	131
Where You Can Find Additional Information	131

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes, before investing. You should refer to page 6 of this summary for the definitions of certain terms we use in this summary and throughout the prospectus.

Proposed Business

General

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of acquiring, or acquiring control of, one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which we refer to as our “initial business combination.” We will only consider initial business combinations in the alternative asset management sector or a related sector, meaning a business providing services or products with respect to alternative asset management businesses or to investors in such businesses. We will make an initial investment in one or more assets or operating businesses having a fair market value, individually or collectively, of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for our initial business combination. We may acquire less than 100% of the equity interests or assets of the acquisition target, but in no event will we acquire less than a controlling interest in the target, either by acquiring a majority of its voting equity interests or by acquiring a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder or group of holders. In the event we acquire less than 100% of the equity interests or assets of an acquisition target, the portion that we acquire is what will be valued for purposes of the 80% requirement described above. We expect in every case to structure our initial business combination so that stockholders owning up to, but less than, 30% of the shares issued in this offering could exercise their conversion rights (either in connection with our initial business combination or the extension of the time period within which we must consummate our initial business combination) and the initial business combination could still take place. While the exercise of our stockholders’ conversion rights would not affect our valuation of an acquisition target, any such exercise could require us to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination, or to issue shares or a greater number of shares to the sellers in the initial business combination.

After our initial business combination, we may pursue other acquisition opportunities, which may include minority stakes in alternative asset management businesses.

We do not have any specific business combination under consideration and neither we nor anyone on our behalf has contacted any prospective acquisition targets or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities and activities related to this offering.

Management

We believe the skills, experience and networks of our founders, directors and officers and their affiliates, including Alternative Asset Managers, L.P. (“AAM”), strengthen our ability to identify, source, structure and consummate a successful initial business combination. Collectively, our founders have over 80 years of experience in the alternative asset management and financial services industries.

•
Mr. Randall S. Yanker, our chief executive officer, president and director, has more than 25 years of trading, investment management and business development experience with various investment banks including Salomon Brothers, Swiss Bank Corporation and Lehman Brothers. Randy is a co-founder and senior partner of AAM, a private investment boutique focused on advising institutions on alternative asset management. Randy and his brother Rodney founded AAM in 2004 to develop strategic investments in emerging alternative asset managers. Prior to founding AAM, Randy was the chief executive officer of Lehman Brothers Alternative Investment Management, which grew from its initial stages to become a global hedge fund platform during his time there. Before joining Lehman in 2002, he and Rodney co-founded in January 1999 a private investment boutique focused on investments in early-stage managers, development of new investment products and the valuation of general partnership interests in hedge funds. Before that, Randy was a managing director of Swiss Bank Corp. (“SBC”) (now part of UBS), where he founded and managed SBC’s alternative asset management business from initial concept in 1992 to assets under management in excess of $4 billion in 1998. At SBC, he built a global hedge fund platform for both single strategy hedge funds and a fund of hedge funds business with primary offices in New York, London and Tokyo.

•
Mr. Elliot Stein Jr., the chairman of our board of directors, has been an executive and an investor in various companies for more than 30 years, and during that time has served as an officer and director in various private and publicly-owned companies in multiple industries, including media, finance, retail and manufacturing. Since October 1985, he has been the chairman of the board of Caribbean International News Corporation, a Spanish-language newspaper company that publishes El Vocero de Puerto Rico. This acquisition was one of the earliest mainstream acquisitions of a Spanish language media company. In addition, since March 2004, he has been a director of Apollo Investment Corporation, a publicly traded closed-end, non-diversified management investment company. Mr. Stein is also director of several privately owned companies, including Cloud Solutions, LLC (a packaging company) since 1999 and Cohere Communications, LLC since February 2004. From March 1993 to February 2008, Mr. Stein was also a director of VTG Industries. Previously, from 1983 to 2000, Mr. Stein was a general partner of the management entity that created Television Station Partners (owner of four network affiliated television stations), which was one of the earliest leveraged buy-out transactions, and has been a director of several other privately owned companies, including The Bargain Shop! Holdings, Inc. (from November 2003 to October 2006), Playpower, Inc. (from 1993 to 2002) and Aldila, Inc. (from 1988 to 1992). He began his career at Lehman Brothers.  Mr. Stein has a B.A. from Claremont McKenna College, and is a member of the Board of Trustees of Claremont Graduate University and The New School University.

•
Mr. Rodney Yanker, our chief operating officer, secretary and director, has over 25 years of management consulting, direct investing, family office management, infrastructure building and operational expertise with leading firms including Deloitte & Touche and Ramsey Financial, Inc. He is a co-founder and senior partner of AAM. Prior to founding AAM, Rodney and his brother Randy co-founded in January 1999 a private boutique that advised institutions and family offices on hedge fund related strategies and private equity transactions with an emphasis on investments in early-stage managers, development of new investment products and valuation of general partnership interests in hedge funds. Before that, Rodney was the executive vice president of Ramsey Financial, Inc. (“Ramsey”), which manages substantial proprietary and client capital allocated to global hedge funds and private equity investments, where he co-chaired the investment committee responsible for making all investment decisions. At Ramsey, he successfully incubated several start-up hedge funds, co-managed the first significant investment allocation to managed futures by a large public pension plan, and was responsible for managing a direct investment portfolio that included venture capital interests, real estate, high yield debt, bankruptcy claims and a Venezuelan-based coal development project. He also serves on the board of managers for certain publicly registered funds of Ivy Asset Management, a subsidiary of The Bank of New York Mellon.

We believe the skills, experience and networks of our founders, directors and officers and their affiliates strengthen our ability to identify, source, structure and consummate a successful initial business combination. Our founders, directors and officers have built extensive networks and relationships within the alternative asset management sector, a sector where they have gained the majority of their professional experiences. We believe that access to these networks is the foundation to our success and we will be able to leverage these networks to effectively and quickly identify acquisition opportunities. In addition, we will also benefit from the expertise of our founders, directors and officers in operating and managing businesses in the alternative asset management sector. In particular, their ability to identify revenue and cost synergies and assess risk and evaluate management teams may enable us to opportunistically consummate an acquisition that may not be identified as attractive by our competitors.

We also believe that our access to AAM’s resources, through our founders, will provide us with substantial acquisition opportunities and the tools necessary to evaluate and structure such transactions in a disciplined manner. AAM is a private investment boutique founded in 2004 by Randall Yanker and Rodney Yanker, both of whom serve as directors and officers of our company. We believe that we will be able to leverage AAM’s relationships, platform and positioning in the alternative asset management sector to source and consummate a business combination. We believe that the experience of AAM’s professionals, coupled with their proprietary investment methodology, enables AAM to effectively identify and assess investment opportunities, which we believe will enhance our ability to source potential acquisition targets and evaluate their attractiveness. In addition, through our involvement and interaction with AAM’s professionals and advisors, we expect that our officers and directors will be able to identify trends and developments, which could provide us with opportunistic acquisition targets.

In addition, our director nominees – Messrs. Rossi, Medley and Reiss and Ms. Meaden-Grenham – have also developed a diverse network of operational and transactional relationships over the course of their respective careers. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds and entrepreneurs.

For additional information on the background of our founders, officers, directors and their affiliates, please see “Proposed Business—Competitive Strengths—Experienced Officers and Board of Directors” and “Management—Directors and Officers,” and “Management—Conflicts of Interest.”

Business Strategy

We will only consider an initial business combination in the alternative asset management sector or a related sector, meaning a business providing services or products with respect to alternative asset management businesses or to investors in such businesses. Businesses in the alternative asset management sector are commonly referred to by categories such as hedge funds, private equity funds or real estate funds, among others.

We will seek to capitalize on the substantial investing and operating expertise of our founders, directors and officers, who have extensive experience investing in, owning and operating businesses across sectors, and particularly managing alternative asset management companies. We intend to use some or all of the following criteria to evaluate prospective acquisition targets.

•
Experienced Management Teams. We will seek to acquire businesses with experienced, proven management teams that have created an effective business culture and implemented best practices in their operations such as investing capital, analyzing risk and underwriting.

•
Competitive Industry Position. We will seek to acquire businesses that have strong market positions in their respective areas of the alternative asset management sector. For example, we will focus on companies that have leading or niche market positions and that demonstrate sustainable advantages when compared to their competitors.

•
Proven Operating Track Record. We will seek to acquire established businesses with a history of, or potential for, generating strong and stable free cash flows. We will focus on targets with stable, predictable, recurring revenue streams and low working capital and capital expenditure requirements. While we do not intend to acquire a start-up company, we would not be precluded from doing so in appropriate circumstances.

•
Potential to Increase Profitability. We will seek to acquire a business that has potential to significantly improve profitability, where we could assist in improving performance by augmenting asset growth or by applying our founders’ proprietary management and risk evaluation strategies to enhance the target’s existing capabilities. We may consider businesses in need of refinancing or recapitalization that we believe demonstrate significant potential for strong future financial performance.

While we believe these criteria are important, we will also consider other factors in evaluating any potential initial business combination, and we may decide to enter into our initial business combination with an acquisition target that does not meet any or all of the criteria described above if we believe it has the potential to create significant stockholder value. See “Proposed Business—Business Strategy.”

Conflicts

Our founders, directors and officers are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities, including as directors and officers of other companies. Due to their other business activities, the discretion of our founders, directors and officers in identifying and selecting a suitable acquisition target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. While we do not intend to pursue a business combination with any company that is affiliated with our founders, directors or officers, we are not prohibited from pursuing such a transaction. See “Management—Conflicts of Interest.”

Mr. Randall Yanker, our chief executive officer, president and director and Rodney Yanker, our chief operating officer, secretary and director, are the beneficial owners of 100% of AAM, and owe fiduciary duties to AAM and related entities for which they serve as managing members. AAM currently invests seed and risk capital in new and emerging global alternative asset managers. While we plan to primarily focus on acquiring established alternative asset management businesses and not start-up or newer businesses, we are not precluded from doing so and as such we may compete with AAM in pursuing acquisition opportunities. Furthermore, if AAM were to change its investment criteria to include established alternative asset management businesses, AAM could directly compete with us for a possible target for our initial business combination. In addition, AAM may also make, or seek to make investments in, enter into business combinations with, or invest in securities of, entities or businesses that may conflict with our interests. These activities may include organizing future investment vehicles that may compete directly with us or otherwise conflict with our interests.

Our other directors and officers are subject to various existing fiduciary obligations. Mr. Elliot Stein Jr. owes fiduciary duties to Apollo Investment Corporation, Caribbean International News Corporation, Cloud Packaging Solutions, LLC and Cohere Communications, LLC, each of which he serves as a director. In addition, Mr. Rodney Yanker owes fiduciary duties to BNY/IVY Multi-Strategy Fund LLC, of which he is on the Board of Managers, and Mr. Amsellem owes fiduciary duties to AAM, where he serves as chief financial officer. Our other directors also owe fiduciary duties to various entities. For a complete description of our management’s affiliations, see “—Management—Conflicts of Interest.”

Pursuant to the terms of our amended and restated certificate of incorporation, our directors, other than our founders, have no obligation to present us with any opportunity for a potential initial business combination of which they become aware, unless that opportunity was expressly offered to the director solely in his or her capacity as a director of our company. Such persons may choose to present potential initial business combinations to other entities to whom they owe duties, current or future investment vehicles, or third parties before they present such opportunities to us. As a result, you should assume that, to the extent any of our directors, other than our founders, locates a business opportunity suitable for us and another entity with which such director may be involved, he or she will first give the opportunity to such other entity or entities, and he or she will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue it. Furthermore, pursuant to the terms of our amended and restated certificate of incorporation, our founders and officers have no obligation to present us with any opportunity for a potential initial business combination of which they become aware if such founder or officer has a fiduciary or pre-existing contractual obligation to present such opportunity to another entity. As a result, you should assume that, to the extent any of our founders or officers locates a business opportunity suitable for us and another entity with which such founder or officer has a fiduciary or pre-existing contractual obligation to present such opportunity, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue it. We do not believe that any of the foregoing fiduciary duties will materially undermine our ability to complete our initial business combination.

All ongoing and future transactions between us and any of our directors and officers or their respective affiliates will be on terms that we believe are no less favorable than those available from unaffiliated third parties. Such transactions will require prior approval by our audit committee or by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction. See “Certain Relationships and Related Transactions—Approval by Independent Directors.”

Private Placement of Founder Units

On February 20, 2008, our founders purchased an aggregate of 4,312,500 founder units for an aggregate purchase price of $25,000. This includes an aggregate of up to 562,500 founder units that are subject to forfeiture (without payment) to the extent the underwriters’ over-allotment option is not exercised. As a result, our founders and their permitted transferees will own 20% of our issued and outstanding common stock after this offering (assuming they do not purchase units in this offering). Each founder unit consists of one share of common stock and one warrant. The common stock and warrants included in the founder units are identical to the common stock being sold in this offering, except as set forth under “Summary—The Offering—Founder units.”

Private Placement of Insider Warrants

Our founders have agreed to purchase an aggregate of 4,750,000 insider warrants from us at a price of $1.00 per warrant ($4,750,000 in the aggregate) in a private placement that will occur on or prior to the final prospectus date. The proceeds from that private placement will be added to the proceeds of this offering and placed in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 24 months after the final prospectus date (or up to 30 months if our stockholders approve an extension), the $4,750,000 proceeds from the sale of the insider warrants will be part of the liquidating distribution to our public stockholders and the insider warrants will expire worthless. The insider warrants are identical to the warrants included in the units sold in this offering except as set forth under “Summary—The Offering—Private placement of insider warrants.”

Additional Purchases of Common Stock by Affiliates

To the extent our founders, directors or officers purchase or otherwise acquire any shares of common stock in this offering or after this offering, in the open market or in privately negotiated transactions, they have agreed to vote such shares in favor of our initial business combination, the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and any vote to approve an extension of our corporate existence to up to 30 months from the final prospectus date. Consequently, any such purchases, which may include purchases made in privately negotiated transactions from stockholders who have cast their votes against the proposed initial business combination or the extension of the time period in which we must consummate our initial business combination, will make it more likely that an initial business combination would be approved. Our founders have agreed not to sell such shares until after the consummation of our initial business combination, but will be entitled to participate in any liquidating distributions with respect to any shares they may purchase in or after this offering if we do not consummate an initial business combination.

We will comply with the requirements of the U.S. federal securities laws, including Regulation M, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any such purchases or other acquisitions.

Our executive offices are located at 140 East 45th Street, 16th Floor, New York, NY 10017, and our telephone number is (212) 661-4180.

Unless otherwise stated in this prospectus, references to:

•
“we,” “us,” “our” or the “company” refer to Transformation Capital Corporation, and references to those terms in the context of a business combination may also, depending on the context, mean (i) an entity formed to effect the business combination or (ii) the surviving entity in the business combination, which may include the target company or business or its parent;

•
“founder units” refer to the 4,312,500 units previously issued to our founders for an aggregate purchase price of $25,000 (up to 562,500 of which are subject to forfeiture by our founders to the extent the underwriters’ over-allotment option is not exercised), and “founder shares” and “founder warrants” refer to the shares of common stock and warrants comprising the founder units, respectively;

•
“underwriters’ deferred discount” refers to the $5,250,000 being held in the trust account ($6,037,500 if the underwriters’ over-allotment option is exercised in full) until the completion of an initial business combination, which will be released to the underwriters upon the completion of an initial business combination, reduced pro-ratably by the exercise of stockholder conversion rights;

•
“insider warrants” refer to the 4,750,000 warrants to be purchased from us by our founders at a price of $1.00 per warrant ($4,750,000 in the aggregate) in a private placement that will occur on or prior to the final prospectus date;

•
“initial business combination” mean our initial acquisition of, or acquisition of control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses or assets having a fair market value, individually or collectively, of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for initial business combination, which may be consummated only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and less than 30% of our outstanding shares of common stock issued in this offering (on a cumulative basis including any shares as to which conversion rights were exercised in connection with any stockholder vote required to approve an extension of the time period within which we must complete our initial business combination) vote against our initial business combination and elect to exercise their conversion rights; and

•
“public stockholders” refer to holders of shares of common stock comprising part of the units sold in this offering, including our founders, directors and officers to the extent that they purchase or acquire any such shares of common stock.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

The Offering

In making your decision on whether to invest in our securities, you should carefully consider the risks set forth in the section entitled “Risk Factors” beginning on page 27 of this prospectus and take into account not only the backgrounds of our directors and officers, but also the special risks we face as a development stage company and the fact that you will not be entitled to protections normally afforded to investors in blank check offerings conducted in compliance with Rule 419 under the Securities Act of 1933, as amended (the “Securities Act”).

Securities offered:	15,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant to purchase one share of our common stock.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the final prospectus date. The common stock and warrants comprising the units will become eligible for separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option or (2) the exercise of the over-allotment option in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the over-allotment option, if applicable, and the proceeds of the private placement of the insider warrants, and issuing a press release announcing when such separate trading will begin.

Following the date on which the common stock and warrants are eligible to trade separately, any security holder may elect to break apart a unit and trade the common stock or warrants separately. Even if the component parts of a unit are broken apart and traded separately, because the units will continue to be listed for trading as a separate security, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

We will file the Form 8-K described above promptly upon the completion of this offering, which is anticipated to take place four business days after the final prospectus date. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the SEC’s website (www.sec.gov) after it is filed.

Units:

Number outstanding before this offering	3,750,000 units (or up to 4,312,500 units to the extent the underwriters’ over-allotment option is exercised).

Number to be outstanding after this offering	18,750,000 units (or up to 21,562,500 units to the extent the underwriters’ over-allotment option is exercised).

Common stock:

Number outstanding before this offering	3,750,000 shares (or up to 4,312,500 shares to the extent the underwriters’ over-allotment option is exercised).

Number to be outstanding after this offering	18,750,000 shares (or up to 21,562,500 shares to the extent the underwriters’ over-allotment option is exercised).

Warrants:

Number outstanding before this offering and the private placement of insider warrants	3,750,000 warrants (or up to 4,312,500 warrants to the extent the underwriters’ over-allotment option is exercised).

Number of insider warrants to be sold to the founders in private placement	4,750,000 warrants.

Number to be outstanding after this offering and the private placement of insider warrants	23,500,000 warrants (or up to 26,312,500 warrants to the extent the underwriters’ over-allotment option is exercised).

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$7.50 per share.

The exercise price and the number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger, or consolidation.

Exercise period:	The warrants will become exercisable on the later of:

•  the completion of our initial business combination, and
•              , 2009 (one year from the final prospectus date),

provided in either case that we have an effective registration statement covering the shares issuable upon exercise of the warrants and a related current prospectus is available.

The warrants will expire at 5:00 p.m., New York time, on the date that is five years from the final prospectus date or earlier upon redemption.

On the exercise of any warrant (other than on a cashless basis), the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	We may redeem the outstanding warrants (except as described below with respect to the founder warrants and the insider warrants) at any time after the warrants become exercisable:

• in whole and not in part; • at a price of $0.01 per warrant; • upon a minimum of 30 days’ prior written notice of redemption; and

•  if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share (the “redemption trigger price”) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We may not redeem the warrants unless the shares of common stock issuable upon exercise of the warrants included in the units sold in this offering are covered by an effective registration statement, and a related current prospectus is available, from the date we send the notice of redemption through the date fixed for redemption.

The redemption trigger price of $14.25 has been established to provide warrant holders a premium to the initial exercise price. We cannot assure you, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise its warrants prior to the date scheduled for redemption. If we call the warrants for redemption, we will have the option to require all holders who wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would surrender all of its warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (as defined below) by (y) the fair market value. For this purpose, the “fair market value” means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

For example, in a cashless exercise, assuming there are 100 warrants held by a holder, the fair market value of our common stock is $15.00 per share, and the holder elects to exercise all of its warrants, the holder would pay the exercise price of $7.50 per share of common stock by surrendering a number of warrants calculated as follows:

1.	Number of shares of common stock underlying warrants:	100

2.	Difference between the fair market value per share ($15.00) and the exercise price per share ($7.50):	$ 7.50

3.	Item 1 multiplied by Item 2:	750

4.	Item 3 divided by the fair market value per share of common stock ($15.00):	50

5.	Warrants to be surrendered equals the percentage determined in Item 4 (50%) multiplied by the total warrants held (100):	50

6.	Number of shares of common stock issuable to the holder equals the shares of common stock underlying warrants specified in Item 1 (100) less the shares of common stock underlying the warrants to be surrendered determined in Item 5 (50):	50

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised its warrants for cash.

The foregoing redemption provisions do not apply to the founder warrants or the insider warrants, in each case for as long as such warrants are held by our founders or their permitted transferees. If we call the warrants for redemption and require holders wishing to exercise to do so on a cashless basis, our founders will still be entitled to exercise their founder warrants and insider warrants for cash. As a result, our management and directors, which includes our founders, may have a conflict of interest in determining when to call the warrants for redemption, as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption of the warrants (other than the founder warrants and the insider warrants) by means of a cashless exercise.

Founder units:
On February 20, 2008, our founders purchased an aggregate of 4,312,500 founder units for an aggregate purchase price of $25,000, or approximately $0.0058 per unit. This includes an aggregate of up to 562,500 founder units that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised, so that our founders and their permitted transferees will own 20% of our issued and outstanding units after this offering (assuming they do not purchase units in this offering). Each founder unit consists of one share of common stock and one warrant to purchase one share of common stock. The founder shares and founder warrants comprising the founder units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

	•	our founders and their permitted transferees will not be able to exercise conversion rights (as described below) with respect to the founder shares;

•
our founders have agreed, and any permitted transferees will agree, to vote the founder shares in connection with the vote required to approve our initial business combination, the vote required to approve an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and any vote to approve an extension of our corporate existence to up to 30 months from the final prospectus date as described herein, in the same manner as a majority of the shares of common stock voted by our public stockholders;

•
our founders have agreed, and any permitted transferees will agree, to waive their right to participate in any liquidation distribution with respect to the founder shares if we fail to complete our initial business combination;

•
the founder warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination;

•
the founder units were purchased pursuant to an exemption from the registration requirements of the Securities Act, so the founder units, founder shares and founder warrants will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement;

	•	the founder warrants will not be redeemable by us as long as they are held by our founders or their permitted transferees;

	•	the founder warrants may by exercised by their holders for cash or on a cashless basis at all times; and

•
the founder units, founder shares and founder warrants (including the common stock issuable upon exercise of the founder warrants) will be subject to certain transfer restrictions described below until one year after the completion of our initial business combination.

Private placement of insider warrants:	Our founders have agreed to purchase an aggregate of 4,750,000 insider warrants at a price of $1.00 per warrant for a total of $4,750,000 in a private placement that will occur on or prior to the final prospectus date. The insider warrants will be purchased separately and not in combination with common stock in the form of units.

The proceeds from the private placement of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete our initial business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the final prospectus date, then the $4,750,000 purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless.

The insider warrants have terms and provisions that are identical to the warrants contained in the units being sold in this offering, except that:

•         the insider warrants will be purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement;

•         the insider warrants will be not be redeemable by us as long as they are held by our founders or their permitted transferees;

•         the insider warrants may be exercised by their holders for cash or on a cashless basis at all times; and

•         the insider warrants will be subject to certain transfer restrictions described below until the completion of our initial business combination.

No commissions, fees or other compensation will be payable in connection with the private placement of the insider warrants.
Transfer restrictions on founders securities:	Our founders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•         any of the founder units, founder shares or founder warrants included in such units (including the shares issuable upon exercise of the founder warrants) until one year after the completion of our initial business combination; or

• any of the insider warrants until after the completion of our initial business combination.

Notwithstanding the foregoing, our founders will be permitted to transfer all or any portion of the founder units, founder shares, founder warrants and the insider warrants (including the securities issuable upon exercise of such securities) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Founders.” These permitted transferees include our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of our founders and any officers, directors, members and employees of such affiliates, and certain other individuals specifically designated by us prior to this offering. All permitted transferees receiving such securities will be subject to the same transfer restrictions as our founders and any such transfers will be made in accordance with applicable securities laws.

Registration rights:
Pursuant to a registration rights agreement between us and our founders, the holders of the founder units (and the founder shares and founder warrants and the shares issuable upon exercise of the founder warrants) and the insider warrants (and the shares issuable upon exercise of the insider warrants) will be entitled to three demand registration rights and “piggy-back” registration rights commencing after the completion of our initial business combination, in the case of the insider warrants, and one year after the completion of our initial business combination, in the case of the founder units.

AMEX listing:
We have applied to list our securities on the AMEX upon completion of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the AMEX Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the AMEX as we might not meet certain continued listing standards such as income from continuing operations.

AMEX symbols for our:
Units	TCY.U
Common stock	TCY
Warrants	TCY.W
Offering proceeds to be held in the trust account:
$148,500,000 of the proceeds of this offering and the private placement (or $170,212,500 if the underwriters’ over-allotment option is exercised in full) or approximately $9.90 per unit (or $9.87, if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement of which this prospectus forms a part. These proceeds will include $4,750,000 in net proceeds from the private placement of the insider warrants and $5,250,000 in deferred underwriting discount (or $6,037,500, if the over-allotment option is exercised in full). We believe that placing the underwriters’ deferred discount and the purchase price of the insider warrants in the trust account benefits our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completion of our initial business combination. The proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination or our liquidation, except to holders who have exercised conversion rights in connection with a vote to extend the period within which we must consummate our initial business combination, if applicable. The underwriters have waived their rights to the $5,250,000 of the underwriters’ deferred discount deposited in the trust account in the event we liquidate prior to the completion of our initial business combination.

Notwithstanding the foregoing, there can be released to us, from the trust account, interest earned on the trust account (i) up to an aggregate of $2,000,000 to fund expenses related to investigating and selecting an acquisition target and our other working capital requirements and (ii) in any amounts we may need to pay our income and other tax obligations. Any such funds may only be released to the extent interest has been earned. With these exceptions, expenses we incur while seeking our initial business combination may be paid prior to our initial business combination only from the net proceeds of this offering that are not held in the trust account (initially estimated to be approximately $250,000 after the payment of the expenses relating to this offering).

It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed initial business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable initial business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to complete our initial business combination in the allotted time and would liquidate our trust account.

Limited payment to insiders:
There will be no fees, reimbursements, or other cash payments paid by us to our founders, directors or officers or their respective affiliates prior to, or for any services they render in order to effectuate the consummation of, our initial business combination, other than the following:

•         repayment of a $200,000 loan made to us by our founders;

•         payment of $10,000 per month for up to 24 months (or up to 30 months if our stockholders approve an extension) (up to an aggregate of $240,000, or $300,000 if our stockholders approve an extension) to Alternative Asset Managers, L.P., an affiliate of our founders, for office space and administrative services; and

•         reimbursement of out-of-pocket expenses incurred by our founders, directors, officers and their respective affiliates (and employees of such affiliates) in connection with certain activities on our behalf, such as identifying and investigating possible acquisition targets and business combinations.

Conditions to consummating our initial business combination:

Our initial business combination must occur with one or more acquisition targets that together have a fair market value of at least 80% of our net assets held in the trust account at the time we enter into the definitive agreement for our initial business combination. For calculation purposes, “net assets” will exclude taxes due on the amounts in the trust account, amounts disbursed to us for working capital purposes and the amount of the underwriters’ deferred discount. Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as actual and potential revenues, earnings and cash flow, book value, and the values of comparable businesses.

In addition, we must acquire a controlling interest in the acquisition target. Key factors in determining whether we have a controlling interest include whether we own a majority of the voting equity interests of the target (or at a minimum a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder), the extent to which we have the ability to appoint members of the board of directors or management of the target and the extent to which we otherwise have effective control over the target (whether pursuant to the securities we acquire, by contract or otherwise).

While the exercise of stockholders’ conversion rights would not affect our valuation of an acquisition target, any such exercise could require us to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination or to issue shares or a greater number of shares to the sellers in the initial business combination.

Stockholders must approve initial business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. Public stockholders may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our initial business combination (or any extension of the time period within which we must consummate our initial business combination as described below), our founders have agreed to vote their founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founders have agreed to vote any shares of our common stock purchased in or after this offering in favor of a business combination or extension and our perpetual existence and in favor of any such extension. To the extent our founders make such purchases, which may include purchases from stockholders who have cast their votes against the proposed initial business combination or the extension of the time period in which we must consummate our initial business combination, they will exert greater influence on the vote on the proposed initial business combination or extension, making it more likely that the proposed initial business combination or extension will be approved. We will comply with the requirements of the U.S. federal securities laws, including Regulation M, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable to any such purchases.

We will only proceed with our initial business combination if:

•         a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination;

•         conversion rights have been exercised with respect to less than 30% of the shares of common stock issued in this offering (calculated on a cumulative basis, including the shares as to which conversion rights were exercised in connection with either (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our initial business combination, or (ii) the stockholder vote to approve our initial business combination); and

•         the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock.

We expect in every case to structure our initial business combination so that public stockholders owning up to, but less than, 30% of the shares of common stock issued in this offering could exercise their conversion rights (either in connection with our initial business combination or the extension of the time period within which we must consummate our initial business combination) and the initial business combination could still take place.

Our threshold for conversion rights has been established at 30%, which will increase the likelihood of an approval of any proposed initial business combination by making it possible for us to complete our initial business combination with which a significant number of public stockholders may not agree. However, the 30% threshold entails certain risks described under “Risk Factors—Risks Relating to Our Structure as a Development Stage Company.”

For purposes of seeking approval of our initial business combination by a majority of voting public stockholders, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 (but not fewer than ten nor more than 60) days’ prior written notice of any meeting at which a vote will be taken to approve our initial business combination.

If a vote on our initial business combination is held and the conditions to proceeding with that initial business combination are not satisfied, we may continue to try to complete an initial business combination until 24 months after the final prospectus date (or up to 30 months if the stockholders approve an extension).

Upon the completion of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of any exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Extension of time to consummate an initial business combination up to 30 months:

If we have entered into a definitive agreement relating to an initial business combination within 24 months following the final prospectus date (and if we anticipate that we may not be able to consummate an initial business combination within the 24-month period), we may seek an extension of up to six additional months to complete our initial business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to give effect to such extension. Approval of any extension will require the affirmative vote of the holders of a majority of our outstanding shares of common stock at the special (or annual) meeting called for that purpose.

We believe that extending the date before which we must complete our initial business combination to up to 30 months following the final prospectus date may be advisable to ensure that any potential acquisition can be consummated. For example, if we enter into a definitive agreement near the end of the 24-month period following the final prospectus date, we may not have sufficient time to obtain any necessary regulatory approvals, secure the approval of our stockholders and satisfy customary closing conditions.

In connection with the vote required for any such extension, our founders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the founder units in accordance with the majority of the shares of common stock voted by the public stockholders.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. However, a public stockholder, together with its affiliates and others with whom it is acting in concert or as a “group,” will be restricted from exercising conversion rights with respect to more than 10%, on a cumulative basis, of the shares included in the units being issued in this offering. See “—Conversion rights for public stockholders voting to reject a proposed extension or an initial business combination.” We will not effect the extension if holders of 30% or more of the shares issued in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete our initial business combination within the original 24-month period set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extension and conversion rights are not exercised with respect to 30% or more of the shares issued in this offering in connection with the vote for the extension, we will then have up to six additional months in which to consummate our initial business combination. We will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extension, we may be able to hold the funds in the trust account for up to 30 months.

Stockholders who vote against the extension and exercise their conversion rights may vote on the initial business combination, so long as such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise, but such stockholders, together with their affiliates and others with whom they act in concert, or as a "group," will be subject to the 10% cumulative limit on conversions described above.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise any warrants they may hold.

If, following approval of the extension, at the end of the extended period of up to 30 months we have not effected an initial business combination, our corporate existence will automatically cease without the need for a stockholder vote, except for the purposes of liquidating and winding up our affairs pursuant to Section 278 of the Delaware General Corporation Law.

Conversion rights for public stockholders voting to reject a proposed extension or an initial business combination:

Each public stockholder voting against our initial business combination or an extension of the time period within which we must consummate our initial business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on their portion of the trust account and their pro rata portion of the deferred underwriting discount (net of taxes payable and any amounts disbursed to us for working capital purposes), if the initial business combination is approved and completed or the extension is approved, as the case may be.

Notwithstanding the foregoing, public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the initial business combination or extension; each stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account. However, if public stockholders owning 30% or more of the shares of common stock issued in this offering cumulatively vote against the initial business combination or an extension of the time period within which we must consummate our initial business combination and exercise their conversion rights, we will not proceed with such initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

The founders and their permitted transferees are not entitled to convert any of their founder shares into a pro rata share of the trust account.

A public stockholder, together with any affiliate of its or any other person with whom it is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934 (the “Exchange Act”), will be restricted from exercising conversion rights with respect to more than 10%, on a cumulative basis, of the shares included in the units being issued in this offering, even if such public stockholder votes against a proposed extension or initial business combination with respect to all shares owned by it or its affiliates and other group members. Shares converted in connection with the vote on an extension of the time period within which we must complete our initial business combination and in connection with the vote on a proposed initial business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or the proposed initial business combination with respect to all shares of common stock owned by it or its affiliates. We believe this restriction will discourage public stockholders from accumulating large blocks of stock before the vote to approve an extension or a proposed initial business combination is held and attempting to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then-current market price. Absent this provision, a public stockholder who owns more than 10% of the shares included in the units being issued in this offering could threaten to vote against an extension or a proposed initial business combination and seek conversion, regardless of the merits of the transaction, if its shares were not purchased by us or our management at a premium to the then-current market price (or if management refuses to transfer to it some of their shares). By enforcing this limit, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block an extension or a proposed initial business combination that is favored by a majority of our public stockholders.

Procedure for exercising conversion rights:
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination or an extension of the time period within which we must complete our initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination or the extension, the initial business combination is approved and completed or the extension is approved, the stockholder holds its shares through the completion of the initial business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion set forth in the proxy statement.

A stockholder will be entitled to receive cash for its shares only if, whether it is a record holder or holds its shares in “street name,” it delivers its shares, physically or electronically (using Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) system) to our transfer agent at any time between the date of the definitive proxy statement and the time of the special meeting, or delivers them to us at the special meeting. There is a nominal cost associated with the DWAC tendering process and the act of certificating the shares or delivering them through the DWAC system. When using the DWAC system to tender shares, the transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder.

Through the DWAC system, the delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. However, delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act together to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. We do not have any control over this process or over the brokers or DTC, and it may take significantly longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares. Furthermore, while we expect to mail our proxy statement in connection with the special meeting at least two weeks prior to the special meeting, we may allow less time between the mailing and the special meeting, meaning that a holder who requests physical certificates may be unable to obtain and deliver its shares for conversion within such time.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivers its shares for conversion and subsequently decides prior to the meeting not to elect conversion, it may simply request that the transfer agent return the shares (physically or electronically).

If a holder delivers its shares to the transfer agent as required to exercise its conversion rights and the initial business combination is approved, we will keep those shares in our possession until the initial business combination closes, which will prevent that holder from otherwise selling those shares after the date of the special meeting. How long this period takes will depend on the specifics of the initial business combination, such as required regulatory approvals or third-party consents, and there may be a substantial lag between the time we obtain stockholder approval of our initial business combination and the actual closing of that business combination. We expect that any converting holder will receive the payments to which it is entitled for any converted shares within approximately one week after completion of the initial business combination.

If the initial business combination or extension is not approved, or the initial business combination is approved but not completed for any reason, then public stockholders voting against our initial business combination or extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, we will promptly return those shares to the public stockholders.

Liquidation if no initial business combination:
If we have not completed our initial business combination within 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption.

We may fail to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a development stage blank check company, rather than an operating company, and our operations will be limited to searching for prospective acquisition targets to acquire, the only likely claims to arise would be from our vendors, service providers (such as accountants, lawyers, investment bankers, etc.) and prospective acquisition targets. While we will seek to have all vendors, service providers (which would include any third parties we engaged to assist us in any way in connection with our search for an acquisition target), prospective acquisition targets, or other entities that are owed money by us for services rendered or contracted for, or products sold to us execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee they will do so. Even if such entities execute such agreements with us, they may seek recourse against the trust account or a court may conclude that such agreements are not legally enforceable.

The founders and their permitted transferees will waive their right to receive any share of the trust account upon such liquidation of the trust account with respect to their founder shares. Founders who acquire any of the shares of common stock sold in this offering (whether they acquire such shares in or following this offering) will be entitled to a pro rata share of the trust account with respect to such shares upon the liquidation of the trust account in the event we do not consummate an initial business combination within the required time period.

We will pay the costs of liquidation from our remaining assets outside of the trust account.

Liability for certain claims:
Our founders have each agreed that, if we liquidate, each of them will be liable on a joint and several basis to ensure that the proceeds in the trust account on the date of the consummation of this offering are not reduced by the claims of vendors, service providers, prospective acquisition targets, or other entities that are owed money by us for services (including financing) rendered or contracted for or products sold to us, or by claims of prospective acquisition targets for fees and expenses of third parties that we agree to pay in the event we do not complete our initial business combination with that acquisition target. However, our founders will not be liable for any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or in respect of any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

We will not reimburse our founders for payments made by them to ensure that the proceeds initially deposited in the trust account are not reduced. We believe that our board of directors would be obligated to pursue a potential claim for reimbursement from our founders pursuant to the terms of their agreements with us if it would be in the best interests of our stockholders to pursue such a claim. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at the time. However, we will have no recourse against our founders if any liability occurs with respect to a claim other than a claim of the sort specified in the prior paragraph. Although our founders have represented to us that each of them is an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act, and that each of them has sufficient funds available to satisfy his indemnification obligations, we have not conducted any independent investigations of our founders and their finances, and our founders may not be able to satisfy their obligations if they are required to do so. Further, our founders are liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced below the amounts deposited into the trust fund upon the closing of this offering.

Amended and restated certificate of incorporation; obligations to our stockholders:

Our amended and restated certificate of incorporation will contain several provisions relating to this offering that will apply to us until the completion of our initial business combination, including those providing for (i) stockholder approval of our initial business combination or any extension of the time period within which we must consummate our initial business combination, (ii) conversion rights for stockholders who vote against our initial business combination or any such extension, and (iii) the termination of our existence after 24 months (or up to 30 months if our stockholders approve an extension) if we have not completed an initial business combination. These provisions may only be amended with the affirmative vote of holders of at least 95% of our outstanding shares of common stock. While we have been advised that the provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions as obligations to our stockholders and we expect that investors will make an investment decision relying, at least in part, on these provisions.

Neither we, nor any of our directors or officers will support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to these provisions without the affirmative vote of at least 95% of our outstanding shares of common stock. We will be contractually obligated not to take such actions pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering.

In connection with any proposed initial business combination that we submit to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing the limitation on our corporate life. We will not seek to amend or waive the provision limiting our corporate life other than in connection with the approval of an initial business combination or an extension as described above under “—Extension of time to consummate an initial business combination up to 30 months.” We view this as a binding obligation to our stockholders. We will only consummate an initial business combination if stockholders vote in favor of both such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with an initial business combination will be effective only if the initial business combination is approved. In connection with an initial business combination, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

Audit committee to monitor compliance:
We will establish and maintain an audit committee to, among other things, monitor compliance with the terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read together with our financial statements and the notes thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	February 20, 2008
Balance Sheet Data:	Actual	As Adjusted(1)
Working capital (deficit)	$(86,000)	$145,099,000
Total assets	$335,000	$148,774,000
Total liabilities(2)	$311,000	$3,675,000
Value of common stock that may be converted to cash(3)	—	$44,549,990
Stockholders’ equity	$24,000	$100,549,010

(1)
The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriters’ over-allotment option) and the sale of the insider warrants, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made. The “as adjusted” working capital and total assets amounts include the $138,750,000 from the proceeds of the offering and the $4,750,000 purchase price of the insider warrants, $143,250,000 of which will be available to us only upon the completion of our initial business combination. The “as adjusted” working capital and total assets amounts also include the $5,250,000 to be held in the trust account ($6,037,500 if the underwriters’ over-allotment option is exercised in full) representing the underwriters’ deferred discount. If we have not completed our initial business combination within 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension), our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (net of taxes payable and any amounts disbursed to us for working capital purposes) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founders have waived their rights to participate in any liquidation distribution occurring upon our failure to complete our initial business combination and subsequent liquidation with respect to their founder shares.

(2)
For purposes of presentation, the “as adjusted” information assumes maximum conversion to cash of shares subject to conversion (4,499,999 shares) in connection with our business combination and reflects the corresponding pro rata reduction in the deferred underwriting discounts and commissions to be paid upon consummation of an initial business combination to approximately $3,675,000, or $0.35 per share.

(3)
Represents 4,499,999 shares of common stock that are subject to possible conversion at an initial per-share conversion price of approximately $9.90. If the initial business combination is consummated, public stockholders who vote against the initial business combination and exercise their conversion rights will be entitled to receive their pro rata portion of the amount in the trust account (initially approximately $9.90 per share), which amount represents the proceeds of this offering (including the underwriters’ deferred discount) and the purchase price of the insider warrants, and any income earned on the trust account (net of any taxes due on such income, which taxes, if any, shall be paid from the trust account, and amounts disbursed to us for working capital purposes).

On February 20, 2008, we issued a promissory note in the amount of $200,000 in favor of our founders, which amount reflects the funds advanced by our founders to us or on our behalf in connection with this offering. This note does not bear interest and is due on the earlier of (i) 60 days following the consummation of this offering and (ii) February 28, 2009.

We will not proceed with our initial business combination if public stockholders owning 30% or more of the shares of common stock issued in this offering, on a cumulative basis, vote against the proposed initial business combination or any proposed extension of the period within which we must complete our initial business combination and, in either case, exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning up to, but less than, 30% of the shares of common stock issued in this offering exercise their conversion rights. We expect in every case to structure our initial business combination so that public stockholders owning up to, but less than, 30% of the shares of common stock issued in this offering could exercise their conversion rights (either in connection with our initial business combination or the extension of the time period within which we must consummate our initial business combination) and the initial business combination could still take place. If up to, but less than, 30% of the shares issued in this offering convert their shares into cash and an initial business combination is completed, we could be required to convert to cash from the trust account up to such number of shares at an initial per-share conversion price of approximately $9.90, or approximately $44,549,990 in the aggregate, without taking into account interest earned on the trust account (net of taxes due on such income, which shall be paid from the trust account, and any amounts disbursed to us for working capital purposes) or rights of creditors to funds held in the trust account, if any. The actual per-share conversion price will be equal to:

•
the amount in the trust account, inclusive of any interest thereon (net of any taxes payable and up to $2,000,000 of interest income permitted to be released to us for working capital purposes), as of two business days prior to the completion of the proposed initial business combination or the vote to extend the time period within which we must consummate our initial business combination, as the case may be, divided by

•
the number of shares of common stock issued in this offering that are outstanding at the time of the vote to approve our initial business combination or the vote to extend the time period within which we must consummate our initial business combination, as the case may be.

In connection with any vote required for an initial business combination, or any extension of the time period within which we must consummate our initial business combination, our founders have agreed to vote their founder shares in accordance with the majority of the shares of common stock voted by our public stockholders (and to vote any shares of common stock purchased by them in or after this offering in favor of an initial business combination or extension). As a result, our founders will not have any conversion rights attributable to their founder shares in the event that an initial business combination or extension is approved by a majority of our public stockholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial condition, or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Structure as a Development Stage Company

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Our ability to begin operations is dependent upon obtaining financing through the public offering of our units and the private placement of the insider warrants. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more acquisition targets. We have not conducted any discussions and we have no plans, arrangements, or understandings with any prospective acquisition target with respect to our initial business combination. Neither we nor any representative acting on our behalf have had any contacts or discussions, whether formal or informal, with any prospective acquisition target regarding our initial business combination or taken any direct or indirect measures to locate a specific acquisition target or consummate our initial business combination. As a result, you have a limited basis upon which to evaluate whether we will be able to identify an attractive acquisition target. We will not generate any revenues or income (other than interest income on the trust account) until, at the earliest, after the completion of our initial business combination. We cannot assure you as to when, or if, we will consummate an initial business combination.

We will liquidate if we do not complete our initial business combination.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete our initial business combination. If we have entered into a definitive agreement with respect to an initial business combination within 24 months of the final prospectus date and we anticipate that we may not be able to complete the initial business combination within 24 months, we may seek stockholder approval to extend the period of time to consummate an initial business combination by up to six additional months. In such case, we will present such proposal to our stockholders. The time period within which we must complete our initial business combination will not be extended unless (i) holders of a majority of our outstanding common stock approve the extension and (ii) conversion rights are exercised with respect to less than 30% of the shares issued in this offering by holders voting against the extension.

If we fail to complete our initial business combination within the required time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable acquisition targets within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the completion of our initial business combination. We do not have any specific initial business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any acquisition targets regarding our initial business combination, nor taken any direct or indirect actions to locate or search for any prospective acquisition targets. We view this obligation to liquidate as an obligation to our stockholders and we expect that investors will make an investment decision relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding common stock, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a period of time longer than 30 months after final prospectus date. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate an initial business combination within the foregoing time period.

If we are forced to liquidate, you may not receive the full amount of your original investment. In addition, there will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to complete our initial business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions. Furthermore, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to up to 30 months. As a result, your funds may be held in the trust account for up to 30 months.

We initially have 24 months in which to complete our initial business combination. Furthermore, if we have entered into a definitive agreement within 24 months following the final prospectus date, we may seek to extend the date before which we must complete our initial business combination, to avoid being required to liquidate, beyond the 24 months to up to 30 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. We have no obligation to return funds to investors prior to the end of the 24-month period unless prior thereto we effect an extension of such period or complete our initial business combination and only then in cases where investors have properly sought conversion of their shares.

In addition, if a proposal for the extension is approved by our stockholders, we will have up to six additional months beyond the 24-month period with which to complete our initial business combination. Only after the expiration of this 24-month period (or up to 30-month period if our stockholders approve an extension) will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to 30 months and thus delay the receipt by you of your funds from the trust account on liquidation.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of (i) our liquidation or (ii) if they seek to convert their respective shares of common stock into cash upon an initial business combination or the extension to up to 30 months which the stockholder voted against and which is completed by us or approved by stockholders in the case of the extension. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of an initial business combination and distribute the trust account, our public stockholders may receive significantly less than $9.90 per share and our warrants will expire worthless.

We must complete an initial business combination within 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension). If we are unable to complete an initial business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of this offering, our general and administrative expenses, and the anticipated costs of seeking an initial business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our founders) approximately $9.90 per share plus income earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes), which includes $5,250,000 ($0.35 per unit) of the underwriters’ deferred discount and the $4,750,000 purchase price of the insider warrants. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.90 per share, without taking into account any income earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete an initial business combination within the prescribed time period.

Because the initial per-share conversion price is lower than the $10.00 per unit offering price, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Each public stockholder voting against our initial business combination or an extension of the time period within which we must consummate our initial business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest income earned on their portion of the trust account and their pro rata portion of the deferred underwriting discount if the initial business combination is approved and completed or the extension is approved, as the case may be. The initial per-share conversion price is approximately $9.90 per share, or approximately $9.87 if the underwriters’ over-allotment option is exercised in full. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Although we are required to use our commercially reasonable efforts to have an effective registration statement covering the issuance of the shares of common stock issuable upon the exercise of our warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that an effective registration statement will be in place or a current prospectus will be available when an investor desires to exercise warrants, in which case our warrant holders may not be able to exercise their warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock issuable upon exercise of the warrants is then effective and a current prospectus is available and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. In addition, under the terms of the warrant agreement, holders of our warrants will not be able to net cash settle the warrants. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our commercially reasonable efforts to maintain an effective registration statement and a current prospectus covering the shares of common stock issuable upon exercise of the warrants following completion of this offering (to the extent required by federal securities laws), and we intend to comply with our undertaking, we may not be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder having paid the full unit purchase price solely for the shares of common stock included in its units.

In addition, we have agreed to use our commercially reasonable efforts to register the shares of common stock issuable upon exercise of the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept effective, if the related prospectus is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock issuable upon exercise of the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the common stock issuable upon exercise of the warrants for sale under all applicable state securities laws.

We may proceed with an initial business combination if public stockholders owning up to, but less than, 30% of the shares issued in this offering properly exercise their conversion rights. This requirement may make it possible for us to have an initial business combination approved over significant stockholder dissent.

We may proceed with our initial business combination even if public stockholders owning in the aggregate up to, but less than, 30% of the shares of common stock included in the units being issued in this offering exercise their conversion rights, either in connection with such business combination or any extension of our corporate existence. Accordingly, public stockholders owning in the aggregate up to, but less than, 30% of the shares of common stock included in the units being issued in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage in order to reduce the likelihood that a small group of investors holding a block of our common stock will be able to stop us from completing an initial business combination that may otherwise be approved by a large majority of our public stockholders. As a result of our threshold and the restrictions with respect to any stockholder, together with its affiliates and others with whom it is acting in concert as a “group,” converting more than 10% of the shares of common stock included in the units being issued in this offering, it may be possible for us to consummate a business combination even in the face of a strong stockholder dissent. Furthermore, the ability to consummate an initial business combination despite stockholder disapproval in excess of what would be permissible in many similar blank check offerings may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings.

The ability of a significant number of our stockholders to exercise their conversion rights may not allow us to complete the most desirable initial business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination or any extension of the time period within which we must complete our initial business combination, we will offer each public stockholder the right to have its shares of common stock converted to cash if the stockholder votes against the initial business combination or extension and the initial business combination is approved and completed or the extension is approved, as the case may be. Accordingly, even though the exercise of our stockholders’ conversion rights would not affect our valuation of an acquisition target, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the initial business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive initial business combination available to us. Since we have no specific initial business combination under consideration, we have not taken any steps to secure third-party financing. Therefore, we may not be able to complete an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our initial business combination.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from exercising conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of the extension or the initial business combination, we will offer to each public stockholder (but not to our founders, either with respect to their founder shares or any shares of common stock they purchase in this offering or the aftermarket) the right to have its shares of common stock converted to cash if the public stockholder votes against the extension or the initial business combination, as applicable, and the extension is approved or the initial business combination is approved and completed, respectively. Notwithstanding the foregoing, a public stockholder, together with any affiliate of its or any other person with whom it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% on a cumulative basis of the shares sold in this offering, even if such stockholders vote all of the shares they own against the proposed extension or initial business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our initial business combination will be aggregated for purposes of this 10% limit. Accordingly, if you, together with any affiliates or any person with whom you are acting in concert or as a “group,” own more than 10%, on an aggregate basis, of the shares sold in this offering, vote all of your shares against the proposed initial business combination or extension and such proposed initial business combination or extension is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. The value of such additional shares may not appreciate over time following an initial business combination, and the market price of the common stock may never exceed the per-share conversion price.

If you choose to physically deliver your shares for conversion, it may be more difficult for you to exercise your conversion rights prior to the deadline for exercising conversion rights.

You will be entitled to receive cash for your shares only if, whether you are a record holder or hold your shares in “street name,” you deliver your shares, physically or electronically (using DTC’s DWAC system) to our transfer agent at any time between the date of the definitive proxy and the time of the stockholders meeting, or deliver them to us at that meeting. If you choose to deliver your shares physically but you do not hold physical shares, in order to obtain a physical stock certificate, your broker and/or clearing broker, DTC, and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. We do not, however, have any control over this process or over the brokers or DTC, and it may take significantly longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares. Furthermore, while we expect to mail our proxy statement in connection with the special meeting at least two weeks prior to the stockholders meeting, we may allow less time between the mailing and the meeting, meaning that a holder who requests physical certificates may be unable to obtain and deliver its shares for conversion.

Certain provisions of our amended and restated certificate of incorporation could be amended other than in connection with the completion of our initial business combination.

We view the provisions of our amended and restated certificate of incorporation to be obligations to our stockholders and we expect that investors will make an investment decision relying, at least in part, on these provisions. Although we are contractually obligated not to amend or waive these provisions pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, and under the terms of our amended and restated certificate of incorporation these provisions may only be amended with the affirmative vote of holders of 95% of our outstanding shares of common stock, we cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of holders of less than 95% of our outstanding shares of common stock.

If third parties bring claims against us or if we go bankrupt, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders from the trust account as part of our plan of distribution will be less than approximately $9.90 per share.

Our placing of funds in trust may not protect those funds from third-party claims against us. Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation or under indemnity agreements. We intend to pay any claims from our funds not held in the trust account to the extent such funds are sufficient to do so. Although we will seek to have all vendors, service providers, and prospective acquisition targets or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee they will do so. Even if they do, they may nonetheless bring claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate whether that engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, third parties may agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us but may nonetheless seek recourse against the trust account for any reason.

Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the approximately $9.90 per share held in the trust account, plus interest (net of any taxes payable and amounts permitted to be disbursed for working capital purposes), due to claims of such creditors. If we are unable to complete our initial business combination and we liquidate, our founders will be liable on a joint and several basis to ensure that the proceeds initially deposited in the trust account are not reduced by the claims of vendors, service providers, prospective acquisition targets or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by claims of prospective acquisition targets for fees and expenses of third parties that we agree to pay in the event we do not complete a combination with that acquisition target. Although our founders have represented to us that they are capable of funding a shortfall in our trust account and satisfying their foreseeable indemnification obligations and that they are “accredited investors” as defined in Regulation D under the Securities Act, we have not conducted any independent investigations of our founders and their finances, and our founders may not be able to satisfy their obligations if they are required to do so. The indemnification provisions are set forth in a letter executed by our founders, which provides that in the event we fail to obtain a waiver of any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a third party, the indemnification from our founders will not be available, even if such waiver is subsequently found to be invalid and unenforceable. The indemnification from our founders will also be unavailable in respect of any claims under our indemnity of the underwriters against certain liabilities related to this offering.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders the liquidation amounts due them.

Our stockholders may be held liable for claims against us by third parties to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension). If we have not completed our initial business combination within that time frame, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Section 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we intend to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We may fail to properly assess all claims that may be potentially brought against us. We expect that, in the event we liquidate, we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, third parties may seek to recover from our stockholders amounts that we owe to those third parties. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than approximately $9.90.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or as having acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on borrowing; and

•	restrictions on the issuance of securities, including warrants.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may be invested by the trust agent only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with an average maturity of 180 days or less, or in money market funds that invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the U.S. By restricting the holdings of the trust account to these instruments, we believe that we will not be deemed an investment company within the meaning of the Investment Company Act. This offering is not, however, intended for persons who are seeking a return on investments in government securities or money market funds. The trust account and the purchase of government securities and money market funds for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is our initial business combination, or (ii) absent our initial business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act that would require additional expenses for which we have not budgeted. Furthermore, if we are deemed to be an investment company, our contracts may be voided and we may be unable to complete our initial business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since we intend to use the net proceeds of this offering to complete our initial business combination with an unidentified acquisition target, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we expect that our securities will be listed on the AMEX, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful completion of this offering and will file a Current Report on Form 8-K with the SEC upon completion of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete our initial business combination than we would if we were subject to such rule. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Risks Relating to Our Initial Business Combination

The requirement that we complete our initial business combination within 24 months (or up to 30 months if our stockholders approve an extension) may give potential acquisition targets leverage over us in negotiating our initial business combination.

We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect our initial business combination within 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension). Any potential acquisition target with which we enter into negotiations concerning our initial business combination will be aware of this requirement. Consequently, that acquisition target may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular acquisition target, we may be unable to complete our initial business combination with any acquisition target. This risk will increase as we get closer to the time limit referenced above.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and after giving effect to our founders’ forfeiture of 562,500 shares of our common stock), there will be 182,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of such shares of preferred stock available for issuance. Although we have no commitment to do so as of the effective date of the registration statement, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete our initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•
may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers and cause our public stockholders to become minority stockholders in the combined entity; and

•	may adversely affect prevailing market prices for our common stock.

Our investments in any future joint investment or minority investment could be adversely affected by our lack of sole decision-making authority, our reliance on a partner’s financial condition and disputes between us and our partners.

While we will structure our initial business combination in such a way that we will acquire a controlling interest in the target company (meaning either the acquisition of a majority of the voting equity interests in the target or the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder or group of holders), after our initial business combination we may co-invest with third parties through partnerships or joint investment in an acquisition target or other entities. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding an acquisition target, partnership or other entity. Investments in partnerships or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. Partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such partners may also seek similar acquisition targets as we do and we may be in competition with them for those acquisition targets. Disputes between us and partners may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners might result in subjecting assets owned by the partnership to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners. For example, in the future we may agree to guarantee indebtedness incurred by a partnership or other entity. Such a guarantee may be on a joint and several basis, in which case we may be liable in the event the other party defaults on its guaranty obligation.

Further, although we will structure our initial business combination in such a way as to acquire a controlling interest in the target company (meaning either the acquisition of a majority of the voting equity interests in the target or the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder or group of holders), after our initial business combination we may invest in a minority stake of a target company without a joint partner, which may involve risks not present were we to invest in a controlling stake of such company. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding the acquisition target. Further, the other investors in this target company may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such other investors may also seek similar acquisition targets as we do and we may be in competition with them for those acquisition targets. Disputes between us and the other investors may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on the business.

If the net proceeds of this offering not being placed in trust, together with interest earned on the trust account available to us, are insufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), we may not be able to complete our initial business combination.

We currently believe that, upon completion of this offering, the approximately $250,000 in funds estimated to be available to us outside of the trust account together with up to $2,000,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if our stockholders approve an extension), assuming that our initial business combination is not completed during that time. However, if our costs are higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential acquisition targets. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $2,000,000 of additional working capital we may need to identify one or more acquisition targets and to complete our initial business combination, as well as to pay any taxes that we may owe. Any such funds may only be released to the extent interest has been earned. In order for the funds held in the trust account to earn $2,000,000 of interest over a 24-month period, the rate of return could be as low as 0.75% per annum, which is lower than both the expected rate of return for U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with an average maturity of 180 days or less and in money market funds that invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the U.S. and current federal funds rates. However, further declines in current interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to curtail our operations, to raise additional funds to operate or liquidate. Neither our founders nor any member of our management team nor any other person is under any obligation to loan us money under such circumstances.

We could use a portion of such funds to pay due diligence costs in connection with a potential initial business combination or to pay fees to consultants to assist us with our search for an acquisition target. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep acquisition targets from “shopping” around for transactions with others on terms more favorable to those acquisition targets) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from an acquisition target and were subsequently required to forfeit such funds (whether as a result of our breach or for other reasons) or if we agreed to a reverse break-up fee and subsequently were required to pay such fee (whether as a result of failure to obtain the necessary financing or for other reasons), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential acquisition targets. In such event, we would need to obtain additional funds to continue operations. Neither our founders nor our management team nor any other person is under any obligation to advance funds in such circumstances.

Because there are numerous blank check companies similar to ours seeking to consummate a business combination, it may be more difficult for us to consummate our business combination.

Based on publicly available information, as of February 28, 2008, approximately 154 similarly structured blank check companies have completed public offerings since the beginning of 2004, and numerous others have filed registration statements. Of these companies, only 46 have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations, and another eight will be or have liquidated.

Accordingly, there are approximately 75 blank check companies with approximately $12.7 billion in trust and potentially an additional 56 blank check companies with approximately $11.7 billion in trust that have filed registration statements and are seeking or will be seeking to complete business combinations. While some of these companies have specific industries in which they must identify a potential acquisition target, a number of these companies may consummate a business combination in any industry or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately held companies in these industries. Because of this competition, we may not be able to effectuate our business combination within the required time period. Further, the fact that only 71 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive acquisition targets available to such entities or that many privately held acquisition targets are not inclined to enter into these types of transactions with publicly held blank check companies like ours.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive initial business combination.

Identifying, executing, and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for a potential acquisition target from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established, have extensive experience in identifying and consummating business combinations directly or through affiliates and possess greater technical, human and other resources than we do. Our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other blank check companies have been formed, some of which have investment objectives similar to ours, and additional investment funds and blank check companies with investment objectives similar to ours may be formed in the future. These funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential acquisition targets with which we could combine using the net proceeds of this offering and the proceeds from the sale of the insider warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable acquisition targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain acquisition targets. In addition:

•	the requirement that we obtain stockholder approval of our initial business combination may delay or prevent the consummation of a transaction within the required time period;

•
the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our initial business combination may delay or prevent the consummation of a transaction;

•
the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our initial business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the funds available to us from the trust account to fund our initial business combination;

•
the existence of all of our founder warrants, insider warrants and warrants included in the units being sold in this offering, and the dilution they potentially represent, may not be viewed favorably by certain acquisition targets;

•
we may not complete an initial business combination if holders of 30% or more of our outstanding shares of common stock issued in this offering vote against the initial business combination and exercise conversion rights; and

•
the requirement to acquire a business, or a portion of such business or businesses, having a fair market value, individually or collectively, of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for our initial business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to, but less than, 30% of the shares of common stock included in the units being issued in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our business combination on favorable terms, or at all.

To the extent that our business combination entails the contemporaneous combination with more than one business or portions of businesses, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that our purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Since we have not yet selected any acquisition target with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of any particular target’s operations, and investors will be relying on management’s ability to source and evaluate potential initial business combinations.

Because we have not yet identified a prospective acquisition target, investors in this offering currently have no basis to evaluate the possible merits or risks of our initial business combination. Although our management and board of directors will evaluate the risks inherent in a particular acquisition target, they may fail to properly ascertain or assess all of the significant risk factors. An investment in our units may ultimately prove to be less favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that an acquisition target or targets together have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for such acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition target. Investors will be relying on the ability of our founders and other directors and officers to source business combinations, evaluate their merits, conduct or monitor diligence, and conduct negotiations. While we do not intend to pursue an initial business combination with any company that is affiliated with our founders, officers, or directors, we are not prohibited from pursuing such a transaction. For a more complete discussion of our selection of an acquisition target, see the section below entitled “Proposed Business—Effecting our Initial Business Combination—General.”

Our initial business combination may take the form of an acquisition of less than a 100% ownership interest, which could adversely affect our decision-making authority and result in disputes between us and third party minority owners.

Our initial business combination may take the form of an acquisition of less than a 100% ownership interest in certain assets or entities. In such case, the remaining minority ownership interest may be held by third parties who may or may not have been involved with the assets or entities prior to our acquisition of such ownership interest. With such an acquisition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on holders of the remaining ownership interest and to negotiate stockholder agreements and similar agreements. Moreover, the subsequent management and control of such a business will entail risks associated with multiple owners and decision-makers. Such acquisitions also involve the risk that third-party owners of the minority ownership interest might become insolvent or fail to fund their share of required capital contributions. Such third parties may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such acquisitions may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the third-party owners of the minority ownership interest would have full control over the business entity. Disputes between us and such third parties may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, such third parties might result in subjecting assets owned by the business entity to additional risk. We may also, in certain circumstances, be liable for the actions of such third parties. For example, in the future we may agree to guarantee indebtedness incurred by the business entity. Such a guarantee may be on a joint and several basis with the third-party owners of the minority ownership interest in which case we may be liable in the event such third parties default on their guaranty obligation.

We will have only limited ability to evaluate the management of any acquisition target.

While we intend to closely scrutinize any individuals we intend to engage after our initial business combination, our assessment of these individuals may prove incorrect. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

Since we may acquire a business that has operations outside the U.S., we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a business that has operations outside the U.S., we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks to which we may be exposed in any such case include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	an inadequate banking system;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are inexperienced in commercial matters; and

•	deterioration of political relations with the U.S.

In addition, if we acquire a business that conducts a substantial portion of its business in emerging economies, we could face additional risks, including the following:

•	the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

•	difficulties and limitations on the repatriation of cash;

•	currency fluctuation and exchange rate risks;

•	protection of intellectual property, both for us and our customers; and

•	difficulty retaining management personnel and skilled employees.

If we are unable to manage these risks following our initial business combination, we may face significant liability and our financial results could be adversely affected.

Foreign currency fluctuations could adversely affect our business and financial results.

An acquisition target with which we combine may do business and generate revenues within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in one or more non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because any acquisition target with which we attempt to complete our initial business combination will be required to provide our stockholders with financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles, the pool of prospective acquisition targets may be limited.

In accordance with the requirements of U.S. federal securities laws, in order for us to seek stockholder approval of our initial business combination, our proposed acquisition target will be required to have certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed acquisition target does not have financial statements that have been prepared with, or that can be reconciled to, U.S. GAAP, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets.

Resources could be wasted in researching acquisitions that are not completed, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific acquisition target and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisors. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition target, we may fail to complete the initial business combination for any number of reasons, including those beyond our control, such as a decision by public stockholders who own 30% or more of the shares of common stock issued in this offering to vote against the proposed initial business combination and to convert their shares, even if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement of insider warrants (excluding the underwriters’ deferred discount of $5,250,000 held in the trust account) will provide us with $143,250,000, which will be held in the trust account and may be used by us to complete our initial business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans in connection with an initial business combination. As a consequence, we could seek to acquire an acquisition target that has a fair market value significantly in excess of 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount). Furthermore, depending on the percentage of our public stockholders exercising conversion rights and the fair market value of our acquisition target, we may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination, even though the exercise of our stockholders’ conversion rights would not affect our valuation of an acquisition target. Although as of the final prospectus date we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund our initial business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be completed simultaneously with our completion of our initial business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of acquisition targets simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one acquisition target at substantially the same time, there can be no assurance that we will be able to integrate the operations of that acquisition target. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our initial business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the acquisition target or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the acquisition target we select has a fair market value of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for such acquisition or that the price we are paying is fair to stockholders, unless (1) our board is not able to independently determine that the acquisition target has a sufficient market value, or (2) any of the targets in our proposed initial business combination is affiliated with our founders, directors or officers. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

A decline in interest rates could limit the funds available to fund our search for an acquisition target or targets because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.

Of the net proceeds of this offering and the proceeds from the sale of the insider warrants, only $250,000 will be available to us initially outside the trust account to fund our working capital and other requirements. We will depend on sufficient interest income being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more acquisition targets and to negotiate and obtain approval of our initial business combination, as well as to pay any tax obligations that we may owe. We expect to invest the funds in the trust account in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having an average maturity of 180 days or less or in money market funds that invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the U.S. While we are entitled to have released to us for such purposes certain interest income earned on the funds in the trust account, any such funds may only be released to the extent interest has been earned, and a substantial decline in interest rates may result in our having insufficient funds available with which to locate, structure, negotiate and obtain approval of our business combination. In such event, we may need to seek to borrow funds or issue securities for such purposes, as to which no assurance can be given, or may be forced to liquidate. No party is under any obligation to advance funds to us in the future.

The potential loss of key management, employees, customers and suppliers of an acquisition target could cause us not to realize the benefits anticipated to result from an acquisition.

The completion of our initial business combination may cause disruptions in the acquired target, including the potential loss of key management members and employees, customers, suppliers and other business partners, particularly those whose contracts with the acquired target permit them to terminate the agreements in connection with a change of control or with little notice. Any such partners could also seek to renegotiate the terms of their contracts with the acquired target in a manner adverse to us. Furthermore, our future performance may depend to a significant degree upon the continued contributions of key management and other personnel of the acquired target. The loss or unavailability to us of any of these managers or other personnel could negatively affect our ability to operate the acquired target and pursue our business strategy. If the services of any of such managers or other personnel become unavailable to us for any reason after our initial business combination, we would be required to hire other personnel to manage, operate and grow our business and the acquired target. We may not be able to locate or employ such qualified personnel. Thus, the loss of key management, other employees, customers, suppliers and other business partners or adverse changes in the terms of our agreements with them could cause us not to realize the benefits anticipated to result from an acquisition and have a material and adverse effect on our post-acquisition business, operations and financial results.

Certain regulatory requirements may increase the time and costs of consummating an acquisition.

If we were to acquire a previously privately owned company, it most likely will incur additional costs in order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and other requirements applicable to public companies, which in turn would reduce our earnings. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the acquisition target, which could compel us to restructure the transaction or abandon a particular initial business combination.

Although we believe that the net proceeds of this offering and the private placement of insider warrants will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective acquisition target, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the initial business combination, the depletion of the available net proceeds in the course of searching for suitable acquisition targets, or the obligation to convert into cash a significant number of shares of our common stock from dissenting stockholders, we will be required to seek additional financing. Additional financing may not be available to us on acceptable terms, or at all. Commencing in the third quarter of 2007 and continuing through the first half of 2008, the global financial markets experienced declining equity valuations and disruptions in the credit markets due to trading volatility, liquidity imbalances and repricing of risk. These factors have caused and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete a particular initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative acquisition target. If we cannot secure additional financing, we would most likely fail to complete our initial business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we complete our initial business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing, if required, could have a material and adverse effect on our ability to continue to develop and grow, even if we complete our initial business combination. None of our founders, directors or officers, nor any other person, is required to provide any financing to us in connection with or after the completion of our initial business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot complete our initial business combination, see “Proposed Business—Effecting our Initial Business Combination—Dissolution and liquidation if no Initial Business Combination is Completed.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition.

Although we have no commitments as of the final prospectus date to issue any notes or other debt securities, or to otherwise incur debt, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after our initial business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt contained covenants restricting our ability to obtain additional financing while such debt was outstanding.

Risks Relating to Our Target Sector

Business combinations with companies with operations in the alternative asset management sector entail special considerations and risks. If we succeed in completing our initial business combination with an acquisition target in this sector, we will be subject to, and possibly adversely affected by, the following risks:

The alternative asset management sector is intensely competitive, which may make it difficult for us to complete our initial business combination or generate attractive returns.

We will be targeting businesses in the alternative asset management sector and related sectors. Alternative asset management portfolios are commonly referred to by categories such as hedge funds, private equity funds or real estate funds, among others. Over the past several years, the size and number of hedge funds and private equity funds has continued to increase. If this trend continues, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors may lead to a reduction in profitable investment opportunities, including by driving prices for investments higher and increasing the difficulty of achieving targeted returns. In addition, if interest rates were to rise or there were to be a prolonged bull market in equities, the attractiveness of alternative asset management businesses relative to investments in other investment products could decrease.

To the extent that we acquire a business in the alternative asset management sector, we will compete in all aspects of our business with a large number of investment management firms, private equity fund founders, hedge fund founders and other financial institutions. Additionally, many of these competitors may be attempting to acquire businesses in the alternative asset management sector, which could make it more difficult for us to complete our initial business combination. After any such acquisition, a number of factors may serve to increase our competitive risks:

•	investors may develop concerns that we will allow a business to grow to the detriment of its performance;

•
other entities that participate in the alternative asset management sector will have greater capital and may have greater sector expertise than we do, which creates competitive disadvantages with respect to investment opportunities; and

•
there are relatively few barriers to entry impeding new private equity and hedge fund management firms, and the successful efforts of new entrants into the alternative asset management sector, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, will continue to result in increased competition.

These and other factors could materially and adversely affect any acquisition target and our ability to successfully complete an initial business combination.

The reputation of the alternative asset management sector could be adversely affected by regulatory compliance failures, the potential adverse effect of changes in laws and regulations applicable to our business and effects of negative publicity surrounding the hedge fund industry in general.

Potential regulatory action poses a significant risk to the alternative asset management sector, which is subject to extensive regulation in the U.S. and in other countries. If we acquire an acquisition target in the alternative asset management sector, we may be subject to regulation by the SEC under the Exchange Act and possibly the Investment Advisers Act of 1940, as amended, which we refer to as the Investment Advisers Act. It is also likely that our investing activities will be subject to regulation by various state regulators and possibly by other federal regulators, such as the Commodities Futures Trading Commission. To the extent we acquire an acquisition target with international operations, our investment activities around the globe will be subject to a variety of regulatory regimes that vary country by country.

Each of the regulatory bodies with jurisdiction over the alternative asset management sector has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular businesses. A failure to comply with the obligations imposed by the Investment Advisers Act on investment advisers, including record-keeping, advertising, and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or by the Investment Company Act, could result in investigations, sanctions and reputational damage among other things. Any liquid hedge fund businesses and hybrid hedge fund business in which we may engage would be involved regularly in trading activities which implicate a broad number of U.S. and foreign securities law regimes, including laws governing trading on inside information, market manipulation and a broad number of technical trading requirements that implicate fundamental market regulation policies. Violation of such laws could result in severe restrictions on our activities and in damage to our reputation.

Our failure to comply with applicable laws or regulations could also result in fines, censure, suspensions of personnel, or other sanctions, as well as criminal penalties and civil liability. The regulations to which we may be subject are designed primarily to protect asset management clients and investors in funds and to ensure the integrity of the financial markets. Even if a sanction imposed against us or our personnel by a regulator is for a small monetary amount, the adverse publicity related to such sanction against us by regulators could harm our reputation and impede our ability to raise additional capital.

As a result of recent highly publicized financial scandals, investors have exhibited concerns about the integrity of the U.S. financial markets and the regulatory environment surrounding the alternative asset management sector is subject to further regulation. In recent years, there has been debate in both the U.S. and foreign governments about new rules or regulations proposed to be applicable to hedge funds or other alternative investment products. We may be adversely affected by new or revised legislation or regulations that may be enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Such changes could place limitations on the type of investor that can invest in alternative asset funds or on the conditions under which such investors may invest. Further, such changes may limit the scope of investing activities that may be undertaken by alternative asset managers. Any such changes could increase our costs of doing business or materially and adversely affect our profitability.

Members of the U.S. Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of “carried interest,” and these laws could be changed.

Some members of the U.S. Congress are considering legislative proposals to treat all or part of the income, including capital gain and divided income, recognized by an investment partnership and allocable to a partner affiliated with the founders of the partnership (i.e., “carried interest”) as ordinary income to such partner for U.S. federal income tax purposes. Depending on the specific provisions, the enactment of any such legislation could materially increase the tax liability of an alternative asset management business and thus reduce its value. In the event that we acquire a business in the alternative asset management sector, any such change in the U.S. federal tax laws may have a material and adverse effect on our profitability by increasing our tax liabilities, which could adversely affect the value of our common stock.

The general financial services and business services industries have inherent risks, which may affect our operations following any initial business combination.

The general financial services and business services industries are, by their nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our operations following any initial business combination are likely to be subject to fluctuations reflecting the effects of many factors, including:

•	general economic and securities market conditions;

•	the level and volatility of interests rates, equity prices and currency values;

•	competitive conditions;

•	investor sentiment and the liquidity of global markets;

•	international and regional political conditions;

•	regulatory and legislative developments;

•	monetary and fiscal policy;

•	availability and cost of capital;

•	technological changes and events; and

•	inflation.

These and other factors could affect the stability and liquidity of securities and futures markets, and the ability of issuers, other securities firms and counterparties to perform their obligations. A reduced volume of securities and futures transactions and reduced market liquidity generally result in lower revenues for businesses operating in these industries.

Risks Relating to Our Securities

The determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and Banc of America Securities LLC. Factors considered in determining the prices and terms of the units, including the common stock and warrants included in the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

You will experience immediate and substantial dilution from the purchase of our common stock.

Our founders paid an aggregate of $25,000, or approximately $0.0058 per founder unit, for their 4,312,500 founder units (including an aggregate of up to 562,500 founder units subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised) issued and outstanding prior to this offering and the private placement of the insider warrants. The difference between the public offering price per share of common stock (assuming no value is attributed to the warrants) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founders acquired their founder units at a nominal price, significantly contributing to this dilution. Assuming this offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.4% or approximately $2.94 per share (the difference between the pro forma net tangible book value per share of approximately $7.06, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until completion of our initial business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect our initial business combination.

In connection with this offering, we will be issuing warrants to purchase up to 15,000,000 shares of common stock. In addition, we have also agreed to issue up to an additional 2,250,000 warrants to purchase additional shares of our common stock if the over-allotment option that we granted to our underwriters is exercised in full. On February 20, 2008, we issued 4,312,500 warrants to our founders (562,500 warrants of which are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full), and on or prior to the final prospectus date we will issue and sell 4,750,000 insider warrants to our founders in exchange for $4,750,000 to be deposited in our trust account.

To the extent we issue shares of common stock to effect our initial business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of an acquisition target. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the initial business combination. Therefore, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the acquisition target. In addition, the sale, or even the possibility of sale, of the shares of common stock issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our founders and our directors and officers control a substantial interest in us and are not prevented from increasing their ownership of our securities, and thus may influence certain actions requiring a stockholder vote.

Our founders and our directors and officers will control a significant proportion of our common stock both before and after any initial business combination. Our initial stockholders may vote the shares of common stock owned by them in any manner they may choose on most matters. However, our founders have agreed, in connection with the stockholder vote required to approve our initial business combination, the vote required to approve an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and any vote to approve an extension of the period within which we must consummate our initial business combination to up to 30 months from the final prospectus date as described herein, to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. Each of our founders, directors and officers has also agreed that, if he or she acquires shares of common stock in or following this offering, he or she will vote all such acquired shares in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, and any vote to approve an extension of the period within which we must consummate our initial business combination to up to 30 months from the final prospectus date as described herein. Consequently our founders may exert substantial influence in connection with the vote on our initial business combination.

Except as may otherwise be set forth in this prospectus, none of our founders, directors or officers, or any of their respective affiliates, has indicated any intention to purchase units in this offering, in the open market or in private transactions. If, however, a significant number of stockholders vote (or indicate an intention to vote) against the proposed initial business combination or a extension of the time period in which we must consummate our initial business combination, our founders, directors or officers, or their affiliates could make such purchases (which may be at a premium over the then prevailing market price), including in privately negotiated transactions from stockholders who have cast their votes against such a proposal, making it more likely that an initial business combination would be approved. The persons making such purchases would be required to comply with the requirements of the U.S. federal securities laws, including Regulation M, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations were to be applicable to any such purchases.

In addition, our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office until at least the completion of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the completion of our initial business combination.

Because the insider warrants and the founder warrants are non-redeemable so long as they are held by the founders or their permitted transferees, the founders and their permitted transferees may realize a larger gain than the public warrant holders if we redeem the warrants included in the units offered to the public.

The warrants held by our public warrant holders may be called for redemption, in whole but not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon at least 30 days prior written notice, if the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption and the public warrants (and the shares of common stock issuable upon exercise of those warrants) are covered by an effective registration statement and a current prospectus is available from the date of notice of redemption through the date fixed for the redemption. If we redeem the warrants, it could force the public warrant holders to (i) exercise the warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the warrants at the then-current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal redemption price, which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. Because the insider warrants and the founder warrants are not subject to redemption so long as they are held by the founders or their permitted transferees, holders of those warrants could realize a larger gain than our public warrant holders if we redeem our public warrants.

Our management’s ability to require holders of our public warrants to exercise such warrants on a cashless basis, if exercised, would cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described above have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised its warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities cease to be listed on the AMEX or another national securities exchange or we have net tangible assets of $5,000,000 or less, or our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that it has actually received the required risk disclosure document before the “penny stock” transaction can be completed.

If our common stock becomes subject to the “penny stock” rules promulgated under the Exchange Act, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the AMEX, as of the final prospectus date, there is currently no market for our units, our shares of common stock or our warrants. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the AMEX, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, our common stock and our warrants will not be separately listed on the AMEX or eligible for separate trading until five business days after the underwriters’ over-allotment option has been exercised in full, expired or been terminated, we have filed with the SEC a Current Report on Form 8-K containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the over-allotment option, if applicable, and the proceeds of the private placement of the insider warrants, and we have issued a press release announcing when such separate trading will begin. You may be unable to sell your securities unless such a market can be established and sustained.

If our founders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of the registration rights may make it more difficult to effect an initial business combination.

Pursuant to a registration rights agreement between us and our founders, the holders of the founder units (and the founder shares and founder warrants comprising such founder units and the shares of common stock issuable upon exercise of such warrants) and the insider warrants (and the shares issuable upon exercise of such warrants) will be entitled to three demand registration rights, “piggy-back” registration rights and short-form resale registration rights commencing after the consummation of our initial business combination, in the case of the insider warrants, and one year after the consummation of our initial business combination, in the case of the founder units. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights. Assuming the underwriters’ over-allotment option is not exercised and that our founders, directors and officers and their respective affiliates do not purchase any public units in this offering or subsequently in the secondary market, if all of the registration rights are exercised in full there would be an additional 3,750,000 shares of common stock and up to 8,500,000 shares of common stock issuable on exercise of the founder warrants and the insider warrants eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of the acquisition target, as the stockholders of the acquisition target may be discouraged from entering into an initial business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future dilutive effect their exercise may have on the trading market for our common stock.

The AMEX may de-list our securities from quotation on its exchange after they have been listed, which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on AMEX, a national securities exchange, upon completion of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the AMEX in the future. In addition, in connection with our initial business combination, it is likely that the AMEX may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If the AMEX delists our securities from trading on its exchange, we could face material and adverse consequences, including:

•	a limited availability of market quotations for our securities;

•
a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

You are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Provisions in our amended and restated certificate of incorporation, our amended and restated by-laws and Delaware law may delay or prevent our acquisition by a third party, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and our amended and restated by-laws, which we intend to adopt prior to the completion of this offering, will contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. The provisions include, among others:

•	provisions establishing a board of directors that is divided into three classes with staggered terms;

•
provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy and provisions permitting the removal of directors only for cause and with a 66 2/3% stockholder vote;

•	provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment and repeal of our by-laws;

•	provisions barring stockholders from calling a special meeting of stockholders or requiring one to be called;

•	elimination of the right of our stockholders to act by written consent; and

•	provisions prescribing advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders.

Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. Together, these provisions of our amended and restated certificate of incorporation, by-laws and Delaware law may make the removal of management more difficult and may discourage potential takeover attempts that could otherwise involve payment of a premium over prevailing market prices for our securities and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

Risks Related to our Founders, Directors and Officers

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our founders and our other directors and officers, some or all of whom may not continue with us following our initial business combination.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our founders and our other directors and officers. While we expect that our current officers will devote a portion of their time to our business, there are no assurances that any such officers will be able to devote either sufficient time, effort or attention to us when we need it. None of our current key personnel, including our officers, will have entered into employment or consulting agreements with us prior to our initial business combination. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following our initial business combination, some or all of the management associated with an acquisition target may also remain in place.

In making the determination as to whether current management of the acquisition target should remain with us following the initial business combination, we will analyze the experience and skill set of the acquisition target’s management and negotiate as part of the initial business combination that our initial directors and officers remain if it is believed that it is in the best interests of the combined company after the completion of the initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

As such, our key personnel may not continue to provide services to us after the completion of our initial business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the initial business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting an acquisition target, the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential initial business combination. In addition, it is possible that certain key employees of an acquisition target may not remain with the surviving company and may need to be replaced by our officers or other management personnel recruited by us. We may be unable to fill these positions successfully, which could materially harm our business and results of operations.

Our founders, directors and officers are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. Such conflicts of interest could have a negative impact on our ability to complete our initial business combination.

While we expect that our founders, current directors and officers will devote a portion of their time to our business, our founders, directors and officers are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full-time employees prior to the completion of our initial business combination. All of our current directors and officers are currently employed by other entities or serve on the boards of other entities and are not obligated to devote any specific number of hours to our affairs. Mr. Randall Yanker and Mr. Rodney Yanker serve as managing members of AAM and related entities. Mr. Elliot Stein Jr. serves as a director for Apollo Investment Corporation, Caribbean International News Corporation, Cloud Packaging Solutions, LLC and Cohere Communications, LLC. In addition, Mr. Rodney Yanker is on the Board of Managers of BNY/IVY Multi-Strategy Fund LLC, and Mr. Amsellem serves as chief financial officer of AAM. Our other directors also have obligations to various entities. If such entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to complete our initial business combination. These conflicts may not be resolved in our favor. See “Management—Conflicts of Interest.”

We may engage in our initial business combination with one or more acquisition targets that have relationships or are affiliated with our founders or our other directors or officers, which may raise potential conflicts.

We may engage in our initial business combination with one or more acquisition targets that have relationships or are affiliated with our founders or our other directors or officers, which may raise potential conflicts. However, no consideration has been given to any acquisition of any business affiliated with any of our founders, directors or officers or to the possibility of any such acquisition, and we cannot predict whether, when or under what circumstances we would pursue or enter into any such acquisition. Also, the completion of our initial business combination between us and an entity owned by a business in which our founders, directors or officers may have an interest could present a conflict of interest.

Our founders currently own shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

Our founders own units that include our common stock and warrants that were issued prior to this offering, but have waived their rights to participate in any liquidation distribution with respect to those shares of common stock if we are unable to complete our initial business combination. In addition, our founders have agreed to purchase 4,750,000 insider warrants directly from us in a private placement immediately prior to the completion of this offering at a purchase price of $1.00 per warrant for a total purchase price of $4,750,000, and may purchase additional units from us or in the market in certain circumstances. The shares of common stock acquired prior to this offering and any warrants owned by our founders will be worthless if we do not complete our initial business combination. The personal and financial interests of our officers and our directors may influence their motivation in timely identifying and selecting an acquisition target and consummating our initial business combination. Consequently, the discretion of our directors and officers in identifying and selecting a suitable acquisition target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose an acquisition target that is not in the best interests of our public stockholders.

In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors or officers has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our directors and officers may in the future become affiliated with additional entities, including other blank check companies, which may be engaged in activities similar to those we intend to conduct. Additionally, our directors and officers may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Mr. Randall Yanker, our chief executive officer, president and director and Rodney Yanker, our chief operating officer, secretary and director, are the beneficial owners of 100% of AAM, and owe fiduciary duties to AAM and related entities for which they serve as managing members. AAM currently invests seed and risk capital in new and emerging global alternative asset managers. While we plan to primarily focus on acquiring established alternative asset management businesses and not start-up or newer businesses, we are not precluded from doing so and as such we may compete with AAM in pursuing acquisition opportunities. Furthermore, if AAM were to change its investment criteria to include established alternative asset management businesses, AAM may be in direct competition with us for a possible target for our initial business combination. In addition, AAM may also make, or seek to make investments in, enter into business combinations with, or invest in securities of, entities or businesses that may conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us or otherwise conflict with our interests.

Our other directors and officers are also subject to various existing fiduciary obligations. Mr. Elliot Stein Jr. owes fiduciary duties to Apollo Investment Corporation, Caribbean International News Corporation, Cloud Packaging Solutions, LLC and Cohere Communications, LLC, each of which he serves as a director. In addition, Mr. Rodney Yanker owes fiduciary duties to BNY/IVY Multi-Strategy Fund LLC, of which he is on the Board of Managers, and Mr. Amsellem owes fiduciary duties to AAM, where he serves as chief financial officer. Our other directors also owe fiduciary duties to various entities. For a complete description of our management’s affiliations, see “—Directors and Officers.”

Pursuant to the terms of our amended and restated certificate of incorporation, our directors, other than our founders, have no obligation to present us with any opportunity for a potential initial business combination of which they become aware, unless that opportunity was expressly offered to the director solely in his or her capacity as a director of our company. Such persons may choose to present potential initial business combinations to other entities to whom they owe duties, current or future investment vehicles, or third parties before they present such opportunities to us. As a result, you should assume that, to the extent any of our directors, other than our founders, locates a business opportunity suitable for us and another entity with which such director may be involved, he or she will first give the opportunity to such other entity or entities, and he or she will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue it. Furthermore, pursuant to the terms of our amended and restated certificate of incorporation, our founders and officers have no obligation to present us with any opportunity for a potential initial business combination of which they become aware if such founder or officer has a fiduciary or pre-existing contractual obligation to present such opportunity to another entity. As a result, you should assume that, to the extent any of our founders or officers locates a business opportunity suitable for us and another entity with which such founder or officer has a fiduciary or pre-existing contractual obligation to present such opportunity, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue it.

For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Officers” and “Certain Relationships and Related Transactions.”

Our officers, directors, unit holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, officers, unit holders, or their respective affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us. However, we have adopted a policy that, prior to the completion of our initial business combination, none of our founders, directors or officers, or any entity with which they are affiliated, will be paid, either by us or a target company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the completion of our initial business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses and the monthly fee of $10,000 payable to AAM for office space and administrative services.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the propriety of expenses incurred on our behalf subject to reimbursement.

Following this offering, our founders will hold an aggregate of 3,750,000 shares of our common stock (assuming that the underwriters’ over-allotment option is not exercised) as part of their founder units that they purchased for a purchase price of approximately $0.0067 per founder unit (after giving effect to the forfeiture of 562,500 founder units), which is significantly lower than the offering price of the units being issued in this offering. We believe the current equity value for these shares is significantly lower than the $10.00 per unit offering price because this offering may not succeed and, even if it does succeed, the holders of these shares will not be able to sell or transfer them except in certain limited circumstances, and these shares are not entitled to any proceeds in case we liquidate if we do not complete our initial business combination. No salary or other compensation will be paid to our directors or officers for services rendered by them on our behalf prior to or in connection with our initial business combination. Although we believe that at least four of the members of our board of directors immediately prior to the completion of this offering will be “independent” under the rules of the AMEX, because our directors or their respective affiliates may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential acquisition targets and performing due diligence on suitable business combinations, including traveling to and from the offices, service centers or similar locations of prospective acquisition targets to examine their operations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material and adverse effect on our business and operations and the price of our stock held by the public stockholders.

None of our founders, directors or officers has ever been associated with a publicly held blank check company.

None of our founders, directors or officers has ever served as a director or officer of a development stage public company with the business purpose of raising funds to acquire a business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate our business combination through a blank check company or a company with a structure similar to ours.

Because of the requirement that we complete our initial business combination within 24 months (or up to 30 months if extended by stockholder vote) our directors and officers may be motivated to approve our initial business combination during that time period so that they may get their out-of-pocket expenses reimbursed and so that they are able to capitalize on the low cost basis of their investment in us.

Our directors, officers, founders and their respective affiliates may receive reimbursement for out-of-pocket expenses incurred by them or their respective affiliates (including employees of such affiliates) in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations, including traveling to and from the offices, service centers, or similar locations of prospective acquisition targets to examine their operations. The funds for such reimbursement will be provided from the money that is being held outside of the trust account or is permitted to be released from the trust account. In the event that we do not effect our initial business combination within 24 months (or up to 30 months if extended by stockholder vote), then any expenses incurred by such individuals in excess of the money being held outside of the trust account or permitted to be released from the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete our initial business combination within such time period, those expenses will be repaid by the acquisition target.

Furthermore, our founders paid an aggregate of only $25,000, or approximately $0.0058 per founder unit, for their 4,312,500 founder units (including an aggregate of up to 562,500 founder units subject to forfeiture to the extent the underwriters’ over allotment option is not exercised) issued and outstanding prior to this offering and the private placement of the insider warrants. This nominal amount is significantly lower than the price of the units being sold in this offering. After giving effect to this offering and the sale of the insider warrants and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at February 20, 2008 (as decreased by the value of shares of common stock which may be converted into cash) would have been $100,549,010 or approximately $7.06 per share, representing an immediate increase in net tangible book value of approximately $7.08 per share to the founders. As such, our founders’ low cost basis would allow them to benefit from an initial business combination in which the final share price following that acquisition is lower than that which would be profitable to stockholders who purchase units, shares or warrants in the public market.

Accordingly, our directors and officers may have an incentive to approve and complete our initial business combination for reasons other than just what is in the best interest of our public stockholders.

Upon completion of our offering, our founders will continue to exercise significant influence over us and their interests in our business may be different than yours.

Upon completion of our offering, our founders and their permitted transferees (which may include our directors and officers) will own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants that are subsequently exercised), could allow our founders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our founders and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

Our founders, directors or officers may purchase our securities from time to time after the completion of this offering, which could require us to comply with the tender offer rules or other requirements of the federal securities laws.

In the future, our founders, directors or officers or any of their respective affiliates may decide, for financial or other reasons, to purchase our securities in the open market or in private transactions (which may be at a premium over the then prevailing market price). Any decision to purchase additional securities in the open market or private transactions will likely be based on the trading price of the securities and a determination that the purchase represents an attractive investment opportunity, and may include purchases in connection with stockholders meetings to approve an initial business combination or the extension of the time period in which we must consummate our initial business combination from stockholders who have cast their votes against that proposal. Depending on the circumstances of such purchases, any such purchases might constitute a “tender offer” under, and need to be made in compliance with, applicable tender offer regulations, or require us to comply (and to ensure that our founders, officers and directors comply) with other requirements of the U.S. federal securities laws. Such compliance may limit the manner in which such purchases could be made, and may be expensive and time-consuming.

Prior to the meeting called for the purpose of approving an initial business combination, our founders, directors or officers may purchase shares from our public stockholders in privately negotiated transactions, which may make it more likely that the proposed initial business combination would be approved.

In the event our founders, directors or officers purchase shares in privately negotiated transactions from stockholders who have already cast votes against a proposed initial business combination and requested conversion of their shares, such selling stockholders would be required to revoke their prior votes against the proposed initial business combination and to revoke their prior elections to convert their shares and to cast new votes in favor of the proposed initial business combination. The revocation of prior negative votes and substitution therefore of votes in favor of the proposed initial business combination would have the effect of reducing conversions and increasing votes in favor of the proposed initial business combination, thereby making it more likely that the proposed initial business combination would be approved.

Because we have opted out of Section 203 of the Delaware General Corporation Law regulating corporate takeovers, our founders may transfer control of us to a third party, which may limit the price that investors are willing to pay in the future for shares of our common stock.

We have opted out of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder for a period of three years after the interested stockholder became so. Therefore, subject to certain transfer restrictions described herein, our founders may transfer control of us to a third party by transferring our common stock, which would not require the approval of our board of directors or our other stockholders. In addition, such a change of control may not involve a merger or other transaction that would require payment of consideration to our other stockholders. The possibility that such a change of control could occur may limit the price that investors are willing to pay in the future for shares of our common stock.

Claims for indemnification by our directors and officers may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

Under our amended and restated certificate of incorporation and pursuant to certain indemnity agreements, we have agreed to indemnify our directors and officers against a variety of expenses (including attorneys’ fees) to the fullest extent permitted under Delaware law. Indemnification payments made to our directors and officers entitled to indemnification under our amended and restated certificate of incorporation or under indemnity agreements may reduce the amount of money in the trust account. See “Management—Limitation on Liability and Indemnification of Directors and Officers.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees, or directors following our initial business combination;

•
our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective acquisition targets;

•	the ability of our directors and officers to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the listing or delisting of our securities from the AMEX or the ability to have our securities listed on the AMEX or any other securities exchange following our initial business combination;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds:
Gross proceeds from units offered to public	$150,000,000	$172,500,000
Gross proceeds from insider warrants sold in the private placement	4,750,000	4,750,000
Total gross proceeds	$154,750,000	$177,250,000

Offering expenses:
Underwriting discounts (7.0% of gross proceeds from units offered to the public)(1)	$10,500,000	$12,075,000
Legal fees and expenses	350,000	350,000
Accounting fees and expenses	70,000	70,000
Printing and engraving expenses	100,000	100,000
SEC registration fee	6,770	6,770
FINRA filing fee	17,750	17,750
AMEX listing fees	70,000	70,000
Miscellaneous expenses	135,480	135,480
Total offering expenses	$11,250,000	$12,825,000
Proceeds after offering expenses	$143,500,000	$164,425,000

Net offering and private placement proceeds held in the trust account	$148,500,000	$170,212,500
Deferred underwriting discount held in the trust account	5,250,000	6,037,500
Net offering proceeds not held in the trust account	250,000	250,000
Percentage of gross offering proceeds held in the trust account	99.0%	98.7%

Fees payable to AAM for office space and administrative services ($10,000 per month for 30 months (assuming maximum extension of the period of time to complete our initial business combination))		$300,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)(2)		$1,700,000
Total		$2,000,000

(1) The underwriters have agreed to defer $5,250,000 of their underwriting discounts (or $6,037,500 if the over-allotment option is exercised in full), which equals 3.5% of the gross proceeds of this offering, until completion of our initial business combination. Upon completion of our initial business combination, $5,250,000, which constitutes the underwriters’ deferred commissions (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), reduced pro-ratably by the exercise of stockholder conversion rights, will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs, general corporate purposes, payment of principal, or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(2) $2,000,000 of interest income earned (after taxes payable) on the amounts held in the trust account will be available to us to pay for our working capital and other requirements. Any such funds may only be released to the extent interest has been earned.

Of the proceeds of this offering and the private placement, $148,500,000 (or $170,212,500, if the underwriters’ over-allotment option is exercised in full), or approximately $9.90 per unit, will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement of which this prospectus forms a part. These proceeds will include $4,750,000 in net proceeds from the private placement of the insider warrants and $5,250,000 in deferred underwriting discount (or $6,037,500, if the underwriters’ over-allotment option is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or as part of any liquidation of our trust account except to holders who have exercised conversion rights in connection with an extension of the period within which we must consummate our initial business combination, if applicable. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, or local tax obligations in respect of the trust account. The proceeds held in the trust account may be used as consideration to pay the sellers of an acquisition target with which we complete our initial business combination (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount), less any amounts payable to stockholders exercising conversion rights. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target having a fair market value of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for such initial business combination, subject to a majority of our public stockholders voting in favor of the initial business combination and less than 30% of the public stockholders voting against the initial business combination and exercising their conversion rights.

We believe that prior to the consummation of an initial business combination, the $250,000 of proceeds initially held outside of the trust account, as well as the income earned on the trust account, net of taxes payable on such interest, up to a maximum of $2,000,000, will be sufficient to cover our operating expenses for the 24 months subsequent to the final prospectus date (or up to 30 months if our stockholders approve an extension) and to cover the expenses incurred in connection with an initial business combination. However, this estimate may prove inaccurate and our actual expenditures for some or all of these items may differ from the estimates set forth herein, especially if a portion of the available funds is used to make a down payment or pay exclusivity or similar fees in connection with an initial business combination or if we expend a significant portion of the available funds in pursuit of an initial business combination that is not consummated. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. If we do not have sufficient funds available to cover our expenses, we may be forced to obtain additional financing, either from our existing stockholders, founders, directors and officers, or third parties. We may not be able to obtain additional financing and our founders, existing stockholders, directors and officers are not obligated to provide any additional financing. If we do not have sufficient funds and cannot find additional financing, we may be forced to liquidate prior to consummating an initial business combination. If we choose to obtain additional financing in order to fund due diligence and other expenses associated with locating an acquisition target, such additional financing could be in the form of a loan incurred by us.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect our initial business combination, or in the event that indebtedness from third parties is used, in whole or in part, to provide cash that we use to effect our initial business combination, the proceeds held in the trust account that are not used to complete our initial business combination or paid to the underwriters as deferred underwriting discount, will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used to provide cash to effect our initial business combination, none of our founders, directors or officers would be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with our initial business combination, either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the acquisition target(s) that we acquire in the initial business combination, to effect other acquisitions, or for working capital, as determined by our management or board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the acquisition target, to make other acquisitions, and to pursue our growth strategy.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. government having an average maturity of 180 days or less, or in money market funds that invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the U.S. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act. The interest income earned on investment of the net proceeds not held in the trust account during this period, net of taxes payable on such interest, as well as the income earned on the trust account, net of taxes payable on such interest, up to a maximum of $2,000,000, will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until an initial business combination is completed. Any such funds may only be released to the extent interest has been earned.

We intend to pay AAM, a company affiliated with our founders, a monthly fee of $10,000 for general and administrative services including office space and administrative, technology and secretarial services. This arrangement will be agreed to by AAM for our benefit and is not intended to provide our directors or officers compensation in lieu of a salary. We believe, based on fees for similar services in the New York metropolitan area, that the fee expected to be charged by AAM is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our stockholders on a pro rata basis.

We do not expect to pay any of our founders, directors or officers, or any entity with which they are affiliated, any finder’s fee for services rendered to us prior to or in connection with an initial business combination. However, our founders, directors, officers and their respective affiliates (including employees of such affiliates) will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing due diligence on potential target businesses. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after an initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons for periods after an initial business combination.

A public stockholder will be entitled to receive funds from the trust account (net of taxes and any amounts disbursed to us for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete an initial business combination, or if such public stockholder converts its shares of common stock into cash in connection with an initial business combination that the public stockholder voted against and which we actually consummate, or an extension of the time period within which we must consummate our initial business combination that the public stockholders voted against and that was approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. The founders and their permitted transferees are not entitled to convert any of their founder shares into a pro rata share of the trust account. However, founders who acquire shares of common stock in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares of common stock upon the liquidation of the trust account if we fail to consummate an initial business combination within the required time period. We will pay the costs of liquidation from our remaining assets outside of the trust account. We may, however, request up to $75,000 of accrued interest on the trust account from the trustee to pay for liquidation costs and expenses.

Upon the completion of our initial business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ deferred discount excluding any accrued interest thereon, net of the pro rata amount of the underwriters’ deferred discount paid to stockholders who both vote against the initial business combination and properly exercise their conversion rights. In the event that we are unable to complete our initial business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that they will forfeit any rights or claims to such proceeds and any interest earned thereon, and that the proceeds attributable to the underwriters’ deferred discount will be distributed on a pro rata basis among the public stockholders along with any accrued interest thereon.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination or otherwise may restrict or prohibit payment of dividends. In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

If the size of this offering is increased, a stock dividend or stock split will be effectuated so that the ownership represented by the founder units remains at 20% following this offering after giving effect to any forfeiture of units to the extent the underwriters’ over-allotment option is not exercised in full.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the founder warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of our common stock that may be converted into cash), by the number of outstanding shares of our common stock.

The following table sets forth information with respect to our existing stockholders and the investors in this offering:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number(1)	Percentage	Amount	Percentage
Founders	3,750,000	20%	$25,000	0.02%	$0.007
Investors in this offering	15,000,000	80%	150,000,000	99.98%	10.000
Total	18,750,000	100%	$150,025,000	100%

(1)	Assumes the non-exercise of the underwriters’ over-allotment option and the resulting forfeiture of 562,500 founder units.

At February 20, 2008, our net tangible book value was ($86,000). After giving effect to the sale of 15,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of 4,750,000 insider warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at February 20, 2008 (as decreased by the value of shares of common stock which may be converted into cash) would have been $100,549,010 or approximately $7.06 per share, representing an immediate increase in net tangible book value of approximately $7.08 per share to the founders and an immediate dilution of approximately $2.94 per share or approximately 29.4% to the investors in this offering who do not exercise their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $44,549,990 less than it otherwise would have been because, if we effect an initial business combination, the conversion rights of the public stockholders (but not our founders either with respect to their founder shares or any shares of common stock purchased in this offering or the aftermarket) may result in the conversion into cash of up to, but less than, 30% of the aggregate number of the shares of common stock issued in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed initial business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the investors in this offering on a per-share basis, assuming no value is attributed to the warrants included in the units or the founder warrants:

Public offering price		$10.00
Net tangible book value before this offering and sale of insider warrants	(0.02)
Increase attributable to investors in this offering and sale of insider warrants	7.08
Pro forma net tangible book value after this offering and sale of insider warrants		7.06
Dilution to investors in this offering not exercising conversion rights		$2.94

The pro forma net tangible book value per share after this offering and sale of insider warrants is calculated as follows:

Numerator:
Net tangible book value before this offering and sale of insider warrants	$(86,000)
Offering costs incurred in advance and excluded from tangible book value before this offering	110,000
Net proceeds from this offering and sale of insider warrants(1)	148,750,000
Less: Deferred underwriting discounts and commissions to be paid upon consummation of an initial business combination(2)	(3,675,000)
Less: Proceeds held in the trust account subject to conversion to cash ($9.90 x 4,499,999)	(44,549,990)
Total net tangible book value after this offering and the sale of the insider warrants	$100,549,010
Denominator:
Shares of common stock outstanding prior to this offering(3)	3,750,000
Shares of common stock included in the units being sold in this offering	15,000,000
Less: Shares subject to conversion (15,000,000 x 30.0% – one share)	(4,499,999)
14,250,001

(1)
Assumes no exercise of the underwriters’ over-allotment option and excludes 562,500 founder units subject to forfeiture. Includes $250,000 of offering proceeds not held in the trust account for our benefit.

(2)
Assumes maximum conversion to cash of shares subject to conversion (4,499,999 shares) in connection with our business combination and reflects the corresponding pro rata reduction in the deferred underwriting discounts and commissions to be paid upon consummation of an initial business combination to approximately $3,675,000, or $0.35 per share.

(3)	Assumes that 562,500 founder shares are forfeited due to the non-exercise underwriters’ over-allotment option.

CAPITALIZATION

The following table sets forth our capitalization:

•	at February 20, 2008; and

•
as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the private placement, the application of the estimated net proceeds derived from the sale of those securities, and the forfeiture of 562,500 founder units assuming that the underwriters do not exercise any portion of their over-allotment option.

	As of February 20, 2008
	Actual	As Adjusted(1)

Note payable to founders(2)	$200,000
Deferred underwriting discount(3)	—	$3,675,000
Common stock subject to possible conversion, 0 and 4,499,999 shares, shares at conversion value(4)	$—	$44,549,990
Stockholders’ equity (deficit):(5)
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 225,000,000 shares authorized; 4,312,500 shares issued and outstanding; 14,250,001 shares issued and outstanding (excluding 4,499,999 shares subject to possible conversion), as adjusted	431	1,425
Additional paid-in capital	24,569	100,548,585
Deficit accumulated during the development stage	(1,000)	(1,000)
Total stockholders’ equity	24,000	100,549,010
Total capitalization	$224,000	$148,774,000

(1)	Assumes that the underwriters’ over-allotment option is not exercised and 562,500 founder units are forfeited by our founders.

(2)
On February 20, 2008, we issued a promissory note in the amount of $200,000 in favor of our founders. This note does not bear interest and is due on the earlier of (i) 60 days following the consummation of this offering and (ii) February 28, 2009.

(3)
For purposes of presentation, this table assumes maximum conversion to cash of shares subject to conversion (4,499,999 shares) in connection with our business combination and reflects the corresponding pro rata reduction in the deferred underwriting discounts and commissions to be paid upon consummation of an initial business combination to approximately $3,675,000, or $0.35 per share.

(4)
If we complete our initial business combination, the conversion rights afforded to our public stockholders (but not to our founders, either with respect to their founder shares or any shares of common stock purchased in this offering or the aftermarket) may result in the conversion to cash of up to, but less than, 30% of the aggregate number of shares of common stock included in the units issued in this offering at a per-share conversion price equal to the amount then on deposit in the trust account, including any interest accrued thereon (after taxes payable on such interest income and after release of up to $2,000,000 of interest earned to fund our working capital and other requirements), as of two business days prior to the proposed completion of our initial business combination divided by the number of shares of common stock sold included in the units in this offering then outstanding.

(5)
Includes an aggregate of $4,750,000 payable on or prior to the final prospectus date by our founders for their purchase of an aggregate of 4,750,000 insider warrants from us at a purchase price of $1.00 per warrant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company organized under the laws of the State of Delaware on February 13, 2008. We were formed for the purpose of acquiring, or acquiring control of, one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination. Our initial business combination will be an acquisition of a controlling ownership interest in an acquisition target.

We will only consider acquiring operating businesses in the alternative asset management sector or a related sector, meaning a business providing services or products with respect to alternative asset management businesses or to investors in such businesses. Businesses in the alternative asset management sector are commonly referred to by categories such as hedge funds, private equity funds, or real estate funds, among others. We do not have any specific initial business combination under consideration and neither we nor anyone on our behalf has contacted any prospective acquisition targets or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Following the consummation of our initial business combination, we may pursue other acquisition opportunities, including minority stakes in such businesses.

We intend to effect our initial business combination using cash from the proceeds of this offering and the private placement of insider warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our capital stock in our initial business combination:

•	may significantly dilute the equity interest of our existing stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present directors and officers;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flows after our initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt securities contain covenants that require the maintenance of certain financial ratios or reserves, and we breach any such covenant without a waiver or renegotiation thereof;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing if the debt security contains covenants restricting our ability to obtain such additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions, and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our activities since inception have been limited to preparation for our proposed fundraising through an offering of our equity securities.

Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering, including the payment of $10,000 per month for up to 24 months (or up to 30 months if our stockholders approve an extension) (up to an aggregate of $240,000, or $300,000 if our stockholders approve an extension) to AAM, an affiliate of our founders, for office space and administrative services.

Liquidity and Capital Resources

We have not had significant liquidity needs to date. We expect to satisfy any short-term liquidity needs using the proceeds from the sale in February 2008 of our founder units ($25,000) and a promissory note payable to our founders ($200,000).

We estimate that the net proceeds from the sale of the units in this offering (including the underwriters’ deferred discount) and the sale of insider warrants in the private placement on or prior to the final prospectus date, after the payment of offering expenses, will be approximately $148,750,000 (or $170,462,500 if the underwriters’ over-allotment option is exercised in full). Other than $250,000 to be used for working capital, this entire amount will be held in the trust account. An additional amount equal to 3.5% of the gross proceeds of this offering, or $5,250,000 ($6,037,500, if the underwriters’ over-allotment option is exercised in full), will also be used to pay the underwriters a deferred discount upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination.

We will use a substantial portion of the net proceeds of this offering in connection with our initial business combination, including identifying and evaluating prospective acquisition targets and structuring, negotiating, and consummating the transaction. To the extent we use our capital stock in whole or in part as consideration for our initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discounts paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the acquisition target or targets. Such funds could be used in a variety of ways including continuing or expanding the acquisition target’s operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the funds not held in the trust account, plus up to an aggregate of $2,000,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least 24 months following the final prospectus date (or up to 30 months if our stockholders approve an extension), assuming that an initial business combination is not consummated during that time. Any such funds may only be released to the extent interest has been earned. Over this time period, we will be using these funds to identify and evaluate prospective acquisition targets, perform business due diligence on prospective acquisition targets, travel to and from the property and asset locations that represent prospective acquisition targets, review corporate, title, environmental, and financial documents and material agreements regarding prospective acquisition targets, select the acquisition target to acquire and structuring, negotiating and complete the initial business combination. We anticipate that we will incur expenses for the due diligence and investigation of an acquisition target (including expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of an initial business combination), legal and accounting fees relating to our SEC reporting obligations (including the proxy statement in connection with an initial business combination), fees relating to certain general and administrative services representing $10,000 per month for up to 24 months (or up to 30 months if our stockholders approve an extension), general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, and for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate an initial business combination that is presented to us.

We may apply any cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Our founders have agreed to purchase a total of 4,750,000 insider warrants on or prior to the final prospectus date at the price of $1.00 per warrant for a total of $4,750,000 from us in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Each insider warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share. Upon the later of one year from the final prospectus date or the consummation of the initial business combination, the holders of the insider warrants are entitled, at any time and from time to time, to exercise the insider warrants by paying cash or on a cashless basis at the discretion of the holder. The proceeds from the sale of the insider warrants will be deposited into a trust account, subject to a trust agreement and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination.

The public warrants, the founder warrants and the insider warrants are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants. We must use our commercially reasonable efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above. Except for the founder warrants and the insider warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The founder warrants and the insider warrants, however, may be exercised by means of cashless exercise. If a holder of public warrants does not, or is not able to, exercise such warrants, those warrants will expire worthless. This expiration would result in such holders paying the full purchase price for the units offered hereby solely for the shares of common stock issuable upon exercise of such units. Since we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will, therefore, account for the warrants as equity.

Controls and Procedures

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the final prospectus date, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our acquisition target or targets prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. An acquisition target may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized acquisition targets we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions issuable upon exercise of significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement, and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of an acquisition target, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

The independent auditors may identify additional issues concerning an acquisition target’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with an average maturity of 180 days or less or in money market funds that invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the U.S. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On February 20, 2008, our founders purchased 4,312,500 founder units, with each founder unit consisting of one share and one warrant, for an aggregate purchase price of $25,000.

Our founders have agreed to purchase an aggregate of 4,750,000 insider warrants at $1.00 per warrant for a total of $4,750,000 in a private placement that will occur on or prior to the final prospectus date.

We are obligated, commencing on the final prospectus date, to pay AAM, an entity affiliated with our founders, a monthly fee of $10,000 for office space and general administrative services for up to 24 months (or up to 30 months if our stockholders approve an extension) (up to an aggregate of $240,000, or $300,000 if our stockholders approve an extension).

Our founders have made a $200,000 non-interest bearing loan to us to fund a portion of the offering expenses owed by us to third parties. The loan is repayable on the earlier of (i) 60 days following the consummation of this offering and (ii) February 28, 2009. The principal balance is prepayable without penalty at any time in whole or in part. The proceeds from the loan are being used to pay organizational and operating expenses.

We have agreed to indemnify our directors and officers against liabilities and expenses to the fullest extent authorized by Delaware law. See “Management—Limitation on Liability and Indemnification of Directors and Officers.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of February 20, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we were newly organized as of February 13, 2008 and have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on February 13, 2008. We were formed for the purpose of acquiring, or acquiring control of, one or more operating business or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination. Our initial business combination will be an acquisition of a controlling ownership interest in an acquisition target.

We will only consider acquiring operating businesses in the alternative asset management sector or a related sector, meaning a business providing services or products with respect to alternative asset management businesses or to investors in such businesses. Businesses in the alternative asset management sector are commonly referred to by categories such as hedge funds, private equity funds or real estate funds, among others.

We do not have any specific initial business combination under consideration and neither we nor anyone on our behalf has contacted any prospective acquisition targets or had any discussions, formal or otherwise, with respect to such a transaction. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will have until 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension) to complete our initial business combination. If we fail to complete our initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating.

Competitive Strengths

We believe we have the following competitive strengths compared to other entities that have business objectives similar to ours.

Experienced Officers and Board of Directors

In pursuing our initial business combination, we will seek to capitalize on the skills, experience and networks of our founders, directors and officers. Our founders collectively possess more than 80 years of experience in the alternative asset management and financial services industries. Our founders, officers and directors have built extensive networks and relationships within the alternative asset management sector, a sector where they have gained the majority of their professional experiences. We believe that access to these networks will be one of the keys to our success and we expect to be able to leverage these networks to effectively and quickly source, identify, structure and consummate acquisition opportunities. Through these networks, we may be able to identify such opportunities that may not be available to our competitors. We also believe that the expertise of our founders, officers and directors in operating and managing businesses in the alternative asset management sector, including in particular the ability to identify revenue and cost synergies, assess risk and evaluate management teams, will enable us to opportunistically consummate an acquisition that may not be identified as attractive by our competitors. In addition, the experience and networks of our founders, officers and directors may also provide us with opportunities to attract and recruit highly qualified executives, particularly individuals with whom they have worked in the past, to assist us in managing the businesses that we may acquire.

Our management team includes:

•
Mr. Randall Yanker, our chief executive officer, president and director, has more than 25 years of trading, investment management and business development experience with various investment banks including Salomon Brothers, Swiss Bank Corporation and Lehman Brothers. At Swiss Bank Corporation and Lehman Brothers, he was responsible for the initial business development of each firm’s hedge fund alternative asset management business. He is a co-founder and senior partner of AAM.

•
Mr. Elliot Stein Jr., the chairman of our board of directors, has been an executive and an investor in various companies for more than 30 years, and during that time has served as an officer and director in various private and publicly-owned companies in multiple industries, including media, finance, retail and manufacturing. He presently serves on the boards of directors of Apollo Investment Corporation and several privately owned companies.

•
Mr. Rodney Yanker, our chief operating officer and secretary, has more than 25 years of management consulting, direct investing, family office management, infrastructure building and operational expertise with leading firms including Deloitte & Touche and Ramsey Financial. For the past five years, he has served on the board of managers for certain publicly registered funds of Ivy Asset Management, a subsidiary of Bank of New York Mellon. He is a co-founder and senior partner of AAM.

In addition, our independent directors – Messrs. Rossi, Medley and Reiss and Ms. Meaden-Grenham – have also developed a diverse network of operational and transactional relationships over the course of their respective careers. These relationships include an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds and entrepreneurs. We anticipate that we will be able to use these relationships to develop a significant number of relationships as well as to potentially generate a flow of investment opportunities. We believe, furthermore, that we will obtain a number of opportunities, including potential access to proprietary deal flows, which would not otherwise necessarily have been available to us as a result of the involvement of our founders and directors with our business.

Relationship with Alternative Asset Managers, L.P.

We believe that our access to AAM’s resources, through our founders, will provide us with substantial acquisition opportunities and the tools necessary to evaluate and structure such transactions in a disciplined manner. AAM is a private investment boutique founded in 2004 by Randall Yanker and Rodney Yanker, both of whom serve as directors and officers of our company. We believe that we will be able to leverage AAM’s relationships, platform and positioning in the alternative asset management sector to source and consummate a business combination. In addition to Randall Yanker and Rodney Yanker, AAM is supported by a five-member advisory board comprised of well-known investment professionals with substantial experience at leading global financial services firms. We believe that the experience of AAM’s professionals, coupled with their proprietary investment methodology, enables AAM to effectively identify and assess investment opportunities, which we believe will enhance our ability to source potential acquisition targets and evaluate their attractiveness. In addition, through our involvement and interaction with AAM’s professionals and advisors, we expect that our officers and directors will be able to identify trends and developments, which could provide us with opportunistic acquisition targets.

AAM sources investment opportunities through a network of relationships that span across the global asset management industry, including management relationships, relationships of the AAM advisory board, recommendations from managers of existing portfolio companies as well as participation at conferences and industry panels hosted by leading educational and research institutions. Investment opportunities presented through the global AAM network are evaluated on a broad range of parameters, including investment universe, portfolio manager expertise, target fund size, risk management criteria and business development methodology. In 2007, AAM was presented with over 250 potential transactions. AAM conducted further diligence on approximately 25 of these opportunities and ultimately invested $175 million in three funds. Once a business is funded, AAM supports its portfolio firms with a business development plan and ongoing risk management and reporting.

We also believe that AAM’s infrastructure provides us access to a turnkey platform where we can better implement our business strategy, which is an extension of AAM’s existing business model. We expect that the experience of AAM’s professionals, coupled with their proprietary investment methodology, will enable AAM to effectively identify and assess investment opportunities, which we believe will enhance our ability to source potential acquisition targets and evaluate their attractiveness. In addition, through our involvement and interaction with AAM’s professionals and advisors, we expect that our officers and directors will be able to identify trends and developments, which could provide us with opportunistic acquisition targets. Furthermore, where appropriate, AAM’s professionals will be available to offer us advice on transaction structuring and other matters.

We believe that, while our investment objectives and the risk factors associated with them share similarities with AAM that we can use to our benefit, we also believe that our operations and focus are sufficiently differentiated from AAM that our specific business objectives are unlikely to conflict with theirs. Areas in which our operations and AAM’s both complement and differ from one another include:

•
Focus. AAM has focused principally on investing in single-manager emerging hedge funds; however, we will be evaluating a much wider range of mature acquisition candidates in the alternative asset management sector. In addition to various hedge funds, we will also potentially be evaluating private equity and real estate funds as well as funds of funds, service providers and other businesses related to the industry. However, investment vehicles can often be evaluated using similar criteria, meaning that the expertise developed by AAM is likely to be useful to us in evaluating potential acquisition targets.

•
Investors. Due to its status as a privately held asset management partnership, AAM targets high-net-worth individuals and institutions who are “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act or “qualified institutional buyers,” as defined under Rule 144A under the Securities Act. As a public company, we will not be limited by this investment requirement.

•
Diversification. While many of the risks faced by AAM and us will be similar because we will operate in the same general industry, our focus on more established companies may mean that we will not face some of the risks faced by AAM. For example, we expect that our potential acquisition targets will not be subject to the various business risks and uncertainties associated with a new or emerging business, such as the risk that the business will be unable to raise a sufficient amount of capital to commence full operation, the risk that it will not achieve its initial investment objectives, the market and non-diversification risks that smaller hedge funds face associated with investing in a small number of investments, and the risks associated with not being able to have control over the investment strategies of a single-manager hedge fund.

•
Investments. Our ability to invest in particular targets may be in some ways more limited than AAM’s ability, due to the requirement that any company in which we invest must become part of a public company. In addition, as a privately held asset management partnership, AAM may be able to structure transactions that could be more difficult for us as a result of tax, investment company, securities or other laws that may apply to us as a public company.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to acquisition targets that are not public companies (although we have the flexibility to acquire a public company). As an existing public company, we offer a non-public acquisition target an alternative to the traditional initial public offering (“IPO”) through a merger or other business combination. In this situation, the owners of the acquisition target would exchange their shares in that entity for either shares of our stock or a combination of shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe many non-public acquisition targets will find this method a more certain and cost-effective method to becoming a public company than the typical IPO. There are also other expenses incurred in IPO preparation, marketing and road show efforts that would likely not be present to the same extent in a business combination with us.

Furthermore, once our stockholders approve the proposed initial business combination and the transaction is consummated, the acquisition target will have effectively become public, whereas an IPO remains subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the acquisition target would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. Becoming a public company can also offer other benefits, for example by augmenting a company’s profile among potential new customers and vendors and by helping to attract talented employees.

Financial Position

With a trust account initially in the amount of approximately $149 million (assuming no exercise of the underwriters’ over-allotment option), we offer an acquisition target a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt, or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the acquisition target to fit its needs and desires (although we have not yet taken any steps to secure third-party financing and there can be no assurance such financing would be available to us).

Business Strategy

We will seek to capitalize on the substantial investing and operating expertise of our founders, directors and officers, who have extensive experience investing in, owning and operating businesses across sectors, and particularly managing alternative asset management companies. We intend to use some or all of the following criteria and guidelines to evaluate prospective acquisition targets. However, as we will evaluate each potential target based on its unique structure, track record and potential as a business, we may enter into an initial business combination with an acquisition target that does not meet any or all of these criteria if we believe it has the potential to create significant stockholder value based on certain qualitative factors we may not currently foresee. For example, a potential target may be attractive to us because it has what we believe to be an innovative business model or possesses unique and profitable intellectual property rights.

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Experienced Management Teams. We will seek to acquire businesses with experienced, proven management teams that have created an effective business culture and implemented best practices in their operations such as investing capital, analyzing risk and underwriting. We intend to focus particularly on alternative asset managers who, as a result of their proprietary trading and management activities, have valuable insights and access to information about the U.S. and global economies and capital markets. We believe that, in many cases, the industry expertise of our officers and directors would be used to complement, rather than replace, the management team of the acquired business.

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Competitive Industry Position. We will seek to acquire businesses or operations that have strong market positions in their respective areas of the alternative asset management sector. For example, we will focus on businesses that have leading or niche market positions and that demonstrate sustainable advantages when compared to their competitors. We will analyze the strengths and weaknesses of acquisition targets relative to their competitors, and will evaluate factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will also consider businesses with strong and scalable platforms that are poised to gain from our industry expertise and relationship base.

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Proven Operating Track Record. We will seek to acquire established businesses with a history of, or potential for, generating strong and stable free cash flows. We will focus on acquisition targets with stable, predictable, recurring revenue streams and low working capital and capital expenditure requirements. We may acquire a business that has not performed well in the past, but our expectation would be that, if we did so, we would believe it to be poised for future growth. While we do not intend to acquire a start-up company, we would not be precluded from doing so in appropriate circumstances.

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Potential to Increase Profitability. We will seek to acquire a business that has potential to significantly improve profitability, where we could assist in improving performance by augmenting asset growth or by applying our proprietary management and risk evaluation strategies to enhance the target’s existing capabilities. We may consider businesses in need of refinancing or recapitalization that demonstrate significant potential for strong future financial performance.

While we believe these criteria are important, we will also consider other factors in evaluating any potential initial business combination, and we may decide to enter into our initial business combination with an acquisition target that does not meet these criteria and guidelines.

Investment Focus on the Alternative Asset Management Sector

Background

The asset management industry can be broadly divided into two categories – traditional asset management and alternative asset management – each of which is described in more detail below:

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Traditional asset management generally involves managing portfolios of actively traded equity, fixed income and/or derivative securities. Investment objectives may include total return, capital appreciation, current income, and/or replicating the performance of a specific index. Such portfolios may include investment companies registered under the Investment Company Act (e.g., mutual funds, closed-end funds, or exchange-traded funds) or separate accounts managed on behalf of individuals or institutions. Managers of such portfolios are usually compensated at a contracted fee based on the assets under management, generally without regard to performance of the investments held in the portfolio. In the U.S., portfolio managers are typically registered with the SEC under the Investment Advisers Act.

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Alternative asset management generally involves managing portfolios using various investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within certain predefined risk parameters. These investment returns tend to have a lower correlation to the broader market than traditional asset management strategies. Alternative asset management portfolios may be held through funds organized as limited partnerships, or other business forms, separate accounts managed on behalf of individuals or institutions, or investment companies registered under the Investment Company Act (e.g., business development companies). Alternative asset management businesses are typically exempt from registration with regulatory authorities. In the U.S., such businesses may or may not be registered with the SEC under the Investment Advisers Act, depending upon certain factors, such as the registration status of such portfolios, number of clients and the amount of assets under management. Alternative asset management portfolios are commonly referred to by categories such as hedge funds, private equity funds, real estate funds and fund of funds, among others. Alternative asset management companies often receive a significant performance fee (incentive income) component and investor expectations are often framed in terms of absolute returns, rather than returns which are measured in relation to benchmark indices.

Alternative asset managers have experienced significant growth in the past and we believe that they have significant opportunities to do so in the future. We believe that this growth is driven by the above market returns that hedge funds have been able to deliver compared to the broader market. The Barclay Hedge Fund Index, an index representing approximately 3,000 hedge funds, has achieved an average monthly return of 1.05% with a standard deviation of 1.97% from 1997 to 2007. These data are publicly available free of charge on The Barclay Group’s website www.barclaygrp.com. During the same period, the S&P 500 averaged a monthly return of 0.61% with a standard deviation of 4.29%. As a result of their generally higher returns and lower volatility relative to the S&P 500, alternative asset managers have enjoyed success in fund-raising in recent years. These data are publicly available free of charge on Standard & Poor’s website at www.standardandpoors.com. According to Hedge Fund Research, Inc., in the past 15 years, hedge fund assets under management have grown from $58.4 billion in 1991 to $1.8 trillion as of September 30, 2007, a compound annual growth rate of 24.4%. These data are publicly available free of charge on Pension & Investment’s website at www.pionline.com. Pension funds in particular represent a primary source of investments and potential organic growth opportunity for alternative asset managers. According to Pensions & Investments, the top 1,000 U.S. pension funds have assets under management of $7.4 trillion, up from $6.5 trillion in 2006. Additionally, the top 200 U.S. pension funds increased their allocation of assets to private equity and hedge funds to 4.6% in 2007, up from 3.5% in 2006. These data are publicly available free of charge on Pension & Investment’s website at www.pionline.com. Information on these websites is not, however, a part of this prospectus. Among the areas that we intend to focus on initially are businesses that operate and manage hedge funds and/or private equity funds. However, our search will not be limited to a particular industry or geographic location. A further discussion of hedge funds, private equity funds, real estate funds and fund of funds is set forth below.

Hedge Funds

Hedge funds generally refer to privately held and unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under a variety of market conditions. Hedge funds typically differ from traditional asset vehicles such as mutual funds either by the strategies they employ or the asset classes in which they invest. Asset classes in which hedge funds may invest include liquid and illiquid securities, derivative instruments, pools of loans or other financial assets, asset-backed securities and a variety of other non-traditional assets such as distressed securities. Hedge funds employ various strategies that may require use of leverage, short positions, hedging, swaps, arbitrage derivatives and quantitative or other methods. Hedge fund managers may be subject to registration as investment advisers under the Investment Advisers Act. Hedge fund managers typically earn management fees based on the net asset value of the fund that they manage and incentive fees based on the performance of the fund (i.e., the net realized and unrealized gains in the portfolio). Hedge fund managers typically commit a portion of their own capital to the funds they manage. Investors can invest and withdraw funds periodically in accordance with the terms of the funds, which may include initial lock-up periods and limitations on withdrawals. Typical hedge fund investors are high net worth individuals and institutions.

Private Equity Funds

Private equity funds generally refer to portfolios of non-actively traded common equity, preferred stock or mezzanine or distressed debt securities of private companies, but such funds may include investments in equity or debt securities of public companies. Private equity funds also may include investments that constitute either control or minority positions in private companies or investments in an array of real estate securities or assets. Private equity fund managers often seek to exploit dislocations in the market. These investments may include significant changes to a company’s capital structure through the use of borrowed capital, a strategy referred to as a “leveraged buyout.” In certain cases, private equity funds engage in the acquisition and delisting of public companies. Private equity funds are typically structured as unregistered funds that obtain commitments from qualified investors to provide a specified amount of equity capital for investment on their behalf. These funds are often fixed-term vehicles with provisions to extend if appropriate. Investors’ capital is typically called by the fund as investments are made and the capital is returned through distributions when those investments are subsequently liquidated, typically within several years of the investment. Private equity fund managers typically earn fees based on various combinations of management fees on committed or contributed capital, transaction and monitoring fees as capital is invested, and fees based on the fund’s profits. Private equity fund managers typically commit a portion of their own capital to the funds they manage, and may be subject to registration as investment advisers under the Investment Advisers Act.

Real Estate Funds

Real estate funds generally refer to portfolios of actively or non-actively traded equity, fixed income, preferred stock or loan securities of real estate companies, mortgage-backed securities, or direct investments in real estate properties. In general, real estate funds are return-oriented portfolios that provide income and/or the potential for long-term capital appreciation. A real estate fund may be structured as a limited partnership or a limited liability company, similar to a private equity fund, or as a REIT. Typical real estate fund investors are high net worth individuals and institutions and may include retail investors under certain structures such as a REIT. Real estate fund managers typically earn management fees paid as a percentage of average assets under management in a fund and performance or incentive fees paid as a percentage of a fund’s earnings performance (i.e., funds from operations) in excess of established preferred returns.

Fund of Funds

Fund of funds generally refer to companies that invest in other funds. This approach is sometimes referred to as a multi-manager investment strategy. A fund of funds allows investors to achieve a broad diversification across a variety of investment funds utilizing different investment strategies that are all wrapped up in one fund. A fund of funds is typically focused on one broad category of investment strategies such as hedge funds, private equity funds or real estate funds, among others.

Opportunities Arising From Increasing Sector Scrutiny

The institutionalization of the alternative asset management sector is pressuring alternative asset managers to develop more robust infrastructures, as large institutional investors require greater transparency and robust risk management systems. In addition, as the investor base and the assets under the management of alternative asset managers continues to expand, there is increased regulatory attention to the sector. In particular, in 2004, the SEC adopted a new rule that had the effect of requiring certain hedge fund managers to register with the SEC as registered investment advisers. Although this rule has been overturned by a U.S. court, the SEC continues to consider the scope of regulation of the hedge fund industry and it has proposed rules that would raise the financial qualification needed by investors to invest in most hedge funds and private equity funds and that would expand the anti-fraud prohibitions of the Investment Advisers Act which are applicable to all investment advisers, whether registered or not. In addition, in June 2007, the Commission Authority Restoration Act of 2007 was introduced into the U.S. House of Representatives to amend the Investment Advisers Act and authorize the SEC to require the registration of hedge fund advisers under the Investment Advisers Act.

Effecting Our Initial Business Combination

General

We were formed to acquire, or acquire control of, one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these in effecting our initial business combination. Although we intend to apply substantially all of the net proceeds of this offering generally toward effecting an initial business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors who purchase units in this offering will be investing in us without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Although we will focus on acquiring operating businesses in the alternative asset management sector or a related sector, there are no limitations on the type of investments we can make in those sectors or the percentage of our total assets that may be invested in any one investment. Subject to the requirement that our initial business combination must be with one or more assets or operating businesses having a fair market value, individually or collectively, of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time of such acquisition (or, if our stockholders have voted to extend our period to complete an acquisition, at the time of the extension vote), we will have virtually unrestricted flexibility in identifying and selecting one or more prospective acquisition targets in the alternative asset management sector or a related sector. Subject to that requirement, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Following the consummation of our initial business combination, we may pursue other acquisition opportunities, including minority stakes in such businesses.

To date, we have not identified any acquisition target and neither we nor anyone on our behalf has initiated any substantive discussions with any prospective acquisition targets. In addition, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition target, to conduct any research or take any measures, directly or indirectly, to locate or contact an acquisition target. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition targets. Neither we nor our founders, directors, officers, promoters, or their respective affiliates will engage in any communications with acquisition targets until after the consummation of this offering. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the acquisition target with which we may ultimately complete our initial business combination. For example, we may seek to complete our initial business combination with a company or business that may be financially unstable, which could subject us to additional risks. Although our management will assess the risks inherent in a particular acquisition target with which we may enter into our initial business combination, this assessment may not identify all of the risks that an acquisition target may face. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact an acquisition target.

Our definition of “initial business combination” should be considered in your investment decisions in connection with this offering and ultimately in connection with the approval of an initial business combination. We will make an initial investment in one or more assets or operating businesses that have a fair market value, individually or collectively, of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for the initial business combination. Under our definition of initial business combination, the acquisition may be consummated through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. We will have the flexibility to acquire less than 100% of the target, but in no event will we acquire less than a controlling share of the target either through the acquisition of a majority of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other equity holder. In the event we acquire less than 100% of an acquisition target, the 80% of our net assets requirement will be based on the fair market value of the acquired interest. It is possible that the stockholders of our company immediately prior to our initial business combination will not hold a majority of the voting equity interests of the surviving company after giving effect to the acquisition. We expect in every case to structure our initial business combination so that stockholders owning up to, but less than, 30% of the shares of common stock issued in this offering could exercise their conversion rights (either in connection with our initial business combination or the extension of the time period within which we must consummate our initial business combination) and the initial business combination could still take place. While the exercise of our stockholders’ conversion rights would not affect our valuation of an acquisition target, any such exercise could require us to raise additional capital through either equity or debt issuances to fund the full acquisition price of our initial business combination. Assuming that all of the interest earned on the trust account prior to the signing of a definitive agreement with respect to an initial business combination is either released to us for working capital purposes or retained for payment of taxes on such interest, then the fair market value of the target(s) would need to be at least 0.80 x $143,250,000 = $114,600,000. Under the same assumptions and assuming also that holders of 30% less one share of our public shares exercise their conversion rights, we would be required to pay approximately $9.90 x 4,499,999 = $44,549,990 for such conversions, leaving us with approximately $98,700,010 in cash available in the trust account to consummate our initial business combination. In such an event, at least approximately $15,899,990 of the consideration for our initial business combination would need to be financed by borrowing or the proceeds of additional issuances of equity (if such consideration is paid in cash) or paid in the form of our stock or other securities.

Sources of Acquisition Targets

While we have not yet identified any acquisition targets, we believe that there are numerous candidates for an initial business combination. We expect that our founders, directors, officers and their affiliates, including AAM, will bring to our attention certain acquisition targets of which they become aware. Over the course of their careers, our founders and other directors and officers have developed a diverse network of operational and transactional relationships with an extensive array of industry experts, consultants, investment banks, law firms, institutional investors, investment funds, financial founders and entrepreneurs. We anticipate that, through these relationships and in the course of their daily business activities, our founders, directors and officers will become aware of various acquisition targets that may be of interest to us. In addition, acquisition targets may also be brought to our attention by various unaffiliated sources (including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community) as a result of being solicited by us. While these unaffiliated sources may bring acquisition targets to our attention only after we solicit them through calls or mailings, we believe that they may also introduce us to acquisition targets they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. In the event we seek to utilize unaffiliated brokers or other sources, our board of directors will approve any finder’s fee we pay to them. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account upon consummation of our initial business combination.

While we do not intend to pursue an initial business combination with any company that is affiliated with our founders, directors or officers, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we would obtain an opinion from an independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority, or FINRA, and is reasonably acceptable to the representative of the underwriters, that such an initial business combination is fair to our stockholders from a financial point of view. Although some of our directors and officers may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition target. In no event will any of our founders, directors or officers, or any entity with which any of them are affiliated, be paid any finder’s fee for any services they render in order to effectuate the consummation of an initial business combination, other than the reimbursement, subject to board approval, of out-of-pocket expenses and a monthly fee to AAM for office and administrative services.

Our founders, directors and officers are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to the other entities with which they are affiliated as well as to our company. In order to minimize potential conflicts of interest that may arise from multiple affiliates, each of our founders and our other officers and directors has agreed to abide by certain restrictions on presenting such opportunities in certain circumstances. See “Management—Conflicts of Interest.”

Selecting an Acquisition Target and Structuring our Initial Business Combination

Our initial business combination must be with one or more assets or operating businesses having a fair market value, individually or collectively, that is at least 80% of our net assets at the time we enter into the definitive agreement for such acquisition. For calculation purposes, “net assets” will exclude taxes due on the amounts in the trust account, amounts disbursed to us for working capital purposes and the amount of the underwriters’ deferred discount. While we will only complete our initial business combination in which we acquire a controlling interest in the target company, we have not established any specific attributes or criteria (financial or otherwise) for prospective acquisition targets, other than the general guidelines set forth under “Business Strategy” above.

Consistent with our operations-centric investment strategy, our management may consider a variety of factors in evaluating a prospective acquisition target, including one or more of the following:

•	results of operations and potential for increased profitability and growth;

•	brand recognition and potential;

•	size, secular growth rate and strategic fundamentals of the target company’s industry;

•	competitive dynamics including barriers to entry, future competitive threats and the target company’s competitive position;

•	product positioning and life cycle;

•	development of detailed projections, quantification of sensitivity of drivers of growth, and profit enhancement;

•	attractiveness of the target company’s cash flow generation capability and return on capital employed;

•	reasonableness of the valuation with a particular focus on the multiple of free cash flow;

•	exit prospects;

•	quality and depth of the management team as it relates to current company operations, as well as the envisioned company in the future;

•	existing distribution arrangements and the potential for expansion;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	regulatory environment of the industry;

•	costs associated with effecting the initial business combination; and

•	industry leadership, sustainability of market share and attractiveness of market sectors in which the acquisition target participates.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting an initial business combination consistent with our business objective. In evaluating a prospective acquisition target, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, discussions with industry participants, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective acquisition target execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refuses to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

For each potential transaction, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial business combination, and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial business combination, we could learn of, identify and analyze acquisition targets in the same way as we will before an initial business combination. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial business combination, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether that acquisition would be in the best interests of our stockholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will be consummated.

The time required to select and evaluate an acquisition target and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective acquisition target with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another initial business combination.

Fair Market Value of Acquisition Target or Targets

Our initial business combination must occur with one or more acquisition targets that have a fair market value, individually or collectively, of at least 80% of our net assets held in the trust account at the time we enter into the definitive agreement for such acquisition. For calculation purposes, “net assets” will exclude taxes due on the amounts in the trust account, amounts disbursed to us for working capital purposes and the amount of the underwriters’ deferred discount. In the event we acquire less than 100% of an acquisition target, the 80% of our net assets requirement will be based on the fair market value of the acquired interest.

Our board of directors will determine the fair market value based on standards generally accepted by the financial community, such as actual and potential revenues, earnings and cash flow, book value, and the values of comparable businesses. We do not intend to seek a third party valuation or fairness opinion, and if no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors. However, in considering the entire fairness of an initial business combination to our stockholders, our board of directors may determine that an independent valuation or fairness opinion will be necessary in satisfying its fiduciary duties under Delaware law, including in determining the fair market value of the acquired interests. If our board of directors is not able to independently determine the fair market value of our acquisition target or if any of the targets in our proposed initial business combination is affiliated with our founders, directors or officers, we will obtain an opinion from an unaffiliated, independent investment banking firm that is subject to oversight by the FINRA as to the fair market value.

In addition, we may seek to acquire an acquisition target or targets whose individual or collective fair market value significantly exceeds 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount). To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such an initial business combination, although we have not entered into any such fund-raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the initial business combination. We may also need to raise additional funds to effect our initial business combination depending on the percentage of our public stockholders exercising their conversion rights, even though the exercise of our stockholders’ rights would not affect our valuation of an acquisition target.

Lack of Business Diversification

Our initial business combination must be with an acquisition target that satisfies the minimum valuation standard, as discussed above. Therefore, at least initially and possibly for an indefinite period after our initial business combination, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, we probably will not have the resources to diversify our operations and mitigate the risks of being in a single line of business, or to benefit from the possible spreading of risks or offsetting of losses. By consummating our initial business combination with only a single entity, our lack of diversification could subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the alternative asset management sector or related sector in which we are then operating, and cause us to depend on the marketing and sale of a single or limited number of products or services.

If we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisition or acquisitions, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the incumbent management of a prospective acquisition target when evaluating the desirability of effecting an initial business combination, our assessment may prove incorrect. In addition, members of incumbent management who join our future management team following our initial business combination may not have the necessary skills, qualifications, or abilities to manage a public company.

The future role of our officers and directors, if any, in the acquisition target following our initial business combination also cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following our initial business combination, they may not devote their full time and efforts to our affairs. Moreover, doing so would require them to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting an acquisition target, the ability of such individuals to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential initial business combination. See “Risk Factors—Risks Related to our Founders, Directors and Officers.”

Following our initial business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the acquisition target. We may not have the ability to recruit such managers, and cannot assure you that any such managers we do recruit will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management, if any.

Opportunity for Stockholders to Approve our Initial Business Combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with our initial business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the completion of such initial business combination. Any vote to extend our corporate life to continue perpetually following the completion of our initial business combination will be effective only if such initial business combination is approved.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and public stockholders owning less than 30% of the shares of common stock issued in this offering exercise their conversion rights either in connection with such initial business combination or any extension of our corporate existence to up to 30 months from the final prospectus date. We intend to structure any potential initial business combination such that, if up to, but less than, 30% of our public stockholders exercise their conversion rights, the initial business combination could still take place. Voting against the initial business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

We will only proceed with our initial business combination if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination;

•
conversion rights have been exercised with respect to less than 30% of the shares of common stock issued in this offering (calculated on a cumulative basis including the shares as to which conversion rights were exercised in connection with either (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our initial business combination or (ii) the stockholder vote to approve our initial business combination); and

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock.

Our threshold for conversion rights has been established at 30%, meaning that the holders of up to, but less than, 30% of the shares of common stock issued in this offering may exercise their conversion rights (either in connection with our initial business combination or the extension of the time period within which we must consummate our initial business combination) and the initial business combination could still take place. This makes it possible for us to complete an initial business combination with which a significant number of public stockholders may not agree. See “Risk Factors—Risks Relating to Our Structure as a Development Stage Company.”

In connection with seeking the approval of our stockholders for any initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other things, will include a description of the operations and audited historical financial statements of the acquisition target or targets. Non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 (but not fewer than 10 nor more than 60) days’ prior written notice of any meeting at which a vote shall be taken to approve our initial business combination.

If a vote on our initial business combination is held and the conditions to proceeding with our initial business combination are not satisfied, we may continue to try to complete our initial business combination until 24 months (or up to 30 months if such period has been extended) after the final prospectus date.

In connection with the stockholder vote required to approve any initial business combination, or any extension of our corporate existence to up to 30 months from the final prospectus date in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, our founders have agreed to vote all of their founder shares in accordance with the majority of the shares of common stock of public stockholders who vote at the special (or annual) meeting called for the purpose of approving an initial business combination. Our founders have also agreed that if they acquire shares of common stock in this offering or following completion of this offering, they will vote such acquired shares of common stock in favor of the proposed initial business combination.

Following the completion of our initial business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of any exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent mergers, acquisitions or similar transactions.

Extension of Time to Complete an Initial Business Combination up to 30 Months

We have a period of 24 months from the final prospectus date within which to effect our initial business combination. However, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our initial business combination by up to six additional months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 30 months from the final prospectus date to complete an initial business combination. In connection with seeking stockholder approval for the extension, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock do not vote for the proposed extension to up to 30 months, or if holders of 30% or more of the shares issued in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our initial business combination beyond 24 months. In such event, if we cannot complete our initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. In connection with the vote required for the extension to up to 30 months, our founders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the founder units in accordance with the vote of the majority of public stockholders.

If the majority of votes our outstanding shares of common stock are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and the holders of less than 30% of the shares issued in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional period of up to six additional months in which to consummate our initial business combination. If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our initial business combination (even if the business combination would not ordinarily require stockholder approval under applicable law). If at the end of such 30-month period we have not effected such initial business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion Rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of our initial business combination, we will offer to each public stockholder (but not to our founders, either with respect to their founder shares or any shares of common stock they purchase in this offering or the aftermarket) the right to have such stockholder’s shares of common stock converted to cash if such stockholder votes against the initial business combination and the initial business combination is approved and completed. In addition, any stockholder voting against the proposed extension of the time period within which we must complete our initial business combination will be eligible to convert its shares into a pro rata share of the trust account if we effect the extension. Our founders are not entitled to convert any of their founder shares into a pro rata share of the trust account.

The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed initial business combination or the vote to approve the extension, as the case may be), divided by the number of shares of common stock issued in this offering that are outstanding at the time (regardless of any subsequent conversion of shares thereafter). The initial per-share conversion price would be approximately $9.90 initially deposited in the trust account, or approximately $9.87 if the underwriters’ over-allotment option is exercised in full (plus any interest earned on the proceeds in the trust account in excess of the amount permitted to be released to us for working capital purposes, net of taxes payable on such interest, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of its or any other person with whom it is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis in connection with either the stockholder vote, if any, required to approve the extension and the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on the extension and in connection with the vote on our initial business combination will be aggregated for purposes of this 10% limit. If the extension is not approved, then public stockholders voting against such extension will not be entitled to convert their shares. Such a public stockholder would still be entitled to vote against the proposed initial business combination with respect to all shares owned by it, its affiliates or other group members. We believe this restriction will discourage stockholders from accumulating large blocks of stock before the stockholder vote held to approve a proposed extension or initial business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then-current market price. Absent this provision, a public stockholder, or a group, that owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extension or initial business combination and seek conversion, regardless of the merits of the transaction, if its shares were not purchased by us or our management at a premium to the then-current market price (or if management refuses to transfer to it some of their shares). By limiting the ability of each stockholder, together with any affiliate of its or any other person with whom it is acting in concert or as a “group,” to convert only up to 10%, on an aggregate basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the extension or initial business combination, as the case may be.

An eligible public stockholder may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination or an extension of the time period within which we must complete our initial business combination at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder wishes to exercise its conversion rights, it must vote against the proposed initial business combination or an extension of the time period within which we must complete our initial business combination and, at the same time, demand that we convert its shares into cash by marking the appropriate space on the proxy card. In addition, it will need to satisfy the delivery requirements described below. If, notwithstanding a stockholder’s vote, the proposed initial business combination is consummated or the extension is approved, then such stockholder will be entitled to receive a pro rata share of the trust account, including any interest earned thereon (but not taxes payable on such interest and any amounts released to us for working capital purposes) as of date which is two business days prior to the proposed consummation of the initial business combination or the vote to approve the extension, as the case may be, subject to the 10% limitation referred to above. If a stockholder exercises its conversion rights, then it will be exchanging its shares of our common stock for cash and will no longer own these shares of common stock. If a stockholder converts its shares of common stock, it will still have the right to exercise the warrants received as part of the units purchased in this offering in accordance with the terms hereof as long as it continues to hold those warrants.

A stockholder will be entitled to receive cash for its shares only if, whether it is a record holder or holds its shares in “street name,” it delivers its shares, physically or electronically (using DTC’s DWAC system) to our transfer agent at any time between the date of the definitive proxy and the time of the stockholder meeting, or delivers them to us at the stockholder meeting. Traditionally, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against the proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the initial business combination during which it could monitor the price of the stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the completion of the initial business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the initial business combination is approved.

If a stockholder elects to deliver its share certificates physically, we would expect that it would have to comply with the following steps. If the shares are held in street name, the stockholder must instruct its account executive at the stockholder’s bank or broker to withdraw the shares from the stockholder’s account and request that a physical certificate be issued in the stockholder’s name. Our transfer agent will be available to assist with the process. At or prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination or the date of the approval of the extension must be presented to our transfer agent. Shares that have not been tendered in accordance with these procedures will not be converted into cash. See “Risk Factors—Risks Related to Our Structure as a Development Stage Company—If you choose to physically deliver your shares for conversion, it may be more difficult for you to exercise your conversion rights prior to the deadline for exercising conversion rights.”

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the initial business combination or the extension. Furthermore, if a stockholder delivered its shares for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the shares (physically or electronically).

If a holder delivers its shares to the transfer agent as required to exercise its conversion rights and the initial business combination is approved, we will keep those shares in our possession until the initial business combination closes, which will prevent that stockholder from otherwise selling those shares after the date of the stockholder meeting. How long this period takes will depend on the specifics of the initial business combination, such as required regulatory approvals or third-party consents. We expect that any converting stockholder will receive the payments to which it is entitled for any converted shares within approximately one week after completion of the initial business combination. If a holder converts its shares as described above, it will exchange those shares for cash and will no longer own them.

If a vote on the initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months (or up to 30 months if our stockholders approve an extension) from the final prospectus date. If the initial business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against our initial business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, we will promptly return to public stockholders any shares they have delivered in connection with conversion requests as described above.

Dissolution and Liquidation if No Initial Business Combination Is Completed

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the completion of this offering, will provide that our corporate existence will automatically cease 24 months after the final prospectus date (or up to 30 months if our stockholders approve an extension).

If we have not completed an initial business combination by the required date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

We view this provision terminating our corporate existence on a date that is 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension) as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding shares of common stock, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.

A liquidation after our existence terminates by operation of law would occur in the event that an initial business combination is not consummated within 24 months of the final prospectus date (or up to 30 months if our stockholders approve an extension). In the event we liquidate after termination of our existence by operation of law on the date that is 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension), we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date. We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation.

Our founders have waived their rights to participate in any liquidation distribution with respect to their founder shares upon our liquidation prior to an initial business combination. However, any founder who acquires shares of common stock in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares of common stock upon the liquidation of the trust account if we fail to consummate an initial business combination within the required time period. In addition, the underwriters have agreed to waive their rights to the $5,250,000 of the underwriters’ deferred discount (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) deposited in the trust account in the event we do not timely complete our initial business combination and liquidate and distribute the funds held in the trust account upon our dissolution. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we liquidate before the completion of our initial business combination. We will pay the costs of liquidation from our remaining assets outside of the trust account. We may, however, request up to $75,000 of accrued interest on the trust account from the trustee to pay for liquidation costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.90 per share eligible to receive distributions, or approximately $9.87 if the underwriters’ over-allotment option is exercised in full, or approximately $0.10 and $0.13, respectively, less than the per-unit offering price of $10.00. This per-share liquidation price includes $5,250,000 in deferred underwriting discounts (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) that would be distributable to our public stockholders. In addition, the proceeds deposited in the trust account could become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for an acquisition target and that are owed money by us, as well as acquisition targets themselves), if any, which could have higher priority than the claims of our public stockholders. Accordingly, due to creditor claims, the actual per-share liquidation price may be less than approximately $9.90 or 9.87, as the case may be, plus interest (net of taxes and any amounts disbursed to us for working capital purposes). Although we will seek to have all vendors, service providers, prospective acquisition targets or other entities that are owed money by us for services rendered or contracted for or products sold to us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee they will do so. Even if they do, they may nonetheless bring claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate whether that engagement would be in the best interest of our public stockholders if such third party refused to waive such claims. Our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Each of our founders has agreed that he or she will be liable on a joint and several basis to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective acquisition target, reduce the amounts in the trust account, subject to certain exceptions. See “—Waiver of Claims and Founders’ Liability for Certain Claims” below. In the event that this indemnity obligation arose and our founders did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Although our founders have represented to us that each of them is an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act, and that each of them has sufficient funds available to satisfy his indemnification obligations, we have not conducted any independent investigations of our founders and their finances, and our founders may not be able to satisfy their obligations if they are required to do so.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect an initial business combination by 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension), it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent ten years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective acquisition targets to acquire, the only likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) or potential acquisition targets.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return at least $9.87 per share to our public stockholders in connection with any liquidation (without taking into account any income earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account)). Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Waiver of Claims and Founders’ Liability for Certain Claims

The underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account, including the deferred underwriters’ discount. In addition, prior to completion of our initial business combination, we will seek to have all vendors, prospective acquisition targets, or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. If a potential contracted party refuses to execute such a waiver, then our founders will be liable on a joint and several basis to cover the potential claims made by such party for services rendered and goods sold, in each case to us, to the extent we do not have working capital outside the trust account (including amounts available for release) sufficient to cover such claims. However, the agreement entered into by our founders specifically provides for two exceptions to this indemnity: there will be no liability (i) as to any claimed amounts owed to a potential contracted party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that potential contracted parties will execute such waivers. Even if they do, they may nonetheless bring claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by our founders is limited to claims by potential contracted parties that do not execute such waivers as described above. Claims by potential contracted parties that execute agreements waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account would not be indemnified by our founders. In the event that this indemnity obligation arose and our founders did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Although our founders have represented to us that each of them is an “accredited” investor,” as defined in Rule 501 of Regulation D under the Securities Act, and that each of them has sufficient funds available to satisfy his indemnification obligations, we have not conducted any independent investigations of our founders and their finances, and our founders may not be able to satisfy those obligations if they are required to do so. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Determination of Offering Amount

We determined the size of this offering based on our estimate of the capital required to facilitate our initial business combination with one or more viable acquisition targets with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential acquisition targets possessing some or all of the characteristics we believe are important in evaluating acquisition targets.

In determining the size of this offering, our directors and officers concluded, based on their collective experience, that an offering of this size, together with the proceeds of the insider warrants, would provide us with sufficient capital to consummate an acquisition of one or more acquisition targets with a total enterprise value between approximately $150 million and $750 million.

We believe that the amount of equity capital raised in this offering, together with our ability to finance an acquisition using equity or debt in addition to the cash held in the trust account, will give us substantial flexibility in pursuing our initial business combination with one or more acquisition targets. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition targets, that we will be able to obtain any necessary financing, or that we will be able to complete a transaction with one or more acquisition targets that satisfy the requirements of our initial business combination.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$148,500,000 of the proceeds of this offering and the private placement (or $170,212,500, if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds will include $4,750,000 in net proceeds from the private placement of the insider warrants and $5,250,000 in deferred underwriting discount (or $6,037,500, if the underwriters’ over-allotment option is exercised in full).

$125,550,000 of the offering proceeds ($144,382,500 if the underwriters’ over-allotment option is exercised in full), would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $148,500,000 (or $170,212,500 if the underwriters’ over- allotment option is exercised in full) held in the trust account will be invested only in U.S. government treasury bills with an average maturity of 180 days or less or in money market funds that invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a U.S. nationally recognized rating agency at the time of acquisition or in tax exempt municipal bonds issued by governmental entities located within the U.S.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $2,000,000 that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $75,000 of interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest or dividends on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of our initial business combination (or the failure to consummate our initial business combination within the allotted time). If funds held in the escrow account were released to a stockholder, the stockholder would receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account were released to us, interest or dividends earned on such funds up to the date of release might be released to us.

Limitation on fair value or net assets of acquisition target
The initial acquisition target or targets that we acquire must have a fair market value, individually or collectively, equal to at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for such acquisition.
The fair value or net assets of an acquisition target must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued
The units will begin trading on or promptly after the final prospectus date. The common stock and warrants comprising the units will be eligible for separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the proceeds from the sale of the insider warrants. We will file the Current Report on Form 8-K upon the completion of this offering, which is anticipated to take place four business days from the final prospectus date. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

No trading of the units or the issuable upon exercise of common stock and warrants would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of our completion of our initial business combination or 12 months from the final prospectus date, provided that we have an effective registration statement covering the shares issuable upon exercise of the warrants and a current prospectus is available.

The warrants could be exercised prior to the completion of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor
Stockholders will have the opportunity to vote on our initial business combination and any extension of the time period within which we must complete our initial business combination. If our shares are listed on the AMEX, the meeting to vote on the proposed initial business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on the AMEX, the meeting to vote on the proposed initial business combination will take place not less than 10 days after the certification date of mailing the proxy statement. Each stockholder will be sent a proxy statement containing information regarding such initial business combination or the approval of the extension. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the proposed initial business combination or extension at a meeting held for that purpose. However, a stockholder’s election to convert will not be valid unless the public stockholder votes against our initial business combination or extension, our initial business combination is approved and completed or the extension is approved, the public stockholder holds its shares through the closing of our initial business combination or the approval of the extension and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or extension. A stockholder who does not follow these procedures or a stockholder who does not take any action or abstains from the vote would not be entitled to the return of any funds from the trust account.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Initial business combination deadline
Pursuant to our amended and restated certificate of incorporation, which will be in effect upon completion of this offering, our corporate existence will cease 24 months after the final prospectus date (or up to 30 months if our stockholders approve an extension) except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such initial business combination. If we are unable to complete our initial business combination prior to the date that is 24 months after the final prospectus date (or up to 30 months if our stockholders approve an extension), our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.
If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds held in the trust account
Except for (i) any taxes paid or due on the interest generated and (ii) up to $2,000,000 of the interest income earned on the trust account balance that may be released to us to fund our working capital and other requirements, the full proceeds held in the trust account will not be released to us until the closing of our initial business combination or the failure to complete our initial business combination within the allotted time. In the event of our liquidation due to our failure to complete our initial business combination within the allotted time, our board of directors must adopt a plan of distribution prior to releasing the proceeds held in the trust account.

The proceeds held in the escrow account are not released until the earlier of the completion of our initial business combination or the failure to effect our initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting an acquisition target for our initial business combination, we expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources, or more industry knowledge, than us. Our financial resources will be relatively limited when contrasted with those of many of these competitors, and our ability to acquire larger acquisition targets will be limited by our available financial resources, giving others an advantage.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for an acquisition target, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those assets and entities that would generate the most attractive returns to us.

Furthermore, the following may not be viewed favorably by certain acquisition targets:

•
the requirement that we seek stockholder approval of our initial business combination or obtain necessary financial information, and the requirement that we prepare a proxy statement and notice of special meeting of stockholders in connection with our initial business combination, which may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain circumstances may reduce the resources available to us for our initial business combination;

•	our outstanding warrants and the potential future dilution they represent;

•
that we may not complete an initial business combination if holders of 30% or more of our outstanding shares of common stock issued in this offering vote against the initial business combination and exercise conversion rights; and

•
the requirement to acquire a target, or a portion of such target or targets, having a fair market value, individually or collectively, of at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount held in the trust account representing the underwriters’ deferred discount) at the time we enter into the definitive agreement for the initial business combination, could require us (i) to acquire the assets of several targets at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to complete an initial business combination and (ii) when together with our ability to proceed with a business combination if public stockholders owning up to, but less than, 30% of the shares of common stock included in the units being issued in this offering both vote against our business combination and exercise their conversion rights, to raise additional funds through additional sales of our securities or incur indebtedness in order to effect that acquisition.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. In addition, if we succeed in effecting an initial business combination, there will be, in all likelihood, intense competition from competitors of the acquisition target. We cannot assure you that, subsequent to an initial business combination, we will have the resources or ability to compete effectively. See “Risk Factors—Risks Relating to Our Initial Business Combination—Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive initial business combination.”

Facilities

We currently maintain our executive offices at 140 East 45th Street, 16th Floor, New York, New York 10017. The cost for this space is included in the $10,000 per month fee described above that AAM will charge us for general and administrative services. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by AAM is at least as favorable as we could have obtained from an unaffiliated person. We consider our present office space adequate for our current operations.

Employees

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of seeking a potential acquisition target, performing due diligence on one or more acquisition targets, or completing the initial business combination of a selected acquisition target. Our officers may spend little or no time at all on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Exchange Act, and will have ongoing reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the entities to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific acquisition target we seek to acquire. While the requirement of having available financial information for the acquisition target may limit the pool of potential acquisition targets, given the broad range of acquisition targets with which we may consummate an initial business combination, we do not believe that the narrowing of the pool will be material.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for each fiscal year ending on or after December 31, 2009. An acquisition target may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration, or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the final prospectus date.

MANAGEMENT

Directors and Officers

Our directors and officers are as follows:

Name	Age	Position
Randall Yanker	47	Chief Executive Officer, President and Director
Elliot Stein Jr.	59	Chairman of the Board
Rodney Yanker	48	Chief Operating Officer, Secretary and Director
Michael Rossi	64	Director nominee
Dr. Richard Medley	56	Director nominee
Nicola Meaden-Grenham	48	Director nominee
Richard Reiss, Jr.	64	Director nominee
Daniel Amsellem	30	Chief Financial Officer

Randall Yanker is a co-founder and senior partner of Alternative Asset Managers, L.P., a private investment boutique focused on advising institutions on alternative asset management. In December 2003, Randy began setting up (and in June 2004, along with his brother Rodney, founded) AAM to develop strategic investments in emerging alternative asset managers. From February 2002 to December 2003, Randy was the chief executive officer of Lehman Brothers Alternative Investment Management, which grew from its initial stages to become a global hedge fund platform during his time there. Before joining Lehman in 2002, he and Rodney co-founded in January 1999 a private investment boutique focused on investments in early-stage managers, development of new investment products and the valuation of general partnership interests in hedge funds. Before that, Randy was a managing director of Swiss Bank Corp. (“SBC”) (now part of UBS), where he founded and managed SBC’s alternative asset management business from initial concept in 1992 to assets under management in excess of $4 billion in 1998. At SBC, he built a global hedge fund platform for both single strategy hedge funds and a fund of hedge funds business with primary offices in New York, London and Tokyo. Before joining SBC, Randy founded International Matrix Management, a hedge fund that emphasized fundamental and technical trading of foreign exchange, global fixed income and commodities, and prior to that he was a vice president at Salomon Brothers, where he focused on global fixed income and foreign exchange. Randy has a B.A. in economics from Harvard College, and serves on the Board of The New School University.

Elliot Stein Jr. is an investor and executive in various companies. Since October 1985, he has been the chairman of the board of Caribbean International News Corporation, a Spanish-language newspaper company that publishes El Vocero de Puerto Rico. This acquisition was one of the earliest mainstream acquisitions of a Spanish language media company. In addition, since March 2004, he has been a director of Apollo Investment Corporation, a publicly traded closed-end, non-diversified management investment company. Mr. Stein is also director of several privately owned companies, including Cloud Solutions, LLC (a packaging company) since 1999 and Cohere Communications, LLC since February 2004. From March 1993 to February 2008, Mr. Stein was also a director of VTG Industries. Previously, from 1983 to 2000, Mr. Stein was a general partner of the management entity that created Television Station Partners (owner of four network affiliated television stations), which was one of the earliest leveraged buy-out transactions, and has been a director of several other privately owned companies, including The Bargain Shop! Holdings, Inc. (from November 2003 to October 2006), Playpower, Inc. (from 1993 to 2002) and Aldila, Inc. (from 1988 to 1992). He began his career at Lehman Brothers.  Mr. Stein has a B.A. from Claremont McKenna College, and is a member of the Board of Trustees of Claremont Graduate University and The New School University.

Rodney Yanker is a co-founder and senior partner of AAM. Prior to founding AAM in June 2004, Rodney and his brother Randy co-founded in January 1999 a private boutique that advised institutions and family offices on hedge fund related strategies and private equity transactions with an emphasis on investments in early-stage managers, development of new investment products and valuation of general partnership interests in hedge funds. Before that, Rodney was the executive vice president of Ramsey Financial, Inc., which manages substantial proprietary and client capital allocated to global hedge funds and private equity investments, where he co-chaired the investment committee responsible for making all investment decisions. At Ramsey, he successfully incubated several start-up hedge funds, co-managed the first significant investment allocation to managed futures by a large public pension plan, and was responsible for managing a direct investment portfolio that included venture capital interests, real estate, high yield debt, bankruptcy claims and a Venezuelan-based coal development project. Prior to joining Ramsey Financial, Rodney was the vice president of VHA Development, a corporate finance advisory firm serving the nation’s largest hospital association, and was a management consultant with Touche Ross (now Deloitte & Touche) focusing on corporate reorganizations. Since January 2003, he has served on the board of managers for certain publicly registered funds of Ivy Asset Management, a subsidiary of The Bank of New York Mellon. Rodney has a B.S. in business administration from Vanderbilt University and an M.B.A. from Tulane University.

Michael Rossi was the chairman of Residential Capital, LLC from September 2007 to March 2008. Previously, Mr. Rossi served as the chairman and chief executive officer of Aozora Bank, Tokyo from February 2005 to February 2007, and was a director of Aozora Bank from June 2004 to February 2005. From 2003 to 2005, Mr. Rossi was retired. Mr. Rossi has more than 40 years of experience in the banking industry, and served as vice chairman of BankAmerica Corporation from 1991 to 1994. Prior to that, Mr. Rossi was BankAmerica’s chief risk officer, and chaired both the credit policy and country risk committees. Before that, he ran BankAmerica’s commercial banking division, global wealth management, corporate and commercial real estate, the International Trade Bank, Continental Bank, personal and corporate trust, cash management, venture capital, and BankAmerica Business Credit. In addition, Mr. Rossi has held executive or director positions in a variety of other community, academic and philanthropic organizations. He is a member of the Special Olympics Committee of Northern California, and is a former member of the Board of Pulte Homes, the American Banker’s Association, Claremont University Center and Graduate School, the Monterey Institute of International Management, University of California - Berkeley Art Museum, Del Webb Corporation, the San Francisco Opera, Union Pacific Resources, and the United Way of Northern California; Chairman of the Board of Trustees of the Monterey Institute of International Studies; Chairman of the Board of Lifesavers; and Chairman of the Board of Special Olympics. He also served on the President’s Campaign Cabinet for University of California at Berkeley and was a member of the nominating committee of the Bankers Association for Foreign Trade (“BAFT”) as well as past President of the Board of BAFT. He has a B.S. from the University of California, Berkeley.

Dr. Richard Medley has been the chairman of Medley Capital since January 2006. Medley Capital is a family of separately managed funds that include Medley Opportunity Fund, an asset-backed financing fund that is uncorrelated to any public equity or credit markets, and A.W. Jones International, the first hedge fund ever established, which has a 58-year track record. Prior to that, in June 1997 he founded Medley Global Advisors (“MGA”), which became a leading policy intelligence advisor to the world’s largest hedge funds, investment banks and asset managers. MGA developed a network of more than 250 full-time and part-time intelligence sources around the world, with offices in seven countries and more than 300 clients. Dr. Medley sold MGA to private equity firms in December 2005. Before founding MGA, from September 1989 until April 1996, Dr. Medley was a partner, managing director and chief political advisor at Soros Fund Management. In addition, Dr. Medley served as senior speechwriter for Geraldine Ferraro’s vice-presidential campaign. Prior to that, he was the chief economic advisor for the Senate Democratic leadership and the U.S. House of Representatives Banking Committee. Dr. Medley has a long history with Yale University, where he has taught political philosophy, earned his Ph.D., M. Phil, and M.A. degrees in political science and is a life associate of Calhoun College.

Nicola Meaden-Grenham is the founder and chief executive officer of Dumas Capital Limited, a specialist independent consulting company within the alternative investment industry, where she has been since February 2004. Prior to founding Dumas Capital, from November 2001 to December 2003, Ms. Meaden-Grenham was managing director and a member of the investment committee with the Blackstone Group Inc., where she was responsible for establishing and managing the development of the group’s fund of hedge fund activities in Europe. In 1990, Ms. Meaden-Grenham founded TASS Research (TASS), which became one of the market’s leading information and research companies specializing in hedge funds. After TASS merged with Tremont, the U.S.-based consultant and fund of funds manager, in 1999, she was responsible for managing the London operation and expanding the company’s fund of fund activities into Europe and Japan, and was instrumental in the construction and launch of the CSFB Tremont hedge fund indices. In 2001, Oppenheimer Funds Inc. bought Tremont and TASS. Before establishing TASS, Ms. Meaden-Grenham managed the research and development of the managed funds business within Gourlay Wolff & Co, a London based firm of commodity brokers. She has a B.A. in history and politics from Exeter University, and is currently a Ph.D. candidate at Trinity College Dublin specializing in policy and financial regulation.

Richard Reiss, Jr. is the chairman of Georgica Advisors, which he founded in January 1997, and its affiliated entities Reiss Capital Management and Value Insight Partners. In 1978, Mr. Reiss joined Cumberland Associates as a general partner and in 1982 he became a managing partner of Cumberland Associates and its three investment funds. Prior to his tenure at Cumberland Associates, Mr. Reiss was a senior vice president and director of research for a predecessor company of Citigroup. Mr. Reiss is chairman of Capital Q Restaurants, a franchisee of Qdoba, chairman of Java Nova, a Dunkin Brands franchisee, and co-chairman of MCR Development, a hotel real estate investment trust. He is a co-founder and member of the executive committee of O’Charley’s, a family restaurant chain. He also serves as a director of The Lazard Funds, Inc., North Country BBQ Ventures, Inc. and is an observer on the board of Visible World. In the past, he has served as a director of Grey Global Group, Eller Media, Cable Systems USA, PageOne Communications, Ltd., RFS Hotels, Archer Education and LSSi. Mr. Reiss also serves on the boards of a number of educational and cultural institutions. He is a trustee of The New School, the Manhattan Institute, Prep for Prep, and is a member of The President’s Leadership Council at Dartmouth College. He is a former trustee and treasurer of Barnard College and a former member of the board of advisors of the Nelson A. Rockefeller Center for the Social Sciences at Dartmouth College. Mr. Reiss has an A.B. from Dartmouth College and a J.D. from New York University School of Law.

Daniel Amsellem joined AAM in September 2004, where he serves as the chief financial officer focused on operations, accounting and financial reporting for AAM and its related entities. He is responsible for middle and back-office management, including daily monitoring of investments. Mr. Amsellem has more than eight years of accounting and operations experience in financial services. Prior to joining AAM, he worked at GlobeOp Financial Services from March 2003 to April 2004 focusing on hedge fund accounting and operations. Mr. Amsellem has also held financial analyst and accounting positions at BNP Paribas from August 1999 to March 2003 and Eisner FAST from April 2004 to September 2004. He has a B.A. in accounting from Franklin & Marshall College.

Collectively, through their positions described above, our directors and officers have extensive experience in investing in, owning and operating businesses. These individuals will play a key role in identifying and evaluating prospective acquisition targets, selecting the acquisition targets and structuring, negotiating and consummating their acquisition.

Number and Terms of Office of Directors and Officers

We currently have three directors. We have nominated Messrs. Rossi, Medley and Reiss and Ms. Meaden-Grenham to serve on our board, effective upon the consummation of this offering. Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of                          and                           , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of                           and                           , will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Randall Yanker, Mr. Elliot Stein Jr. and Mr. Rodney Yanker, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated by-laws as it deems appropriate. Our amended and restated by-laws provide that our officers may consist of the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, vice presidents, the secretary, the treasurer, and such other officers as may be determined by the board of directors.

Officer and Director Compensation

None of our founders, directors or officers has received or will receive any cash compensation for services rendered prior to the completion of our initial business combination. Other than as set forth under “Certain Relationships and Related Party Transactions,” no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our founders, or other directors or officers, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations. We are not party to any agreements with our executive directors and officers that provide for benefits upon termination of employment.

After the completion of our initial business combination, directors or officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve the proposed initial business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that our officers and directors maintain their positions with us after the completion of our initial business combination, although it is possible that some or all of our executive directors and officers may negotiate employment or consulting arrangements to remain with the company after the business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting an acquisition target but we do not believe that the ability of our officers and directors to remain with the company after the completion of our initial business combination will be a determining factor in our decision to proceed with any potential initial business combination.

Director Independence

The AMEX requires that a majority of our board of directors must be composed of independent directors. Our board of directors has determined that each of Michael Rossi, Dr. Richard Medley, Nicola Meaden-Grenham and Richard Reiss, Jr. who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors within the meaning of Rule 121(A) of the AMEX Company Guide and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board

Upon the completion of this offering, our board of directors will have three standing committees: a nominating and corporate governance committee, an audit committee and a compensation committee. The rules of the AMEX require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The rules of the AMEX and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors.

Audit Committee

The audit committee assists the board in monitoring the audit of our financial statements, our independent auditors’ qualifications and independence, the performance of our audit function and independent auditors, and our compliance with legal and regulatory requirements. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. Prior to our completion of our initial business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The audit committee will also review and approve related-party transactions as required by the rules of the AMEX.

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the AMEX, meet the financial literacy requirements under the rules of the AMEX, meaning that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Messrs.                  ,                     and                            , each of whom meets the independence and experience requirements of the AMEX and the federal securities laws, are expected to be the members of our audit committee upon completion of this offering. Mr.                          will serve as the chairman of our audit committee.

In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr.                            satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

Upon the completion of this offering, we will establish a nominating and corporate governance committee of our board of directors, which will consist of                           ,                           and                           , each of whom has been determined to be independent as defined in the rules of the AMEX and the SEC. The nominating and corporate governance committee selects or recommends that the board select candidates for election to our board of directors and develops and recommends to the board of directors corporate governance guidelines that are applicable to us and oversees board of directors and management evaluations. In recommending nominees, the committee will consider persons identified by its members, management, stockholders, investment bankers and others.

Compensation Committee

Upon the completion of this offering, we will establish a compensation committee of our board of directors, which will consist of                           ,                           and                           , each of whom has been determined to be independent as defined in the rules of the AMEX and the SEC. The compensation committee is responsible for approving salaries, incentives and other forms of compensation to our officers.

Code of Ethics and Committee Charters

As of the final prospectus date, we have adopted a code of ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws and the rules of the AMEX. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

You should be aware that the following potential conflicts of interest may arise. We cannot assure you that, if any conflicts to arise, that they will be resolved in our favor. See “Risk Factors—Risks Related to our Founders, Directors and Officers.”

General

Our founders, directors and officers are not required to commit their full time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities, including as officers and directors of other companies. In addition, each of our directors and officers actively manages his or her personal investments. We are not precluded from acquiring a target in which our officers and directors have made an investment.

We have adopted a policy that, prior to the completion of our initial business combination, none of our founders, directors or officers, or any entity with which they are affiliated, will be paid, either by us or an acquisition target company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the completion of our initial business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses and the monthly fee to AAM. As a result, our officers and directors may have a conflict of interest in purchasing additional shares of our common stock in or following this offering. See “Prospectus Summary—Additional Purchases of Common Stock by Affiliates.” Other than this policy, we have not adopted a policy that expressly prohibits our directors, officers, security holders or their respective affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

Fiduciary Duties to Other Entities

In general, directors and officers of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our founders, directors and officers may have similar and conflicting legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. However, our amended and restated certificate of incorporation will provide that our founders, directors and officers are not obligated to present us with any opportunity for a potential initial business combination of which they become aware, unless that opportunity was expressly offered to that person solely in his or her capacity as a founder, director or officer of our company. Accordingly, before they present potential initial business combinations to us, they may choose to present those opportunities to other entities to whom they owe duties, current or future investment vehicles or third parties. As a result, you should assume that to the extent any of our founders, directors or officers locates a business opportunity suitable for us and another entity to which he or she has a fiduciary obligation or pre-existing contractual obligation to present such opportunity, he or she will first give the opportunity to such other entity or entities, and will only give such opportunity to us to the extent the other entity or entities reject it or are unable to pursue it. Our directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable acquisition targets to us.

Mr. Randall Yanker, our chief executive officer, president and director and Rodney Yanker, our chief operating officer, secretary and director, are the beneficial owners of 100% of AAM, and owe fiduciary duties to AAM and related entities for which they serve as managing members. AAM currently invests seed and risk capital in new and emerging global alternative asset managers. While we plan to primarily focus on acquiring established alternative asset management businesses and not start-up or newer businesses, we are not precluded from doing so and as such we may compete with AAM in pursuing acquisition opportunities. Furthermore, if AAM were to change its investment criteria to include established alternative asset management businesses, it could directly compete with us for possible acquisition targets. Furthermore, AAM may make or seek to make investments in, enter into business combinations with, or invest in securities of, entities or businesses that may conflict with, our interests. These activities may include organizing future investment vehicles that may compete directly with us or otherwise conflict with our interests.

Our other directors and officers are subject to various existing fiduciary obligations. Mr. Elliot Stein Jr. owes fiduciary duties to Apollo Investment Corporation, Caribbean International News Corporation, Cloud Packaging Solutions, LLC and Cohere Communications, LLC, each of which he serves as a director. In addition, Mr. Rodney Yanker owes fiduciary duties to BNY/IVY Multi-Strategy Fund LLC, of which he is on the Board of Managers, and Mr. Amsellem owes fiduciary duties to AAM, where he serves as chief financial officer. Our other directors also owe fiduciary duties to various entities. For a complete description of our management’s affiliations, see “—Directors and Officers.”

In addition, our officers and directors may in the future become subject to additional conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate an initial business combination. Our officers and directors are not restricted from forming or becoming affiliated with entities, including other blank check companies or similar entities, engaged in business activities similar to those intended to be conducted by our company prior to our initial business combination, and may do so in the future.

We do not believe that any of the foregoing fiduciary duties will materially undermine our ability to complete our initial business combination.

Acquisition Targets Affiliated with Our Founders, Directors or Officers

While we do not intend to pursue an initial business combination with any target that is affiliated with our founders, directors or officers, we have not adopted a policy that expressly prohibits our founders, directors, officers, security holders or their respective affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Accordingly, any such party may have an interest in transactions in which we are involved, and we may engage in our initial business combination with one or more acquisition targets that have relationships or are affiliated with our founders, directors or officers. In accordance with our related person transactions policy and Delaware law, our directors and officers will be required to disclose any interest they may have with respect to any potential transaction involving us. We will also conduct a due diligence investigation of any acquisition target, and would anticipate being able to identify any affiliation between any acquisition target and our founders, directors and officers as a result of that process.

If a potential conflict of interest is brought to our attention as a result of any such disclosure or investigation, based on that information and such other information as our board of directors deems appropriate to consider, the members of our board who do not have an interest in the transaction will determine whether the information gives rise to a conflict of interest. If those disinterested directors determine that one of our directors or officers has a conflict of interest with respect to an acquisition opportunity, a majority of the disinterested members of our board will be required to approve any such transaction. Furthermore, if we seek to complete an initial business combination with a target that is affiliated with any of our founders, directors or officers, that transaction will require prior approval by a majority of either the disinterested independent directors or, if there are not at least three disinterested independent directors, a majority of the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

In addition, if we seek to complete an initial business combination with an acquisition target affiliated with any of our founders, directors or officers, we would obtain an opinion from an independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters that such an initial business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such an initial business combination and we expect that such independent banking firm will be a consenting expert.

Other Conflicts that May Arise in Connection with the Completion of our Initial Business Combination

Since substantially all of the founder units, founder warrants and founder shares will be subject to a lock-up agreement with our underwriters (which will expire only if an initial business combination is successfully completed), and since the founders may own securities which will become worthless if an initial business combination is not consummated, our board, whose members include the founders, may have a conflict of interest in determining whether a particular acquisition target is appropriate to effect an initial business combination. In addition, our officers and directors may enter into consulting or employment agreements with us as part of our initial business combination, pursuant to which they may be entitled to compensation for their services. Furthermore, our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers were included by an acquisition target as a condition to any agreement with us. In addition, the nominal amount paid by our founders for the founder units is significantly lower than the price of the units being sold in this offering, and their low cost basis in those securities could allow them to benefit from an initial business combination in which the final share price following that acquisition is lower than that which would be profitable to stockholders who purchase units, shares or warrants in the public market. Accordingly, the personal and financial interests of our directors and officers may influence their motivation in identifying and selecting an acquisition target, timely consummating our initial business combination and securing the release of their stock.

All of our founders have agreed, and any permitted transferees will agree, to vote all their shares of common stock owned by them prior to this offering in accordance with the majority of shares of common stock held by public stockholders who vote at a meeting with respect to our initial business combination, the vote required to approve an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and any vote to approve an extension of our corporate existence to up to 30 months from the final prospectus date for this offering as described herein. Furthermore, our founders have agreed to vote any shares of common stock purchased by them in or after this offering in favor of an initial business combination or extension.

In addition, because we will not compensate (subject to certain limited exceptions as described herein) our officers and directors unless we consummate an initial business combination, our officers and directors may have a conflict of interest in purchasing additional shares in or after this offering in order to exert more influence over the vote on the proposed initial business combination. See “Risk Factors—Risks Relating to Our Securities—Our founders and our directors and officers control a substantial interest in us and are not prevented from increasing their ownership of our securities, and thus may influence certain actions requiring a stockholder vote.”

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated by-laws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. Upon consummation of this offering, we plan to have in place such a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnity agreements and the ability to obtain directors’ and officers’ liability insurance are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the final prospectus date, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our directors and officers; and

•	all our directors and officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the insider warrants as these warrants are not exercisable within 60 days of the final prospectus date.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Before Offering	After Offering(1)
Randall Yanker (2)	1,250,000	33.3%	6.7%
Elliot Stein Jr.(2)	1,250,000	33.3%	6.7%
Rodney Yanker(2)	1,250,000	33.3%	6.7%
Michael Rossi	—	—	—
Dr. Richard Medley	—	—	—
Nicola Meaden-Grenham	—	—	—
Richard Reiss, Jr.	—	—	—
Daniel Amsellem	—	—	—
All directors and officers as a group (8 persons)	3,750,000	100.0%	20.0%

(1)
Does not include up to 562,500 shares included in the founder units held by our founders that are subject to forfeiture by our founders to the extent the underwriters’ over-allotment option is not exercised in full. If the underwriters’ over-allotment option is exercised in full, our founders will own 20% of our common stock (assuming our founders do not purchase units in this offering).

(2)	Unless otherwise indicated, the business address of each of our directors and officers is 140 East 45th Street, 16th Floor, New York, NY 10017.

On February 20, 2008, our founders purchased 4,312,500 founder units for an aggregate purchase price of $25,000 or approximately $0.0058 per unit. This includes up to 562,500 units that will be redeemed by us to the extent the underwriters’ over-allotment option is not exercised. Each founder unit consists of one founder share and one founder warrant.

Our founders have entered into an agreement with us to purchase, on or prior to the final prospectus date, a total of 4,750,000 insider warrants from us at a price of $1.00 per warrant. These insider warrants cannot be sold or transferred by the founders until the consummation of an initial business combination, except in certain limited circumstances. The $4,750,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete one or more initial business combinations that meet the criteria described in this prospectus, then the $4,750,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

If and to the extent the underwriters do not exercise their over-allotment option, our founders have agreed to forfeit up to an aggregate of 562,500 founder units. Our founders will only forfeit a number of founder units necessary to maintain our founders’ 20% ownership interest (together with their permitted transferees) in our common stock on a fully-diluted basis after giving effect to this offering and the exercise, if any, of the underwriters’ over-allotment option.

Immediately after this offering (assuming that our founders do not purchase units in this offering), our founders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership percentage, the founders may be able to collectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

Transfers of Units, Common Stock and Warrants by our Founders

Pursuant to lock-up provisions in letter agreements with us and the underwriters to be entered into by our founders, each of our founders has agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•
any of the founder units or any of the founder shares or founder warrants included in such units (including the shares of common stock issuable upon exercise of the founder warrants) for a period of one year from the date of completion of our initial business combination, or

•	any of the insider warrants until after we complete our initial business combination.

Notwithstanding the foregoing, the founder units and the insider warrants (including the securities issuable upon exercise of such securities) will be transferable to the following permitted transferees under the following circumstances:

•	to our officers, directors and employees, any affiliates or family members of such individuals, any affiliates of our founders and any officers, directors, members and employees of such affiliates;

•	to persons specifically designated by us prior to this offering as “permitted transferees”;

•
in the case of individuals, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of the individual or to a charitable organization;

•	in the case of an individual pursuant to a qualified domestic relations order;

•	if the transferor is a corporation, partnership or limited liability company, to any stockholder, partner or member of the transferor; and

•	to any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.

All permitted transferees receiving such securities must agree in writing to be subject to the same transfer restrictions as our founders and any such transfers will be made in accordance with applicable securities laws.

Registration Rights

Pursuant to a registration rights agreement between us and our founders, the holders of the founder units (and the founder shares and founder warrants comprising such founder units and the shares of common stock issuable upon exercise of such founder warrants) and the insider warrants (and the shares issuable upon exercise of such insider warrants) will be entitled to three demand registration rights and “piggy-back” registration rights commencing after the completion of our initial business combination, in the case of the insider warrants, and one year after the completion of our initial business combination, in the case of the founder units. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below and the reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our founders, directors or officers, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is).

Founder Units, Founder Shares and Founder Warrants

On February 20, 2008, we issued an aggregate of 4,312,500 founder units to our founders, for an aggregate purchase price of $25,000 in cash, or approximately $0.0058 per unit. Of such units, 562,500 are subject to forfeiture by our founders (without payment) if and to the extent the underwriters’ over-allotment option is not exercised. If the size of this offering is increased, a stock dividend or stock split will be effectuated prior to the consummation of this offering so that the ownership represented by the founder units remains at 20% following this offering after giving effect to any forfeiture of units by our founders to the extent the underwriters’ over-allotment option is not exercised in full. Any such stock dividend or stock split would not affect the units offered to the public in this offering.

If the underwriters do not exercise all or a portion of their over-allotment option, our founders have agreed, pursuant to a written agreement with us, that up to an aggregate of 562,500 founder units will be forfeited in proportion to the portion of the over-allotment option that was not exercised.

All of such founder units were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions were paid, nor was there any general solicitation, with respect to such sales.

Our founders have also agreed, pursuant to a written subscription agreement with us, to purchase 4,750,000 warrants, which we refer to as insider warrants, from us in a private placement to take place on or prior to the final prospectus date, at a price of $1.00 per warrant. Each insider warrant entitles the holder to purchase one share of our common stock. Our founders have agreed that the insider warrants (including the shares issuable upon exercise of the insider warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until after the completion of our initial business combination.

Consulting and Management Fees; Employment Arrangements; Indemnification

After our initial business combination, our officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine officer and director compensation.

After the consummation of an initial business combination, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the acquisition target’s respective industry. Further, after the consummation of an initial business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the acquisition target’s respective industry.

We have agreed to indemnify our directors and officers against liabilities and expenses to the fullest extent authorized by Delaware law. See “Management—Limitation on Liability and Indemnification of Directors and Officers.”

Agreement with Alternative Asset Managers, L.P.

We entered into an agreement with Alternative Asset Managers, L.P., an entity affiliated with Mr. Randall Yanker and Mr. Rodney Yanker, effective upon the consummation of this offering, whereby AAM has agreed to provide administrative services as we may require from time to time, including the administration of certain of our day-to-day activities, and to provide office space to us for use by our employees for purposes of conducting our business. AAM will receive $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide any of our founders, directors or officers compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Alternative Asset Managers, L.P. is at least as favorable as we could have obtained from an unaffiliated person. This services agreement between AAM and us will terminate upon the consummation of an initial business combination.

Promissory Note

On February 20, 2008, we issued a promissory note in the amount of $200,000 in favor of our founders, which amount reflects the funds advanced by our founders to us or on our behalf in connection with this offering. This note does not bear interest and is due on the earlier of (i) 60 days following the consummation of this offering and (ii) February 28, 2009. The note will be repaid out of the proceeds of this offering.

Registration Rights

We have entered into a registration rights agreement with respect to the founder shares and insider warrants, which is described under the heading “Principal Stockholders—Registration Rights.”

Approval by Independent Directors

Subject to those provisions of our amended and restated certificate of incorporation and by-laws that are described under “Management—Conflicts of Interest,” all ongoing and future transactions, between us and any of our directors and officers or their respective affiliates, will be on terms that we believe are no less favorable than those available from unaffiliated third parties. Such transactions, as well as the reimbursement of any out-of-pocket expenses exceeding $10,000 incurred by our founders, directors, officers and their respective affiliates (and employees of such affiliates) in connection with activities on our behalf, such as identifying and investigating possible acquisition targets and business combinations, will require prior approval by our audit committee or by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction or provide reimbursement for any such expenses unless our audit committee or our disinterested “independent” directors, who will have access, at our expense, to our attorneys or independent legal counsel, determine that the terms of such transaction or amount of such expenses are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. In making such determinations, our audit committee and disinterested directors may, at our expense, hire outside consultants to perform a third-party evaluation of the transactions or expenses in question, but they are not required to do so.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 4,312,500 shares of common stock will be outstanding (of which 562,500 shares are subject to forfeiture by our founders (without payment) if and to the extent the underwriters’ over-allotment option is not exercised in full). See “Principal Stockholders.” No shares of preferred stock are outstanding as of the date of this prospectus. The underwriting agreement for this offering prohibits us, until the consummation of an initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock, except for any such issuances in connection with an initial business combination. Following the expiration of this lock-up period, we will be permitted to issue additional securities.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of common stock, if we were to enter into our initial business combination, we may (depending on the terms of such business combination) be required to increase the number of shares of common stock that we are authorized to issue at the same time as our stockholders vote on the business combination.

Units

Public Stockholder Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the final prospectus date. The common stock and warrants comprising the units will be eligible for separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full of the over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the over-allotment option, if applicable, and the proceeds of the private placement of the insider warrants, and issuing a press release announcing when such separate trading will begin. Following the date on which the common stock and warrants are eligible to trade separately, any security holder may elect to break apart a unit and trade the common stock or warrants separately. Even if the component parts of a unit are broken apart and traded separately, the units will continue to be listed for trading as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. We will file the Form 8-K described above promptly after the completion of this offering, which is anticipated to take place approximately four business days after the final prospectus date. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the SEC’s website after it is filed.

Our common stock has no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our officers, directors and existing holders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination or an extension of the period within which we must complete our initial business combination and the business combination is approved and consummated or the extension is approved. Public stockholders who convert their shares of common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units to the extent they continue to hold such warrants.

Founder Units

On February 20, 2008, our founders purchased an aggregate of 4,312,500 units from us for an aggregate purchase price of $25,000, or approximately $0.0058 per unit. This includes an aggregate of 562,500 units that are subject to forfeiture by our founders (without payment) to the extent the underwriters’ over-allotment option is not exercised. As a result, our founders and their permitted transferees will own 20% of our issued and outstanding common stock after this offering (assuming they do not purchase units in this offering). Each founder unit consists of one share of common stock and one warrant. The founder shares and founder warrants comprising the founder units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our founders and their permitted transferees will not be able to exercise conversion rights with respect to the founder shares;

•
our founders have agreed, and any permitted transferees will agree, to vote the founder shares in connection with the vote required to approve our initial business combination, the vote required to approve an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and any vote to approve an extension of the period within which we must consummate our initial business combination to up to 30 months from the final prospectus date as described herein, in the same manner as a majority of the shares of common stock voted by our public stockholders;

•
our founders have agreed, and any permitted transferees will agree, to waive their right to participate in any liquidation distribution with respect to the founder shares if we fail to complete our initial business combination;

•
the founder warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30- trading day period beginning 90 days after our initial business combination;

•
the founder units were purchased pursuant to an exemption from the registration requirements of the Securities Act, so the founder units, founder shares and founder warrants will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement;

•	the founder warrants will not be redeemable by us as long as they are held by our founders or their permitted transferees;

•	the founder warrants may by exercised by their holders for cash or on a cashless basis at all times; and

•
our founders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly, any of the founder units, the founder shares or the founder warrants (including the common stock issuable upon exercise of the founder warrants) for a period of one year from the date of completion of our initial business combination.

Our founders will be permitted to transfer all or any portion of the founder units (including the securities issuable upon exercise of such securities) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Founders.”

Common Stock

Voting Rights

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

In connection with the stockholder vote required for approving our initial business combination or any extension of our corporate existence to up to 30 months from the final prospectus date in the event we have entered into a definitive agreement for, but have not yet consummated, our initial business combination, our founders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the founder units in accordance with the majority of the shares of common stock voted by the public stockholders.

To the extent our founders, directors or officers purchase or otherwise acquire any shares of common stock in this offering or after this offering, in the open market or privately negotiated transactions (which may be at a premium over the then prevailing market price), they have agreed to vote such shares in favor of our initial business combination, the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and any vote to approve an extension of the period within which we must consummate our initial business combination to up to 30 months from the final prospectus date as described herein. Consequently, any such purchases, which may include purchases made in privately negotiated transactions from stockholders who have cast their votes against the proposed initial business combination or the extension of the time period in which we must consummate our initial business combination, will make it more likely that an initial business combination or such extension would be approved.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Stockholder Approval of our Initial Business Combination

In accordance with Article [       ] of our amended and restated certificate of incorporation (which Article cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding shares of common stock), we will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with our initial business combination, we will also seek stockholder approval for a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the completion of such initial business combination. Any vote to extend our corporate life to continue perpetually following the completion of our initial business combination will be effective only if such proposed initial business combination is approved.

We will only proceed with our initial business combination if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination;

•
conversion rights have been exercised with respect to less than 30% of the shares of common stock issued in this offering (calculated on a cumulative basis including the shares as to which conversion rights were exercised in connection with either (i) a stockholder vote, if any, to approve an extension of the time period within which we must complete our initial business combination or (ii) the stockholder vote to approve our initial business combination); and

•	the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock.

For purposes of seeking approval of our initial business combination by a majority of the shares of our common stock voted by the public stockholders, non-votes will have no effect once a quorum is obtained (although non-votes will have an effect on the approval of the amendment to our amended and restated certificate of incorporation to provide for perpetual existence). We intend to give approximately 30 (but not less than 10 nor more than 60) days’ prior written notice of any meeting at which a vote will be taken to approve our initial business combination.

Cessation of Corporate Existence

Pursuant to our amended and restated certificate of incorporation, if we do not consummate an initial business combination within 24 months from the final prospectus date (or up to 30 months if our stockholders approve an extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated an initial business combination within the required time period, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes and any amounts disbursed to us for working capital purposes), and any net assets remaining available for distribution to them after payment of liabilities. Our founders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate an initial business combination but only with respect to their founder shares.

Extension of Time to Complete an Initial Business Combination up to 30 months

We have a period of 24 months from the final prospectus date within which to effect our initial business combination. However, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend the date before which we must complete our initial business combination by up to six additional months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding common stock, we would have a total of up to 30 months from the final prospectus date to complete an initial business combination. In connection with seeking stockholder approval for the extension, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock do not vote for the proposed extension to up to 30 months, or if holders of 30% or more of the shares issued in this offering vote against the proposed extension to up to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our initial business combination beyond 24 months. In such event, if we cannot complete an initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. In connection with the vote required for the extension to up to 30 months, our founders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the founder units in accordance with the vote of the majority of public stockholders.

If the majority of our outstanding shares of common stock are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and the holders of less than 30% of the shares issued in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional period of up to six additional months in which to consummate an initial business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such initial business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion Rights

Pursuant to our amended and restated certificate of incorporation, at the time we seek stockholder approval of our initial business combination, each public stockholder voting against our initial business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account and legally available for distribution, including both interest income earned on the trust account and the deferred underwriting discount (net of taxes payable and any amounts disbursed to us for working capital purposes), provided that our initial business combination is approved and completed. In addition, any stockholders voting against a proposed extension of the time period within which we must complete our initial business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. Our founders and their permitted transferees will not have such conversion rights.

The initial per-share conversion price would be approximately $9.90 initially deposited in the trust account, or approximately $9.87 if the underwriters’ over-allotment option is exercised in full (plus any interest earned on the proceeds in the trust account in excess of the amount permitted to be released to us for working capital purposes, net of taxes payable on such interest, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of its or any other person with whom it is acting in concert or as a “group” within the meaning of Section 13(d)(5) of the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis in connection with either the stockholder vote, if any, required to approve the extension or the stockholder vote required to approve our initial business combination. See “Proposed Business—Effecting Our Initial Business Combination—Conversion Rights.”

Other Stockholder Rights

Our stockholders are entitled to receive ratable dividends when, as, and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the initial business combination or an extension of the time period within which we must complete our initial business combination and the initial business combination is approved and completed or the extension is approved.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power, liquidation rights or other rights of the holders of common stock. However, the underwriting agreement for this offering prohibits us, until the consummation of an initial business combination, from issuing preferred stock or any options or other securities convertible or exchangeable into preferred stock, except for any such issuances in connection with an initial business combination. We may issue some or all of our authorized preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the effective date of the registration statement of which this prospectus is a part, 4,312,500 warrants (included in the founder units) will be outstanding (including 562,500 founder warrants subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised in full). On or prior to the final prospectus date, there will be an additional 4,750,000 warrants outstanding representing the insider warrants issued in the private placement.

Public Stockholder Warrants

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; and

•
        , 2009 (one year from the final prospectus date), provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon the exercise of the warrants is available.

The warrants will expire at 5:00 p.m., New York time, on         , 2013 (five years from the final prospectus date) or earlier upon redemption.

The warrants included in the units will be eligible for separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and having issued a press release announcing when such separate trading will begin.

We may call the public warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share, subject to adjustment as discussed below, for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which we send the notice of redemption.

In addition, we may not redeem the public warrants unless the shares of common stock issuable upon exercise of those warrants are covered by an effective registration statement and a related current prospectus is available from the date of notice of redemption through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder will then be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established in a manner that is intended to provide warrant holders the opportunity to exercise any warrants called for redemption at a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If we call the warrants for redemption as described above, we will have the option to require all holders who wish to exercise warrants to do so on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock issuable upon exercise of the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (as defined below) by (y) the fair market value. For this purpose, the “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after an initial business combination. If we call our warrants for redemption and do not take advantage of this option, our founders and their respective permitted transferees would still be entitled to exercise their founder warrants and insider warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

If we choose to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised its warrant for cash. We are not required to seek the underwriters’ consent before we can exercise our redemption right. The foregoing redemption provisions do not apply to the founder warrants included in the founder units or the insider warrants, in each case for as long as such warrants are held by our founders or their permitted transferees.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised (except in the event we have required cashless exercise of the warrants in connection with a redemption). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise the common stock issuable upon exercise of the warrants is covered by an effective registration statement, a current prospectus relating to such common stock is available, and the issuance of such common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to maintain a current registration statement and prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement or maintain a current prospectus until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder purchasing units in this offering paying the full unit purchase price solely for the shares of common stock included in the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the issuance of such shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder Warrants

The founder warrants included in the founder units are identical to the warrants included in the units being sold in this offering, except as described above under “—Founder Units.”

Insider Warrants

Our founders have agreed to purchase an aggregate of 4,750,000 insider warrants at a price of $1.00 per warrant for a total of $4,750,000 in a private placement that will occur on or prior to the final prospectus date. The proceeds from that private placement of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete our initial business combination that meets the criteria described in this prospectus, then the $4,750,000 purchase price of the insider warrants will become part of the amount payable to our stockholders upon the liquidation of our trust account and the insider warrants will become worthless. The insider warrants are identical to the warrants included in the units sold in this offering except that:

•
the insider warrants will be purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered for sale pursuant to a registration rights agreement to be entered into in connection with the private placement;

•	the insider warrants will not be redeemable by us as long as they are held by our founders or their permitted transferees;

•	the insider warrants may be exercised by their holders for cash or on a cashless basis at all times; and

•	the insider warrants will be subject to certain transfer restrictions until the completion of our initial business combination.

Our founders will be permitted to transfer all or any portion of the insider warrants (including the shares issuable upon exercise of such warrants) to certain permitted transferees described under “Principal Stockholders—Transfers of Units, Common Stock and Warrants by our Founders.”

No commissions, fees or other compensation will be payable in connection with the private placement of the insider warrants.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. Thereafter, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any cash dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination or otherwise may restrict or prohibit payment of dividends. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act.

If the size of this offering is increased, a stock dividend or stock split will be effectuated so that the ownership represented by our founder units (and the common stock and warrants originally included in such units) remains at 20% following this offering after giving effect to any forfeiture of units to the extent the underwriters’ over-allotment option is not exercised in full.

In the event that we do declare dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the completion of our initial business combination, including requirements that:

•
upon closing of this offering, $148,500,000 (or $170,212,500 if the underwriters’ over-allotment option is exercised in full), from the proceeds of this offering, underwriters’ deferred discount and the proceeds from the sale of the insider warrants will be placed into the trust account;

•
we will submit any proposed initial business combination to our stockholders for approval prior to consummating our initial business combination, even if the nature of the transaction would not normally require stockholder approval under Delaware or other applicable state laws;

•
our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described above (subject to the limitation on conversion rights of stockholders or “group” holding more than 10% of the shares included in the units being issued in this offering);

•
we will complete our initial business combination only if it has a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred discount) at the time we enter into the definitive agreement for such business combination;

•
we may not complete any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the completion of a transaction that satisfies the conditions of our initial business combination;

•
prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on our initial business combination;

•
we will complete our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 30% of our outstanding shares of common stock issued in this offering exercise their conversion rights in lieu of approving an initial business combination or an extension of the period within which we must consummate our initial business combination; and

•
if we do not complete our initial business combination within 24 months after the final prospectus date (or up to 30 months if our stockholders approve an extension), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Unless the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding shares of common stock approves an amendment or modification, we will not amend or waive the provision limiting our corporate life other than in connection with the approval of an initial business combination or an extension as described under “Prospectus Summary—The Offering—Extension of time to consummate an initial business combination up to 30 months.” We view this as a binding obligation to our stockholders. We will only consummate an initial business combination if stockholders vote both in favor of such initial business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with an initial business combination will be effective only if the initial business combination is approved. In connection with an initial business combination, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

Our amended and restated certificate of incorporation prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of an initial business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding shares of common stock approve an amendment or modification to the foregoing provisions. Additionally our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the initial business combination could be challenged as unenforceable under Delaware law. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of our outstanding shares of common stock, the board of directors will not, at any time prior to the consummation of an initial business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending initial business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than ten nor more than 60) days before the meeting date scheduled to vote thereupon.

Listing

We have applied to list our units, warrants and common stock on the AMEX upon completion of this offering under the symbols “TCY.U,” “TCY.W,” and “TCY,” respectively. We anticipate that our units will commence trading on the AMEX on, or promptly after the consummation of this offering. Following the date on which the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade both separately and as a unit on the AMEX.

Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the AMEX Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares, and distribution requirements, we cannot assure you that our securities will continue to be listed on the AMEX as we might not meet certain continued listing standards such as income from continuing operations.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Section 203 of the Delaware General Corporation Law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (defined as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

Election and Removal of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the completion of this offering. Each class will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

Stockholder Action; Special Meeting of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the completion of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our amended and restated by-laws further provide that special meetings of our stockholders may be only called by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of our Amended and Restated Certificate of Incorporation and By-Laws

Our amended and restated certificate of incorporation will provide that the affirmative vote of the holders of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our certificate of incorporation:

•	the provisions relating to our classified board of directors;

•
the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and provisions relating to the removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment or repeal of our by-laws; and

•	the provisions relating to the restrictions on stockholder actions by written consent.

In addition, the board of directors will be permitted to alter our amended and restated by-laws without obtaining stockholder approval.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 18,750,000 shares of common stock outstanding, or 21,562,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 15,000,000 shares included in the units being sold in this offering, or 17,250,000 shares of common stock if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares of common stock, or 4,312,500 shares if the underwriters’ over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144 prior to        , 2008 (six months from the final prospectus date).

Notwithstanding this restriction, substantially all of those shares of common stock will be subject to a lock-up agreement with the underwriters and will not be transferable, except to certain permitted transferees, until one year after completion of our initial business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to our initial business combination (in which case the certificate representing such shares of common stock will be destroyed), and the completion of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating our initial business combination with an acquisition target.

Additionally, after this offering there will be 4,750,000 insider warrants outstanding that upon full exercise will result in the issuance of 4,750,000 shares of common stock to the holders of such warrants. Such warrants and the issuable upon exercise of shares of common stock are subject to registration as described under “Registration Rights.”

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. Under Rule 144 as in effect on the date of this prospectus, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•
1% of the number of shares of common stock then outstanding, which will equal 187,500 shares of common stock immediately after this offering (or 215,625 if the underwriters’ over-allotment option is exercised in full); and

•
if the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, the six-month holding period increases to one year in the event we have not been a reporting company for at least 90 days. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six-month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

SEC’s Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after our initial business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the completion of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

As of the final prospectus date, such restricted securities would include the 4,312,500 units purchased by our founders, the shares and warrants comprising such units (including the shares issuable upon exercise of the warrants) and the 4,750,000 insider warrants (and the shares issuable upon exercise of such warrants).

Registration Rights

Pursuant to a registration rights agreement between us and our founders, the holders of the founder units (and the common stock and warrants comprising such units and the shares issuable upon exercise of such warrants) and the insider warrants (and the shares issuable upon exercise of such warrants) will be entitled to three demand registration rights and “piggy-back” registration rights commencing after the completion of our initial business combination, in the case of the insider warrants, and one year after the completion of our initial business combination, in the case of the founder units. We will bear the expenses incurred in connection with the filing of any such registration statements pursuant to such rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units by beneficial owners of our units that acquire our units pursuant to this offering and that hold such units as capital assets (generally, for investment). This discussion is not a complete analysis or listing of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this description of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as:

•	financial institutions

•	regulated investment companies

•	real estate investment trusts

•	tax-exempt entities

•	insurance companies

•	persons holding the shares as part of a hedging, integrated or conversion transaction, constructive sale or “straddle,”

•	persons who acquired our units through the exercise or cancellation of employee stock options or otherwise as compensation for their services

•	U.S. expatriates or former long-term residents

•	persons subject to the alternative minimum tax

•	dealers or traders in securities or currencies

•	taxpayers who have elected mark-to-market accounting

•	holders whose functional currency is not the U.S. dollar

•	controlled foreign corporations

•	passive foreign investment companies

This summary does not address estate and gift tax consequences or tax consequences under any foreign, state or local laws.

As used in this section, the term “U.S. person” means: (i) an individual citizen or resident of the U.S.; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; and (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (B) it has in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this section, the term “U.S. holder” means a beneficial owner of our units that is a U.S. person.

If you are an individual, you may be treated as a resident alien of the U.S., as opposed to a non-resident alien, for U.S. federal income tax purposes if you are present in the U.S. for at least 31 days in a calendar year and for an aggregate of at least 183 days during a three-year period ending in such calendar year. For purposes of this calculation, you would count all of the days that you were present in the then-current year, one-third of the days that you were present in the immediately preceding year and one-sixth of the days that you were present in the second preceding year. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute “U.S. holders” for purposes of the discussion below.

The term “Non-U.S. holder” means a beneficial owner of our units that is neither a U.S. person nor a partnership (including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes).

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (“IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our units and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our units.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for federal income tax purposes as an investment unit consisting of one share of our common stock and one warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Sale or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.

With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the reduced tax rate accorded to long-term capital gains for taxable years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

It is possible that the conversion rights with respect to the common stock that are described below may suspend the running of the applicable holding period for purposes of the dividends-received deduction or the reduced tax rate on qualified dividends discussed above.

In general, any distributions we make to a non-U.S. holder that constitute dividends for U.S. federal income tax purposes (under the principles discussed above) will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of such eligibility (usually on an IRS Form W-8BEN). A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if such non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If a non-U.S. holder is a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange, or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required time period) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. It is possible that the conversion rights with respect to the common stock that are described below may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital (discussed above). Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a reduced tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the reduced long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations. In addition, the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of such non-U.S. holder’s units or their component securities unless:

•
the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, meets certain other conditions, and is not eligible for relief under an applicable income tax treaty; or

•
(A) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes (which we believe we are not and have never been, and do not anticipate we will become) at any time within the shorter of (i) the period during which the non-U.S. holder held units (or their component securities) or (ii) the five year period preceding disposition of the units (or component security); and (B) if shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns or has owned, directly or indirectly or constructively, more than 5% of our common stock at any time during the shorter of those periods. Special rules may apply to the determination of this 5% threshold in the case of a holder of a warrant (whether or not held as part of a unit).

Gain that is effectively connected with a non-U.S. holder’s conduct of a trade or business within the U.S. generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the U.S. but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the U.S., your gain may be exempt from U.S. tax under the treaty. If you are described in the second bullet point above, you generally will be subject to U.S. federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some U.S. source capital losses realized during the same taxable year.

We currently are not a “U.S. real property holding corporation” and do not anticipate we will become one in the future. However, we can provide no assurance that we will not become a “U.S. real property holding corporation” in the future (for example, as a result of a business combination). A corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Sale or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described under “—Dividends and Distributions” above. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants) immediately before compared to after the conversion. The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are converted or (ii) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will be “not essentially equivalent to a dividend” if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of exercising a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to the adjusted basis of stock held by related persons whose stock is constructively owned by the holder.

Persons who actually or constructively own 5% (or, if our stock is not publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult their own tax advisors in that regard.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Except as otherwise provided below in the case of the holder’s cashless exercise of a warrant, upon a holder’s exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $7.50 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise of the warrant and will not include the period during which the holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, expiration, or other taxable disposition of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount, if any, realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Such gain or loss will generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition. As discussed above, the deductibility of capital losses is subject to certain limitations, and the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) may be disallowed if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a taxable disposition of our common stock, as described under “—Sale or Other Taxable Disposition of Common Stock” above.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The U.S. imposes a backup withholding tax on dividends and certain other types of payments to U.S. persons. You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-U.S. person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”). The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your units, common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S. However, if you sell your units, common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-U.S. person or you are an exempt recipient. Information reporting also would apply if you sell your units, common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S.

Backup withholding is not an additional tax. Any amounts withheld with respect to your securities under the backup withholding rules will be refunded to you or credited against your U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as sole book-running manager of this offering and as representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of Units
Banc of America Securities LLC

Total	15,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $0.70 per unit to selected dealers. The underwriters may also allow, and the dealers may re allow, a concession of not more than $ per unit to some other dealers. If all the units that the underwriters have committed to purchase from us are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to Purchase Additional Units

We have granted the underwriters an option to purchase up to 2,250,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time, and from time to time, in whole or in part, within 30 days after the final prospectus date. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise
Per Unit(1)	$0.70	$0.70
Total(1)	$10,500,000	$12,075,000

(1) The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%. This amount includes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $5,250,000 (or $6,037,500 if the underwriters’ over allotment option is exercised in full), or $0.35 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon consummation of our business combination. If we do not consummate our business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions (and assuming that the underwriters do not exercise their over-allotment option), will be approximately $750,000.

Listing

There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the AMEX under the symbol TCY.U on or promptly after the final prospectus date. Upon separate trading of the securities included in the units, we anticipate that the common stock and the warrants will be listed on the AMEX under the symbols TCY and TCY.W, respectively.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units being sold by them and purchased by the representative in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the AMEX, in the over the counter market or otherwise.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over allotted units, have been distributed. Because the underwriters have agreed that they may only exercise the over allotment option to cover any short position that they may have, exercise of the over allotment option by the underwriters will not affect the completion of the distribution of the units.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO Pricing

Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects for companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	our prospects for acquiring a business at attractive values;

•	our capital structure;

•	an assessment of our officers and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets;

•	the likely number of potential targets; and

•	our officers’ estimate of our operating expenses for the next 24 months.

Lock-up Agreements

We have agreed that we will not directly or indirectly, issue, sell, offer, contract, or grant any option to sell, pledge, transfer, hedge, or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer any new units, shares of common stock or preferred stock, options or warrants to acquire shares of common stock or preferred stock, or securities convertible into or exercisable or exchangeable for shares of common stock or preferred stock or units, or announce the offering of any of the foregoing, in each case until the consummation of an initial business combination, without the prior written consent of Banc of America Securities LLC, except, in each case issuances in connection with an initial business combination. We have also agreed that, during this period, we will not issue any debt securities, or incur any indebtedness, unless such indebtedness or debt securities are not repayable and no interest or other amount is payable with respect thereto until and unless we consummate our initial business combination. In addition, during this period, we have also agreed not to file any registration statement for any units, shares of common stock or preferred stock, options or warrants to acquire shares of common stock or preferred stock, or any securities convertible into or exercisable or exchangeable for common stock or preferred stock or units, without the prior written consent of Banc of America Securities LLC except the filing of any registration statement required pursuant to the registration rights agreement referred to under “Description of Securities—Registration Rights.” The restrictions described above do not apply to issuances of securities or the incurrence of debt by us, or the entry into agreements to do so, pursuant to or in connection with any business combination.

Our founders have entered into a lock-up agreement with us. Under the terms of this agreement, subject to certain limited exceptions, our founders have agreed that they will not, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer, or make any demand for, or exercise any right for the registration of (i) any insider warrants (including the shares issuable upon exercise of such warrants) until after the date on which we complete our business combination, and (ii) any of the founder units or the shares or warrants included in such units (including the shares issuable upon exercise of such warrants) for a period of one year from the date of completion of our business combination. These exceptions include transfers to permitted transferees, who agree in writing to be bound by such transfer restrictions.

In the case of all of the lock-ups described in the preceding two paragraphs, if (a) during the last 17 days of the applicable lock-up period described above, we issue an earnings release or material news or a material event relating to us occurs or (b) before the expiration of the applicable lock-up period described above, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of such applicable lock-up period, such applicable lock-up period will be extended for 18 days beginning on the date of the issuance of the earnings release or the occurrence of the material news or of the material event.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des Marchés Financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des Marchés Financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L.411-2, D.411-1, D.411-2, D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

•
an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding “European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering McDermott Will & Emery LLP is acting as counsel to the underwriters.

EXPERTS

The financial statements of Transformation Capital Corporation as of February 20, 2008 and for the period February 13, 2008 (date of inception) to February 20, 2008, included in this prospectus have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Transformation Capital Corporation

We have audited the accompanying balance sheet of Transformation Capital Corporation (a development stage company) (the “Company”) as of February 20, 2008, and the related statements of operations, stockholders’ equity, and cash flows for the period from February 13, 2008 (inception) to February 20, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Transformation Capital Corporation (a development stage company) as of February 20, 2008, and the results of its operations and its cash flows for the period from February 13, 2008 (inception) to February 20, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
February 29, 2008

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
BALANCE SHEET
As of February 20, 2008

Assets
Current assets – Cash	$225,000
Other assets - Deferred offering costs	110,000
Total assets	$335,000

Liabilities and stockholder’s equity
Current Liabilities
Accrued expenses	$1,000
Accrued offering costs	110,000
Notes payable, founders	200,000
Total current liabilities	311,000

Commitments

Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.0001 par value; 225,000,000 shares authorized; 4,312,500 shares issued and outstanding	431
Additional paid-in-capital	24,569
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	24,000
Total liabilities and stockholders’ equity	$335,000

See accompanying notes to financial statements.

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the period from February 13, 2008 (inception) to February 20, 2008

Revenue	$-
Formation costs	(1,000)
Net loss	$(1,000)
Weight average common shares outstanding - basic and diluted	4,312,500
Net loss per common share - basic and diluted	$(0.00)

See accompanying notes to financial statements.

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from February 13, 2008 (inception) to February 20, 2008

	Common Stock		Additional Paid-in	Deficit Accumulated During the	Total Stockholders’
	Shares	Amount	Capital	Development Stage	Equity

Issuance of units to founders at approximately $0.0058 per unit	4,312,500	$431	$24,569	$-	$25,000
Net loss	-	-	-	(1,000)	(1,000)
Balances at February 20, 2008	4,312,500	$431	$24,569	($1,000)	$24,000

See accompanying notes to financial statements.

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the period from February 13, 2008 (inception) to February 20, 2008

Cash flows from operating activities
Net loss	$(1,000)
Adjustment to reconcile net loss to net cash provided by operating activities Change in accrued expenses	1,000
Net cash provided by operating activities

Cash flows from financing activities

Proceeds from note payable to founders	200,000
Proceeds from sale of Units to Founders	25,000
Net cash provided by financing activities	225,000

Increase in cash	225,000
Cash at beginning of period
Cash at end of period	$225,000

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$110,000

See accompanying notes to financial statements.

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1—BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Transformation Capital Corporation (the “Company”) was incorporated in Delaware on February 13, 2008 for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses or assets in the alternative asset management sector or a related sector. The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At February 20, 2008, the Company had not commenced any operations or generated any revenue. All activity from inception (February 13, 2008) through February 20, 2008 relates to the Company’s formation, capital raising activities, and its ability to begin operations is dependent on the proposed offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”), which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The Company anticipates that the business combination must occur with one or more acquisition targets that have a fair market value, individually or collectively, of at least 80% of the Company’s net assets held in the trust account (net of taxes and any amounts disbursed to us for working capital purposes and excluding the amount of the underwriters’ deferred commission held in the trust account) at the time of such initial business combination (or, if the stockholders have voted to extend the period to complete an initial business combination, at the time of the extension vote). If the Company acquires less than 100% of one or more acquisition targets, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of such net assets at the time we enter into the definitive agreement for the initial business combination. The Company will not complete an initial business combination unless it acquires a controlling interest in a target company, meaning more than 50% of the voting securities of the target company.

Proceeds of $148,500,000 from the Proposed Offering including the private placement of 4,750,000 of the Company’s insider warrants to purchase common stock will be held in a trust account (the “Trust Account”) and will only be released to the Company upon the earlier of: (i) the completion of our initial business combination; or (ii) the Company’s liquidation. The proceeds in the trust account include 3.5% of the offering proceeds representing deferred underwriting discounts. Upon completion of our initial business combination, $5,250,000, which constitutes the underwriters’ deferred commissions (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), will be paid to the underwriters from the funds held in the trust account. The proceeds outside of the trust account as well as the interest income of up to $2,000,000 earned on the trust account balance that may be released to the Company may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect an initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination, the Company’s founding stockholders, Mr. Randall Yanker, Mr. Elliot Stein Jr., and Mr. Rodney Yanker (the “Founders”), have agreed, and their permitted transferees will agree, to vote the shares owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The Company will proceed with an initial business combination only if (i) the initial business combination is approved by a majority of votes cast by the Company’s public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by holders of a majority of the Company’s outstanding shares of common stock, and (iii) public stockholders owning less than 30% of the Company’s outstanding shares of common stock issued in the offering both vote against the initial business combination and exercise their conversion rights (as described below). If the conditions to complete the proposed initial business combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another initial business combination.

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

If the initial business combination is approved and completed, subject to certain limitations, each public stockholder voting against such business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting discounts and interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $2,000,000 on the trust account permitted to be released to fund the Company’s working capital and other requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

If the Company does not complete an initial business combination within 24 months after the date of the prospectus filed with the Securities and Exchange Commission (or up to 30 months if the stockholders approve an extension), the Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $2,000,000 previously released to the Company and used to fund its working capital and other requirements, plus any remaining net assets. If the Company fails to complete such initial business combination within 24 months of the final prospectus date (or up to 30 months if the stockholders approve an extension), the Company’s amended and restated certificate of incorporation also provides that the Company’s corporate existence will automatically cease 24 months (or up to 30 months if the stockholders approve an extension) from the final prospectus date except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 2).

Basis of presentation - The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Development stage company - The Company complies with the reporting requirements of Statement of Financial Accounting Standard (“SFAS”) No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises.’’

Concentration of credit risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed the federal depository insurance coverage of $100,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments - The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the accompanying balance sheet.

Net loss per share—The Company complies with accounting and disclosure requirements of SFAS No. 128, ‘‘Earnings Per Share.’’ Net loss per common share, basic, is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period.

Diluted net loss per common share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants held by the Founders of 4,312,500, as calculated using the treasury stock method. During the period from February 13, 2008 (inception) through February 20, 2008, such warrants were antidilutive and consequently the effect of their conversion into shares of common stock has been excluded from the calculation of diluted net loss per common share. As a result, diluted loss per common share is the same as basic.

Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

Deferred offering costs—The Company complies with the requirements of the SEC Staff Accounting Bulletin (“SAB”) Topic 5A - ‘‘Expenses of Offering’’. Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Recent accounting pronouncements—In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141(R) (revised 2007), Business Combinations. SFAS No. 141(R) significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring costs. In addition, under SFAS No. 141(R), changes in an acquired entity’s deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, and earlier adoption is prohibited. We will adopt SFAS No. 141(R) beginning January 1, 2009 and will change our accounting treatment for business combinations on a prospective basis for business combinations completed on or after that date.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 2—PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale 15,000,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the completion of the initial business combination, or (ii) 12 months from the final prospectus date for the offering. The warrants expire five years from the final prospectus date, unless earlier redeemed. The warrants included in the units being sold in the offering will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period.

In accordance with the warrant agreement relating to the warrants to be sold and issued in the Proposed Offering, the Company is only required to use its commercially reasonable efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. If the Company is unable to deliver registered shares for the warrant conversion then the warrants would expire worthless.

NOTE 3—INCOME TAXES

The Company complies with the provisions of SFAS No. 109, “Accounting for Income Taxes,” deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company also complies with the provisions of FASB Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes,’’ an interpretation of FASB Statement No. 109 (‘‘FIN 48’’), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is ‘‘more likely than not’’ that the position is sustainable based on its technical merits. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

The Company has not begun its trade or business for U.S. tax purposes and accordingly it could not yet recognize losses for expenditures. As a result, a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance. The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

NOTE 4—RELATED PARTY TRANSACTIONS

The Company issued a $200,000 unsecured promissory note to the Founders. The note evidenced thereby is non-interest bearing, unsecured and is due upon the earlier of (i) 60 days following the consummation of the Proposed Offering and (ii) February 28, 2009. This note will be repaid out of the proceeds of the Proposed Offering not placed in trust.

The Founders have agreed to purchase an aggregate of 4,750,000 insider warrants at $1.00 per warrant (for an aggregate purchase price of $4,750,000) from the Company in a private placement immediately prior to the closing of the proposed offering. The Founders will be permitted to transfer the warrants held by them to certain permitted transferees, including the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of our Founders and any officers, directors, members, employees of such affiliates, and certain other individuals specifically designated by our Founders prior to this offering, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Founder. Otherwise, these warrants will not be transferable or salable by the Founders (except as described below) until after the completion of the Company’s initial business combination. The insider warrants will be non-redeemable and may be exercised for cash or on a cashless basis, in each case so long as they are held by the Founders or their permitted transferees. Otherwise, the insider warrants will have terms and provisions that are identical to those of the warrants included in the units being sold as part of the units in the proposed offering. The sale of the insider warrants is not expected to result in the recognition of any stock-based compensation expense because management believes that the $1.00 purchase price of the insider warrants will equal or exceed the fair value of such warrants.

The Company will agree to pay up to $10,000 a month in total for office space and general and administrative services to Alternative Asset Management, L.P., an affiliate on the Company’s founders. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the completion of our initial business combination; or (ii) the liquidation of the Company.

NOTE 5—FOUNDER UNITS

On February 20, 2008, the Founders purchased an aggregate of 4,312,500 units for an aggregate purchase price of $25,000, or approximately $0.0058 per unit. This includes an aggregate of 562,500 units that are subject to forfeiture by the Founders to the extent the underwriters’ over-allotment option is not exercised, so that the Founders and their permitted transferees will own 20% of the Company’s issued and outstanding shares after the proposed offering (assuming they do not purchase units in the offering). Each Founder’s unit consists of one share of common stock and one warrant. The shares and warrants comprising the founder’s units are identical to the shares and warrants comprising the units being sold in the proposed offering, except that:

•	such shares and warrants are subject to the transfer restrictions described below;

•
the Founders have agreed, and any permitted transferees will agree, to vote the shares of common stock in connection with the vote required to approve the Company’s initial business combination in the same manner as a majority of the shares of common stock voted by the public stockholders;

TRANSFORMATION CAPITAL CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS—(Continued)

•	the Founders and their permitted transferees will not be able to exercise conversion rights with respect to the shares of common stock;

•
the Founders have agreed, and any permitted transferees will agree, to waive their right to participate in any liquidation distribution with respect to the common stock if the Company fails to complete our business combination;

•
such warrants may not be exercised unless and until the last sale price of the common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after the business combination;

•	such warrants will not be redeemable by the Company as long as they are held by our Founders or their permitted transferees; and

•	such warrants may be exercised by the holders for cash or on a cashless basis.

The Founders have agreed, subject to certain exceptions described below, not to transfer, assign or sell any of the founder units, founder shares or founder warrants (including the common stock issuable upon exercise of the founder warrants) for a period of one year from the date of completion of our initial business combination.

The Founders are permitted to transfer their founder units and the common stock and warrants comprising such units (including the common stock issuable upon exercise of warrants) to the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of our Founders and any officers, directors, members or employees of the Founders or such affiliates, and certain other persons designated by our Founders prior to this offering, but the transferees receiving such securities will be subject to the same transfer restrictions as the Founders. Any such transfers will be made in accordance with applicable securities laws.

NOTE 6—PREFERRED STOCK

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of February 20, 2008.

NOTE 7—COMMITMENT AND CONTINGENCIES

The Company may issue an additional 2,250,000 Units upon the exercise of a 30-day option granted to the underwriters to cover any over-allotments. The underwriters’ over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

The Company is committed to pay the underwriters to the Proposed Public Offering a discount of $0.70 per Unit sold or 7% of the proposed offering gross proceeds. No discount or commissions will be payable to the underwriters with respect to the founder warrants to be purchased in the private placement.

The holders of our initial shares of common stock issued and outstanding on the final prospectus date, the Founder Warrants and the securities underlying the Founder Warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities and their transferees are each entitled to makeup to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at anytime after the date on which the shares are released from escrow. In addition, these holders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us. The founder warrants and the insider warrants are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants.

$150,000,000

Transformation Capital Corporation

15,000,000 Units

_____________

PROSPECTUS

      , 2008
_____________

Banc of America Securities LLC

Until         , 2008 (25 days after the final prospectus date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the final prospectus date for this offering, regardless of the time of delivery of this prospectus or of any sale of our securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee		$6,770
Legal fees and expenses		$350,000
Printing and engraving expenses		$100,000
Accounting fees and expenses		$70,000
FINRA filing fee		$17,750
AMEX listing fees		$70,000
Initial trustees’ fee(1)	$	[ * ]
Transfer agent and warrant agent fee	$	[ * ]
Miscellaneous(2)	$	[ * ]
Total	$	[ * ]

(1)
In addition to the initial fee that is charged by        , as trustee, the registrant will be required to pay to trustee annual fees of $ . In addition, the registrant will be required to pay annual fees of $      for acting as transfer agent of the registrant’s common stock and $             for acting as warrant agent for the registrant’s warrants, and a transaction processing fee of $      per disbursement.

(2)
This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will provide that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated by-laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

We will enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On February 20, 2008, we sold 4,312,500 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock, to our founders without registration under the Securities Act.

Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited investor. The securities were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0058 per unit.

In addition, our founders have agreed to purchase from us 4,750,000 insider warrants at $1.00 per warrant (for an aggregate purchase price of $4,750,000). This purchase will take place on a private placement basis immediately prior to the completion of our initial public offering. The issuance of the insider warrants will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to an accredited investor. Our founders’ obligation to purchase the insider warrants was made pursuant to an Insider Warrant Purchase Agreement, dated as of February 20, 2008. Such obligation was made prior to the filing of the registration statement, and the only conditions to the obligation undertaken by our founders are conditions outside of its control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the registration statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid or will be paid with respect to the foregoing sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement between Registrant and the Underwriters.*
3.1	Form of Amended and Restated Certificate of Incorporation.*
3.2	Form of Amended and Restated By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Registrant.*
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.*
10.1	Unit Subscription Agreement dated February 20, 2008 between the Registrant and the Founders. †
10.2	Insider Warrant Purchase Agreement dated February 20, 2008 between the Registrant and the Founders. †
10.3	Promissory Note dated February 20, 2008 issued to the Founders. †
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, as trustee, and the Registrant.*
10.5	Form of Letter Agreement by each of the Founders.*
10.6	Form of Letter Agreement between Registrant and Alternative Asset Managers, L.P. for providing administrative support.*
10.7	Form of Registration Rights Agreement between the Registrant and the Founders.*
10.8	Form of Indemnity Agreement between the Registrant and key directors and officers.*
14.1	Form of Code of Ethics.*
23.1	Consent of Rothstein Kass & Company, P.C.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included on Exhibit 5.1).*
23.3	Consent of Michael Rossi. †
23.4	Consent of Dr. Richard Medley. †
23.5	Consent of Nicola Meaden-Grenham. †
23.6	Consent of Richard Reiss, Jr. †
24.1	Power of Attorney (included on signature page of this registration statement).
99.1	Form of Audit Committee Charter of the Registrant.*

† Previously filed
* To be filed by amendment.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 in primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of June, 2008.

TRANSFORMATION CAPITAL CORPORATION

By:	/S/ Randall Yanker
Randall Yanker
Chief Executive Officer, President and
Director

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Randall Yanker, Elliott Stein Jr. and Rodney Yanker, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chief Executive Officer, President and Director (Principal Executive Officer)	June 26, 2008
Randall Yanker

*	Chairman of the Board	June 26, 2008
Elliot Stein Jr.

*	Chief Operating Officer, Secretary and Director	June 26, 2008
Rodney Yanker
*	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2008
Daniel Amsellem
* By:	/s/ Rodney Yanker
Rodney Yanker, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement between Registrant and the Underwriters.*
3.1	Form of Amended and Restated Certificate of Incorporation.*
3.2	Form of Amended and Restated By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Registrant.*
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.*
10.1	Unit Subscription Agreement dated February 20, 2008 between the Registrant and the Founders. †
10.2	Insider Warrant Purchase Agreement dated February 20, 2008 between the Registrant and the Founders. †
10.3	Promissory Note dated February 20, 2008 issued to the Founders. †
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, as trustee, and the Registrant.*
10.5	Form of Letter Agreement by each of the Founders.*
10.6	Form of Letter Agreement between Registrant and Alternative Asset Managers, L.P. for providing administrative support.*
10.7	Form of Registration Rights Agreement between the Registrant and the Founders.*
10.8	Form of Indemnity Agreement between the Registrant and key directors and officers.*
14.1	Form of Code of Ethics.*
23.1	Consent of Rothstein Kass & Company, P.C.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included on Exhibit 5.1).*
23.3	Consent of Michael Rossi. †
23.4	Consent of Dr. Richard Medley. †
23.5	Consent of Nicola Meaden-Grenham. †
23.6	Consent of Richard Reiss Jr. †
24.1	Power of Attorney (included on signature page of this registration statement).
99.1	Form of Audit Committee Charter of the Registrant.*

† Previously filed

* To be filed by amendment.